UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRANSPHORM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Transphorm, Inc.

75 Castilian Drive

Goleta, California 93117

To the Stockholders of Transphorm, Inc.:

You are cordially invited to attend a special meeting of stockholders (which is referred to, together with any adjournment, postponement, or other delay thereof, as the “special meeting”) of Transphorm, Inc, a Delaware corporation (which is referred to as “Transphorm”). The special meeting will be held on Tuesday, April 9, 2024, at 10:00 a.m., Pacific Daylight Time. You may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/TGAN2024SM. You will be able to listen to the special meeting live and vote online. Transphorm believes that a virtual meeting provides expanded access, improved communication, and cost savings for Transphorm’s stockholders.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated January 10, 2024 (which is referred to as the “merger agreement”), by and among Renesas Electronics America Inc., a California corporation (which is referred to as “Renesas”), Travis Merger Sub, Inc., a Delaware corporation (which is referred to as “Merger Sub”), Renesas Electronics Corporation, a Japanese corporation (which is referred to as “Guarantor”), which is a party solely for the purposes set forth in Section 9.17 of the merger agreement, and Transphorm. The merger of Merger Sub (a wholly owned subsidiary of Renesas) with and into Transphorm is referred to as the “merger.” At the special meeting, you will also be asked to consider and vote on a proposal for the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If the merger is completed, you will be entitled to receive $5.10 in cash, without interest and subject to any applicable withholding taxes, for each share of Transphorm common stock that you own (unless you have properly exercised your appraisal rights). This amount represents a premium of approximately 35 percent over Transphorm’s closing stock price on January 10, 2024, the last full trading day prior to the public announcement that Transphorm entered into the merger agreement.

Transphorm’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, unanimously: (1) determined that the merger agreement, and the other transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Transphorm and its stockholders; and (2) adopted and approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement in all respects.

Transphorm’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The accompanying proxy statement provides detailed information about the special meeting, the merger agreement, the merger, and the proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.

The accompanying proxy statement also describes the actions and determinations of Transphorm’s Board of Directors in connection with its evaluation of the merger agreement and the merger. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

Even if you plan to attend the special meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, which, if a quorum is present, will have the same effect as a vote against the proposal to adopt the merger agreement.

If your shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker, or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Without your instructions, your bank, broker, or other nominee cannot vote on any of the proposals to be considered at the special meeting, and your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, which, if a quorum is present, will have the same effect as a vote against the proposal to adopt the merger agreement.

Your vote is very important, regardless of the number of shares that you own.

If you have any questions or need assistance voting your shares, please contact Transphorm’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll-Free: (800) 967-5068

Banks and Brokers Call: (212) 257-2543

Email: TGAN@dfking.com

On behalf of Transphorm’s Board of Directors, thank you for your support of Transphorm.

Very truly yours,

/s/ Primit Parikh
Primit Parikh
Director, President and Chief Executive Officer

The accompanying proxy statement is dated March 4, 2024, and, together with the enclosed form of proxy card, is first being sent to stockholders on or about March 4, 2024.

Transphorm, Inc.

75 Castilian Drive

Goleta, California 93117

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA WEBCAST ON APRIL 9, 2024

Notice is given that a special meeting of stockholders (which is referred to, together with any adjournment, postponement, or other delay thereof, as the “special meeting”) of Transphorm, Inc., a Delaware corporation (which is referred to as “Transphorm”), will be held on Tuesday, April 9, 2024, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated January 10, 2024, by and among Renesas Electronics America Inc., a California corporation (which is referred to as “Renesas”), Travis Merger Sub, Inc., a Delaware corporation (which is referred to as “Merger Sub”), Renesas Electronics Corporation, a Japanese corporation (which is a party solely for the purposes set forth in Section 9.17 of the merger agreement), and Transphorm (which is referred to as the “merger agreement”);

2.

To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

3.	To transact any other business that may properly come before the special meeting.

The proxy statement to which this notice is attached includes a copy of the merger agreement as Annex A. Included with the merger agreement is a copy of the certificate of incorporation of the surviving corporation in the merger. All such documents are considered attached to this notice.

The special meeting will be held by means of a live interactive webcast on the internet at www.virtualshareholdermeeting.com/TGAN2024SM. By accessing that web address and using the control number found on your proxy card, you will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at 10:00 a.m., Pacific Daylight Time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Only Transphorm stockholders as of the close of business on February 22, 2024, are entitled to notice of, and to vote at, the special meeting.

The merger of Merger Sub (a wholly owned subsidiary of Renesas) with and into Transphorm is referred to as the “merger.”

Transphorm’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Transphorm stockholders of record or beneficial owners who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of Transphorm common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $5.10 per share in cash, without interest and subject to any applicable withholding taxes, for each share of Transphorm common stock that they own if the merger is completed, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (which is referred to as the “DGCL”). To do so, a Transphorm stockholder of record or beneficial owner must properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. A copy of Section 262 of the DGCL is available as a publicly available electronic resource, which may be accessed without subscription or cost, at the following hyperlink: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Even if you plan to attend the special meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, which, if a quorum is present, will have the same effect as a vote against the proposal to adopt the merger agreement.

If your shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker, or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Without your instructions, your bank, broker, or other nominee cannot vote on any of the proposals to be considered at the special meeting, and your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, which, if a quorum is present, will have the same effect as a vote against the proposal to adopt the merger agreement.

By Order of the Board of Directors,

/s/ Primit Parikh
Primit Parikh
Director, President and Chief Executive Officer

Dated: March 4, 2024
Goleta, California

TRANSPHORM, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA WEBCAST ON APRIL 9, 2024

This proxy statement is dated March 4, 2024, and, together with the enclosed form of proxy card,

is first being sent to stockholders on or about March 4, 2024.

YOUR VOTE IS IMPORTANT

EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE ENCOURAGED TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.

If your shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker, or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Without your instructions, your bank, broker, or other nominee cannot vote on any of the proposals to be considered at the special meeting, and your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, which, if a quorum is present, will have the same effect as a vote against the proposal to adopt the merger agreement.

If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker, or other nominee, you must obtain a “legal proxy” from the bank, broker, or other nominee that holds your shares in order to vote at the special meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the internet or by telephone; or (3) vote by virtual ballot during the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, which, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

You are encouraged to read this proxy statement and its annexes, including all documents incorporated by reference into this proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting, or this proxy statement, would like additional copies of this proxy statement, or need help voting your shares, please contact Transphorm’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd floor

New York, NY 10005

Stockholders Call Toll Free: (800) 967-5068

Banks and Brokers Call: (212) 257-2543

Email: TGAN@dfking.com

TRANSACTION SUMMARY

Except as otherwise specifically noted in this proxy statement, “Transphorm” refers to Transphorm, Inc., including, in certain cases, Transphorm’s subsidiaries. Throughout this proxy statement, Transphorm’s Board of Directors is referred to as the “Transphorm Board,” Renesas Electronics America Inc. is referred to as “Renesas,” Travis Merger Sub, Inc. is referred to as “Merger Sub,” and Renesas Electronics Corporation is referred to as “Guarantor.” In addition, throughout this proxy statement, the Agreement and Plan of Merger (as it may be amended from time to time), dated January 10, 2024, by and among Renesas, Merger Sub, Guarantor (which is a party solely for purposes set forth in Section 9.17 of the merger agreement) and Transphorm is referred to as the “merger agreement.”

This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Renesas) with and into Transphorm, with Transphorm surviving and continuing as a wholly owned subsidiary of Renesas. That transaction is referred to as the “merger.”

This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this entire proxy statement, including the annexes to this proxy statement and the other documents referred to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are encouraged to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Introduction

On January 10, 2024, Transphorm agreed to be acquired by Renesas, which is a wholly owned subsidiary of Renesas Electronics Corporation, which is a premier supplier of advanced semiconductor solutions. If the merger is completed, each outstanding share of Transphorm common stock (which is referred to as “common stock”) (subject to certain exceptions) will be converted into the right to receive an amount in cash equal to $5.10 per share, without interest and less any applicable withholding taxes.

Parties Involved in the Merger

Transphorm

Transphorm is a global semiconductor company founded in 2007. Transphorm is a pioneer and market and technology leader in the wide-bandgap gallium nitride (which is referred to as “GaN”) power electronics field for high voltage power conversion applications. Transphorm delivers high-quality and reliable GaN devices with high performance, while providing application design support to a growing customer base. Transphorm’s GaN devices allow customers to design smaller, lighter and cooler power systems that create increased functional value in end products including smartphone power adapters/fast-chargers, power supplies for datacenter servers/communication, industrial power converters, and chargers/converters/inverters for electric vehicles, among other applications. Transphorm deploys its unique vertically-integrated innovation model that leverages one of the industry’s most experienced GaN engineering teams (with over 300 years of combined experience) at every development stage: device design, materials growth, device fabrication, packaging, circuits and application support. This approach is backed by one of the GaN power industry’s largest intellectual property portfolios with access to over 1,000 world-wide patents. Transphorm’s innovations are designed to move power electronics beyond the limitations of silicon and provide Transphorm’s customers with the potential to achieve higher efficiency (e.g., titanium-class performance in power supplies), higher power density and, in some designs, an overall lower system cost.

Transphorm’s common stock is listed on the Nasdaq Capital Market (which is referred to as the “Nasdaq”) under the symbol “TGAN.” Transphorm’s principal executive offices are located at 75 Castilian Drive, Goleta, California 93117, and Transphorm’s telephone number is (805) 456-1300.

Renesas Electronics America Inc.

Renesas is a California corporation and a wholly owned subsidiary of Guarantor.

Renesas’ address is c/o Renesas Electronics Corporation, 3-2-24, Toyosu, Koto-ku, Tokyo 135-0061, Japan, and its telephone number is 03-6773-3000.

Travis Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Renesas. Merger Sub was formed on January 3, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Transphorm will continue as the surviving corporation.

Merger Sub’s address is c/o Renesas Electronics Corporation, 3-2-24, Toyosu, Koto-ku, Tokyo 135-0061, Japan, and its telephone number is 03-6773-3000.

Renesas Electronics Corporation

Guarantor is a corporation organized under the laws of Japan (kabushiki kaisha). Guarantor is a premier supplier of advanced semiconductor solutions and delivers trusted embedded design innovation with complete semiconductor solutions that enable billions of connected, intelligent devices to enhance the way people work and live – securely and safely.

Guarantor’s common stock is listed on the Tokyo Stock Exchange under code 6723.

Guarantor’s address is 3-2-24, Toyosu, Koto-ku, Tokyo 135-0061, Japan, and its telephone number is 03-6773-3000.

Renesas and Merger Sub are each affiliated with Guarantor. In connection with the transactions contemplated by the merger agreement, Guarantor has guaranteed the due and punctual payment and performance of each of the covenants, obligations and agreements of Renesas and Merger Sub set forth in the merger agreement.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the General Corporation Law of the State of Delaware (which is referred to as the “DGCL”), at the effective time of the merger: (1) Merger Sub will merge with and into Transphorm; (2) the separate corporate existence of Merger Sub will cease; and (3) Transphorm will continue as the surviving corporation of the merger and as a wholly owned subsidiary of Renesas. Throughout this proxy statement, the term “surviving corporation” refers to Transphorm as the surviving corporation following the merger.

As a result of the merger, Transphorm will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the merger.

The time at which the merger becomes effective (which is referred to as the “effective time of the merger”) will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Transphorm, Renesas, and Merger Sub may agree and specify in the certificate of merger).

Per Share Price

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of Transphorm common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than as specified in the merger agreement) will be automatically converted into the right to receive an amount in cash equal to $5.10 per share, without interest and less any applicable withholding taxes. Throughout this proxy statement, this amount is referred to as the “per share price.”

The consummation of the merger will take place at a closing (which is referred to as the “closing”). At or prior to the closing, an amount of cash will be deposited with a designated payment agent that is sufficient to pay the aggregate per share price. Once a stockholder has provided the payment agent with any documentation required by the payment agent, the payment agent will pay the stockholder the appropriate portion of the aggregate per share price in exchange for the shares of Transphorm common stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

After the merger is completed, you will have the right to receive the per share price for each share of Transphorm common stock that you owned prior to the effective time of the merger, but you will no longer have any rights as a stockholder (except that Transphorm stockholders holding shares with respect to which an appropriate person has properly and validly exercised and perfected, and has not validly withdrawn or otherwise lost, their demand for appraisal or dissenters’ rights under the DGCL or other applicable law will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time, and Place

A special meeting of Transphorm stockholders will be held on Tuesday, April 9, 2024, at 10:00 a.m., Pacific Daylight Time. You may attend this special meeting solely via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/TGAN2024SM. This special meeting, and any adjournment, postponement, or other delay of this special meeting, is referred to as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). Transphorm believes that a virtual meeting provides expanded access, improved communication, and cost savings for its stockholders and Transphorm.

Purpose

At the special meeting, Transphorm will ask stockholders to (1) vote on a proposal to adopt the merger agreement, (2) vote on a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, and (3) transact any other business that may properly come before the special meeting.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of Transphorm common stock as of the close of business on February 22, 2024 (which is referred to as the “record date”). For each share of Transphorm common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.

Quorum

As of the record date, there were 63,275,207 shares of Transphorm common stock outstanding and entitled to vote at the special meeting. The holders of a majority of the voting power of the capital stock of Transphorm issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the special meeting.

Required Vote

The proposals to be voted on at the special meeting require the following votes:

•

Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Transphorm common stock as of the record date.

•

Proposal 2: Approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of Transphorm common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Voting and Proxies

Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:

•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);

•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or

•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to Transphorm’s Corporate Secretary; or (4) attending the special meeting virtually and voting at the special meeting.

If you are a beneficial owner and hold your shares of Transphorm common stock in “street name” through a bank, broker, or other nominee, you will receive instructions from your bank, broker, or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers, or other nominees have the discretion to vote on routine matters, but not on non-routine matters. THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING ARE ALL NON-ROUTINE MATTERS, AND BANKS, BROKERS, AND OTHER NOMINEES CANNOT VOTE ON THESE PROPOSALS WITHOUT YOUR INSTRUCTIONS. THEREFORE, IT IS IMPORTANT THAT YOU CAST YOUR VOTE OR INSTRUCT YOUR BANK, BROKER, OR NOMINEE ON HOW YOU WISH TO VOTE YOUR SHARES.

If you hold your shares of Transphorm common stock in “street name,” you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting.

Recommendation of the Transphorm Board and Reasons for the Merger

The Transphorm Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Transphorm Board and Reasons for the Merger,” unanimously: (1) determined that the merger agreement, and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Transphorm and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement in all respects.

The Transphorm Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Opinion of BofA Securities, Inc.

In connection with the merger, BofA Securities, Inc. (which is referred to as “BofA Securities”), Transphorm’s financial advisor, delivered to the Transphorm Board a written opinion, dated January 10, 2024, as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received by holders of Transphorm common stock (other than holders of Owned Company Shares and Dissenting Company Shares (each as defined in the merger agreement)). The full text of the written opinion, dated January 10, 2024, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference. BofA Securities provided its opinion to the Transphorm Board (in its capacity as such) for the benefit and use of the Transphorm Board in connection with and for purposes of its evaluation of the consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Transphorm or in which Transphorm might engage or as to the underlying business decision of Transphorm to proceed with or effect the merger. BofA Securities’ opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

For additional information, see the section of this proxy statement captioned “The Merger—Opinion of BofA Securities, Inc.” and Annex B to this proxy statement.

Closing and Effective Time of the Merger

The closing of the merger will take place (1) on a date that is agreed upon by Transphorm, Renesas, and Merger Sub, but no later than four business days after the last condition is satisfied or waived (excluding conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions) (further described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”); or (2) at such other time agreed to by Transphorm, Renesas, and Merger Sub. On the date the merger is consummated (which is referred to as the “closing date”), the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger in accordance with the DGCL.

Treatment of Warrants in the Merger

The merger agreement provides that Transphorm’s warrants that are outstanding as of immediately prior to the effective time of the merger (which are referred to as the “Transphorm warrants”) will automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash, equal to (1) the total number of shares of Transphorm common stock subject to the Transphorm warrant, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of Transphorm common stock under such Transphorm warrant, less any applicable withholding taxes. Any Transphorm warrant with an exercise price per share of Transphorm common stock that is greater than or equal to the per share price will be cancelled at the effective time of the merger for no consideration or payment.

Treatment of Equity Awards in the Merger

The merger agreement provides that Transphorm’s equity awards that are outstanding immediately prior to the effective time of the merger will be treated in the following manner in connection with the merger. For more information, see the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares—Treatment of Equity Awards.”

Treatment of Transphorm Restricted Stock Units

•

At the effective time of the merger, each Transphorm restricted stock unit (each of which is referred to as a “Transphorm RSU”) that is vested (taking into account any vesting acceleration in connection with the merger) but has not yet been settled will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Transphorm common stock subject to such vested Transphorm RSUs immediately prior to the effective time of the merger, multiplied by (2) the per share price, less applicable tax withholding. These Transphorm RSUs are referred to as “vested Transphorm RSUs.”

•

At the effective time of the merger, except as agreed by the affected parties or as otherwise described below, each unvested Transphorm RSU (which is referred to as an “unvested Transphorm RSU”) (taking into account the effect of any applicable vesting acceleration in connection with the merger) held by an employee who is a tax resident in the United States and continues to be an employee of Renesas or its subsidiaries immediately following the effective time of the merger (which is referred to as a “U.S. continuing employee”) will be cancelled and converted into the right to receive an unvested Guarantor restricted stock unit award (each of which is referred to as a “Guarantor RSU Grant”) covering a number of Guarantor restricted stock units equal to (1) the total number of shares of Transphorm common stock subject to such unvested Transphorm RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price (converted into Japanese Yen using the U.S. dollar to Japanese Yen exchange rate 30-day trailing average of the closing daily exchange rates published by the Wall Street Journal (U.S. online edition) over the 30 consecutive trading days ending immediately preceding the closing date of the merger), divided by (3) the average of the closing prices (in Japanese Yen) of a share of the common stock of Guarantor on the Tokyo Stock Exchange over the 30 consecutive trading days ending immediately preceding the closing date of the merger (which is referred to as the “Guarantor common stock price”), rounded up to the nearest 100 Guarantor restricted stock units. Each Guarantor RSU Grant will be subject to the terms and conditions in Guarantor’s stock compensation plan. Each Guarantor RSU Grant will vest according to a modified vesting schedule that is based on the vesting schedule that applied to the corresponding unvested Transphorm RSU, except that (a) any Guarantor restricted stock units that otherwise would be scheduled to vest before the first quarterly vesting date of Guarantor that occurs after the closing of the merger (which is referred to as the “initial vest date”) instead will be scheduled to vest on the closing date of the merger, and (b) any Guarantor restricted stock units that otherwise would be scheduled to vest after the initial vest date, will vest as of the Guarantor’s quarterly vesting date that occurs on or immediately before the applicable scheduled vesting date under the corresponding unvested Transphorm RSU. Guarantor’s quarterly vesting dates are February 1, May 1, August 1 and November 1.

•	At the effective time of the merger, except as agreed by the affected parties or as otherwise described below, each unvested Transphorm RSU (taking into account the effect of any applicable vesting acceleration in connection with the merger) held by a person who is not a U.S. continuing employee will be cancelled and converted into the right to receive, at Renesas’ discretion, either (1) a Guarantor RSU Grant on the same terms and conditions as the Guarantor RSU Grants for U.S. continuing employees described above, or (2) a cash payment (without interest) equal to, for each share of Transphorm common stock subject to such unvested Transphorm RSU, the per share price, less applicable tax withholding (which is referred to as “unvested Transphorm RSU consideration”), which will vest on the same modified vesting schedule that applies to the Guarantor RSU Grants.

•

To the extent that the vesting schedule that applied to any Transphorm RSU as of immediately prior to the effective time of the merger otherwise would have caused any of those Transphorm RSUs to vest before the grant date of the Guarantor RSU Grants, then at the effective time of the merger, those Transphorm RSUs will not be converted into the right to receive Guarantor restricted stock units and instead will be converted into the right to receive the unvested Transphorm RSU consideration, which will be paid, less applicable tax withholding, no later than 30 days after the applicable vesting date.

•

As of immediately prior to the effective time of the merger, the vesting of any outstanding then-unvested Transphorm RSUs that vest solely on the basis of continued service over specified period(s) of time will be accelerated as follows: (1) for any such Transphorm RSUs that were granted before August 1, 2023, as to all of such Transphorm RSUs, and (2) for any such Transphorm RSUs that were granted on or after August 1, 2023, but on or prior to December 31, 2023, as to 50 percent of such Transphorm RSUs.

Treatment of Transphorm Options

•

At the effective time of the merger, each outstanding Transphorm stock option (each of which is referred to as a “Transphorm option”), whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Transphorm common stock subject to the Transphorm option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such Transphorm option, less applicable tax withholding.

•

Any Transphorm option that has an exercise price per share that is greater than or equal to the per share price (each of which is referred to as an “underwater Transphorm option”), whether vested or unvested, will be cancelled at the effective time of the merger for no consideration or payment.

Employee Matters

From and after the effective time of the merger, the surviving corporation will honor all of Transphorm’s arrangements providing for compensation or employee benefits (which are referred to as “Transphorm benefit plans”) and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the effective time of the merger, except that other than as described in the following two paragraphs, nothing will prohibit Renesas or the surviving corporation or their respective affiliates from amending, modifying, or terminating any Transphorm benefit plans or compensation or severance arrangements in accordance with their terms or as otherwise required pursuant to applicable law. Each individual who is an employee of Transphorm or any of Transphorm’s subsidiaries immediately prior to the effective time of the merger and continues to be an employee of Renesas or one of its subsidiaries (including the surviving corporation) immediately following the effective time of the merger is referred to as a “continuing employee.”

For the one-year period immediately following the effective time of the merger (which is referred to as the “benefits period”), the surviving corporation and its subsidiaries will either, generally speaking:

•

maintain for each continuing employee the Transphorm benefit plans and any other employee benefit plans or other compensation (excluding certain limited types of compensation and benefits) of the surviving corporation or any of its subsidiaries (which are referred to as “Transphorm plans”) that are no less favorable in the aggregate than those in effect at Transphorm or its subsidiaries on the date of the merger agreement;

•

provide compensation and benefits (excluding certain limited types of compensation and benefits) to each continuing employee that are no less favorable in the aggregate than the compensation and benefits (excluding certain limited types of compensation and benefits) provided to such continuing employee immediately prior to the effective time of the merger (which are referred to as “comparable plans”); or

•

provide a combination of Transphorm plans and comparable plans such that each continuing employee receives compensation and benefits (excluding certain limited types of compensation and benefits) that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (excluding certain limited types of compensation and benefits) provided to such continuing employee immediately prior to the effective time of the merger.

Base compensation and target cash incentive compensation opportunity will not be decreased during the benefits period for any continuing employee employed during that period. During the benefits period, the surviving corporation will provide to continuing employees severance benefits no less favorable than those provided by Transphorm and its subsidiaries as of the date of the merger agreement and as disclosed to Renesas.

At or after the effective time of the merger, Renesas will use commercially reasonable efforts to provide continuing employees credit for service with Transphorm and its subsidiaries before the effective time of the merger and with Renesas, the surviving corporation, and any of their subsidiaries on or after the effective time of the merger, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant, except where doing so would result in duplication.

In addition, the merger agreement provides that:

•

each continuing employee will be immediately eligible to participate, without any waiting period, in the employee benefit plans sponsored by Renesas and its subsidiaries (other than the Transphorm plans) to the extent that any such new welfare benefit plan replaces a comparable Transphorm plan in which such continuing employee participates immediately before the effective time of the merger;

•

for each such new welfare benefit plan for any continuing employee, Renesas will use commercially reasonable efforts to waive waiting periods, pre-existing conditions or limitations, and similar requirements, and give credit for eligible expenses incurred during the portion of the plan year of the comparable Transphorm plan ending on the date that such continuing employee’s participation in the new welfare benefit plan begins for satisfying deductibles, co-payments, coinsurance, offset and maximum out-of-pocket requirements as if such amounts had been paid under such new welfare benefit plan;

•	Renesas will use commercially reasonable efforts to credit accounts of continuing employees for any new flexible spending plan with any unused balance in the account of such continuing employee; and

•

any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time of the merger will be credited to such continuing employee following the effective time of the merger, will not be subject to accrual limits or other forfeiture and will not limit future accruals.

Interests of Transphorm’s Directors and Executive Officers in the Merger

When considering the recommendation of the Transphorm Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that Transphorm’s directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by Transphorm’s stockholders, the Transphorm Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

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For Transphorm’s executive officers, the treatment of their outstanding awards of Transphorm RSUs and Transphorm options, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Transphorm’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.”

•

For Transphorm’s non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of Transphorm RSUs and Transphorm options, and the treatment of such equity awards, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Transphorm’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.”

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The entitlement of each of Transphorm’s current executive officers to receive payments and benefits pursuant to Transphorm’s Key Executive Severance Change in Control and Severance Plan (which is referred to as the “Key Executive Severance Plan”) if, during the period beginning with Transphorm’s change in control and ending 24 months after Transphorm’s change in control, the executive officer incurs an “involuntary termination” (as defined in the Key Executive Severance Plan), as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Transphorm’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships.”

•

The entitlement of each of Transphorm’s current executive officers to receive a retention bonus if the executive officer provides continuous service with Transphorm or any of its subsidiaries through the date that is three months following the closing date of the merger or experiences an “involuntary termination” (within the meaning of the Key Executive Severance Plan) after the effective time of the merger but before such date, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Transphorm’s Directors and Executive Officers in the Merger—Retention Bonuses.”

•	The continued indemnification and insurance coverage for Transphorm’s directors and executive officers from the surviving corporation and Renesas under the terms of the merger agreement.

Appraisal Rights

Transphorm’s stockholders and beneficial owners of Transphorm common stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this proxy statement serves as notice that record or beneficial owners of Transphorm common stock may be entitled to appraisal rights under Section 262 (which is referred to as “Section 262”) of the DGCL in connection with the merger. Under Section 262, if the merger is consummated, Transphorm’s stockholders (including beneficial owners of shares of capital stock) will be entitled to seek appraisal of their shares of Transphorm common stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold of record or beneficially own their applicable shares of Transphorm common stock through the effective time of the merger; (3) properly demand appraisal of their shares; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares of Transphorm common stock in connection with the merger under Section 262 if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Transphorm common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner of Transphorm common stock may submit a demand for appraisal. To exercise appraisal rights, such person must (1) deliver a written demand for appraisal of such person’s shares to Transphorm before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or own beneficially the subject shares of Transphorm common stock through the effective time of the merger; (4) otherwise comply with the procedures for exercising appraisal rights under the DGCL; and (5) not withdraw such person’s demand or otherwise lose such person’s right to appraisal. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Transphorm unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262. Pursuant to Subsection (d)(1) of Section 262, this proxy statement is to include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. You may find an electronic copy of Section 262 available at the following URL, accessible without subscription or cost, which is incorporated in this proxy statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement or any of the documents incorporated herein or therein by reference, and the actual text of Section 262, the actual text of Section 262 controls. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, unless otherwise expressly noted herein. All references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted. All references in Section 262 and in this summary to a “person” mean any individual, corporation, partnership, unincorporated association or other entity.

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. holder’s shares of Transphorm common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such

U.S. holder receives in the merger and such U.S. holder’s adjusted tax basis in the shares of Transphorm common stock surrendered in the merger.

A Non-U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Transphorm common stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the merger agreement, the merger cannot be completed until the waiting period (and extensions thereof, if any) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which is referred to as the “HSR Act”) has expired or otherwise been terminated.

Transphorm and Renesas each filed or caused to be filed the requisite notification forms under the HSR Act with the Federal Trade Commission (which is referred to as the “FTC”) and the Antitrust Division of the Department of Justice (which is referred to as the “DOJ”) on January 25, 2024. The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern Standard Time, on February 26, 2024.

In addition, under the merger agreement, the merger cannot be completed until: (1) the parties have received from the interagency Committee on Foreign Investment in the United States (which is referred to as “CFIUS”) written notice that it has concluded all action pursuant to Section 721 of the Defense Production Act of 1950, as amended and codified at 50 U.S.C. Section 4565 (which is referred to as “Section 721”) and has determined that there are no unresolved national security concerns with respect to the merger; (2) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (a) the President has announced a decision not to take any action to suspend or prohibit the merger or (b) the President has not taken any action within 15 days from the date that the President received the report from CFIUS; or (3) the parties have received from CFIUS a written notice that the transaction is not a “covered transaction” within the meaning of Section 721. The approval described in the prior sentence is referred to as the “CFIUS approval.” Each party’s obligations to complete the merger are contingent upon receipt of CFIUS approval. For more information, see the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”

Financing of the Merger

The obligation of Renesas and Merger Sub to consummate the merger is not subject to any financing condition. Renesas and Merger Sub have represented to Transphorm that, as of January 10, 2024, they had and will have available to them sufficient funds to make the payments required to be paid at the closing of the merger by Renesas and Merger Sub under the merger agreement. This includes funds needed to: (1) pay Transphorm stockholders the amounts due under the merger agreement for their Transphorm common stock, and (2) make payments in respect of outstanding Transphorm RSUs, Transphorm options, and Transphorm warrants payable at the closing of the merger pursuant to the merger agreement.

For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Voting Agreement

In connection with Transphorm’s entry into the merger agreement, on January 10, 2024, KKR Phorm Investors L.P. (which is referred to as “Phorm Investor”), in its capacity as a stockholder of Transphorm, entered into a voting and support agreement (which is referred to as the “voting agreement”) with Renesas. Under the voting agreement, Phorm Investor has agreed to, among other things, vote its shares of Transphorm common stock in favor of the adoption of the merger agreement and for the approval of any proposal to adjourn the meeting to a later date or dates if there are not sufficient votes present for there to be a quorum or for the adoption of the merger agreement on the date on which such meeting is held. The voting agreement terminates in certain circumstances, including upon termination of the merger agreement in accordance with its terms. The voting agreement does not restrict any designee of Phorm Investor who is a director of Transphorm from acting in such capacity or fulfilling the obligations of such office. The voting agreement also contains restrictions on the transfer of shares of Transphorm common stock held by Phorm Investor, subject to certain exceptions. A copy of the voting agreement is attached as Annex C to this proxy statement.

Phorm Investor beneficially owned and was entitled to vote approximately 38.6 percent of the shares of Transphorm common stock issued and outstanding as of the record date. For more information, see the section of this proxy statement captioned “The Merger—Voting Agreement.”

No Solicitation of Other Acquisition Offers

From the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement) (which is referred to as the “no-shop period”), Transphorm agreed to cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of any person and its representatives relating to an acquisition transaction, and agreed to (1) cause its subsidiaries and its executive officers and directors, (2) instruct its legal and financial advisors, and (3) use reasonable best efforts to cause each of its other representatives (subject to certain exceptions) to, in each case, cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of any person and its representatives relating to an acquisition transaction.

In particular, under and subject to the terms of the merger agreement, from the date of the merger agreement until the earlier to occur of the effective time of the merger or the termination of the merger agreement, Transphorm, its subsidiaries, and their respective directors and executive officers, will not, and Transphorm will not authorize or direct any of its and its subsidiaries’ other employees, consultants or other representatives to, directly or indirectly, subject to certain exceptions:

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solicit, initiate, or propose the making, submission, or announcement of, or knowingly induce, encourage, facilitate, or assist, any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•

furnish to any person or group (other than Renesas, Merger Sub, or any of their respective representatives) any non-public information relating to Transphorm or any of its subsidiaries or afford to any person or group (other than Renesas, Merger Sub, or any of their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel of Transphorm or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission, or announcement of, or to knowingly induce, encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•

participate, knowingly facilitate, or engage in discussions or negotiations, with any person or group (other than Renesas, Merger Sub, or any of their respective representatives) with respect to an acquisition proposal or with respect to any inquiries from third persons relating to the making of an acquisition proposal, subject to certain exceptions under the merger agreement;

•	approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other contract relating to an acquisition transaction (each of which is referred to as an “alternative acquisition agreement”), other than an acceptable confidentiality agreement; or

•	authorize or commit to do any of the foregoing.

However, prior to the adoption of the merger agreement by Transphorm’s stockholders, if (1) any person or group or their respective representative makes, renews or delivers to Transphorm an acquisition proposal that was not solicited in material breach of the applicable restrictions in the merger agreement, and (2) the Transphorm Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal, and (B) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, Transphorm or the Transphorm Board (or a committee thereof) may, directly or indirectly through one or more of their representatives (including its financial advisor):

•	participate or engage in discussions or negotiations with such person or group or their respective representatives;

•

subject to an acceptable confidentiality agreement, (1) furnish any non-public information relating to Transphorm or any of its subsidiaries, or (2) afford access to the business, properties, assets, books, records, or other non-public information or to any personnel of Transphorm or any of its subsidiaries to such person or group or their respective representatives; or

•	otherwise facilitate the making of a superior proposal by such person or group or their respective representatives.

Transphorm is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Renesas during a specified period. If Transphorm terminates the merger agreement in order to accept a superior proposal from a third party, it must pay a termination fee to Renesas. For more information, see the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Acquisition Offers.”

Change in Transphorm Board’s Recommendation

The Transphorm Board may not withdraw its recommendation that Transphorm’s stockholders adopt the merger agreement or take certain similar actions other than, under certain circumstances, if (1) the Transphorm Board (or a committee thereof) determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with the Transphorm Board’s fiduciary duties pursuant to applicable law, and (2) the Transphorm Board (or a committee thereof) complies in all material respects with the terms of the merger agreement.

Moreover, the Transphorm Board cannot withdraw its recommendation that Transphorm’s stockholders adopt the merger agreement or take certain similar actions unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Renesas during a specified period. If Transphorm or Renesas terminates the merger agreement under certain circumstances, including because the Transphorm

Board withdraws its recommendation that Transphorm’s stockholders adopt the merger agreement, then Transphorm must pay to Renesas a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Transphorm Board’s Recommendation; Board Recommendation Change.”

Conditions to the Closing of the Merger

The respective obligations of Renesas, Merger Sub and Transphorm to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) at or prior to the effective time of the merger of certain conditions, including the following:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Transphorm common stock as of the record date;

•	the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act or receipt of all requisite consents pursuant to the HSR Act;

•

the absence of (1) any temporary restraining order or preliminary or permanent injunction issued by any court of competent jurisdiction; (2) any action taken by any governmental authority of competent jurisdiction; or (3) any law applicable to the merger will have been enacted by a competent jurisdiction, that in the case of each of the foregoing clauses (1), (2) or (3) prohibits or makes illegal the consummation of the merger (any such order, action or law is referred to as a “restraint”); and

•	the receipt of CFIUS approval.

In addition, the obligations of Renesas and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Renesas:

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the accuracy of the representations and warranties of Transphorm set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the closing or the date in respect of which such representation or warranty was specifically made;

•	Transphorm having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied with by it at or prior to the closing;

•	the receipt by Renesas and Merger Sub of a customary closing certificate of Transphorm; and

•

the absence of any company material adverse effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after the date of the merger agreement that is continuing.

In addition, the obligations of Transphorm to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Transphorm:

•

the accuracy of the representations and warranties of Renesas and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the closing or the date in respect of which such representation or warranty was specifically made;

•

Renesas and Merger Sub having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied with by Renesas and Merger Sub at or prior to the closing; and

•	the receipt by Transphorm of a customary closing certificate of Renesas and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Transphorm’s stockholders (except as otherwise provided in the merger agreement), in the following circumstances:

•	by mutual written agreement of Transphorm and Renesas;

•	by either Transphorm or Renesas if:

•

any restraint becomes final and non-appealable that prohibits or makes illegal the consummation of the merger, except that the right to terminate pursuant to this provision will not be available to any party that has failed to comply with certain covenants set forth in the merger agreement;

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the merger has not been consummated by 11:59 p.m., Eastern time, on January 10, 2025 (which is referred to as the “termination date”), except that if as of the termination date, (1) the relevant waiting periods applicable to the merger pursuant to the HSR Act have not expired or otherwise been terminated or requisite consents pursuant to the HSR Act have not been obtained, (2) a restraint related to CFIUS, the HSR Act or antitrust laws has been issued by a governmental authority of competent jurisdiction, that in any such case prohibits or makes illegal the consummation of the merger, or (3) the CFIUS approval has not been obtained, the termination date will automatically be extended to 11:59 p.m., Eastern time, on July 10, 2025; or

•

Transphorm’s stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and is the primary cause of, or primarily resulted in, the failure to approve the adoption of the merger agreement by Transphorm’s stockholders at the special meeting;

•	by Transphorm if:

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subject to a 40-day cure period, Renesas or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, or covenants in the merger agreement such that the related closing condition would not be satisfied, except that Transphorm is not entitled to terminate the merger agreement, if, at the time that such termination would otherwise take effect, Transphorm is in material breach of the merger agreement; or

•

prior to the adoption of the merger agreement by Transphorm’s stockholders: (1) Transphorm has received a superior proposal as defined in the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Acquisition Offers”; (2) the Transphorm Board (or a committee thereof) has authorized Transphorm to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (3) Transphorm has complied in all material respects with its covenants under the merger agreement with respect to such superior proposal; and (4) Transphorm pays Renesas or its designee the applicable termination fee; and

•	by Renesas if:

•

subject to a 40-day cure period, Transphorm has breached or failed to perform in any material respect any of its representations, warranties, or covenants in the merger agreement such that the related closing condition would not be satisfied, except that Renesas is not entitled to terminate the merger agreement, if, at the time that such termination would otherwise take effect, Renesas is in material breach of the merger agreement; or

•

prior to the adoption of the merger agreement by Transphorm’s stockholders, the Transphorm Board (or a committee thereof) has effected a Transphorm Board recommendation change (as defined in the section of this proxy statement captioned “The Merger Agreement—The

Transphorm Board’s Recommendation; Board Recommendation Change”) (except that Renesas’ right to terminate in such instance will expire at 5:00 p.m., Eastern time, on the 10th business day following the date on which such right to terminate first arose).

Termination Fees and Remedies

The merger agreement contains certain termination rights for Transphorm and Renesas. Upon valid termination of the merger agreement under specified circumstances, Transphorm agreed to pay Renesas a termination fee of $12,938,000. Specifically, this termination fee will be payable by Transphorm to Renesas if the merger agreement is terminated:

•	by Transphorm prior to the adoption of the merger agreement by Transphorm stockholders, in order to enter into a definitive agreement providing for a superior proposal; or

•	by Renesas if there is a Transphorm Board recommendation change.

The termination fee will also be payable by Transphorm in certain circumstances if:

•

the merger agreement is terminated (1) because of Transphorm’s failure to obtain the required approval of Transphorm’s stockholders, or (2) subject to a 40-day cure period, because Transphorm breaches or fails to perform in any material respect any of its representations, warranties, or covenants in a manner that would cause the related closing condition to not be satisfied;

•	prior to the termination of the merger agreement, an acquisition proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and

•

within one year of such termination, either (i) Transphorm consummates an acquisition transaction (as defined in the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Acquisition Offers”) or (ii) Transphorm enters into a definitive agreement providing for the consummation of an acquisition transaction and such acquisition transaction is subsequently consummated.

Upon valid termination of the merger agreement under specified circumstances, Renesas will be required to pay Transphorm a termination fee of $20,000,000. Specifically, this termination fee will be payable by Renesas to Transphorm if:

•

the merger agreement is terminated by Transphorm or Renesas if the merger has not occurred by the termination date (as it may be extended) and at the time of such termination, all of the conditions to closing have been satisfied or are capable of being satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing), other than the conditions of (1) a CFIUS-related restraint which prohibits or makes illegal the closing or (2) the failure of the parties to obtain CFIUS approval;

•

the merger agreement is terminated by Transphorm or Renesas as a result of a court of competent jurisdiction or other governmental entity issuing an order permanently enjoining or otherwise permanently prohibiting the consummation of the merger, which order or other action has become final and nonappealable and solely to the extent such order or other action relates to CFIUS; or

•	the merger agreement is terminated by Transphorm due to Renesas’ failure to perform its covenants related to obtaining CFIUS approval.

The merger agreement also provides that Transphorm, on the one hand, or Renesas and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, including the obligation to consummate the merger if the conditions set forth in the merger agreement are satisfied.

Under the merger agreement, Guarantor guarantees, among other things, the payment of the termination fee payable by Renesas to Transphorm, subject to the conditions set forth in the merger agreement.

Delisting and Deregistration of Transphorm Common Stock

If the merger is completed, Transphorm common stock will no longer be traded on the Nasdaq and will be deregistered under the Securities Exchange Act of 1934 (which is referred to as the “Exchange Act”). Transphorm will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which is referred to as the “SEC”) with respect to Transphorm common stock.

Effect on Transphorm if the Merger is Not Completed

If the merger agreement is not adopted by Transphorm’s stockholders, or if the merger is not completed for any other reason, Transphorm’s stockholders will not receive any payment for their shares of Transphorm common stock in connection with the merger. Instead (1) Transphorm will remain an independent public company, (2) Transphorm common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and (3) Transphorm will continue to file periodic reports with the SEC.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement, and the special meeting. These questions and answers may not address all questions that are important to you. You are encouraged to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents referred to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On January 10, 2024, Transphorm announced that it entered into the merger agreement. Under the merger agreement, Renesas will acquire Transphorm for $5.10 in cash per share of Transphorm common stock, without interest and less any applicable withholding taxes. In order to complete the merger, the affirmative vote of Transphorm’s stockholders holding a majority of the issued and outstanding shares of Transphorm common stock as of the record date must vote to approve the proposal to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Transphorm Board is furnishing this proxy statement and form of proxy card to the holders of shares of Transphorm common stock in connection with the solicitation of proxies of Transphorm’s stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting, and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of Transphorm common stock without attending the special meeting and to ensure that your shares of Transphorm common stock are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, you are encouraged to submit a proxy as soon as possible.

Q:	What is the proposed merger and what effects will it have on Transphorm?

A:

The proposed merger will result in the acquisition of Transphorm by Renesas. If the proposal to adopt the merger agreement is approved by Transphorm’s stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into Transphorm, with Transphorm continuing as the surviving corporation. As a result of the merger, Transphorm will become a wholly owned subsidiary of Renesas, and Transphorm common stock will no longer be publicly traded and will be delisted from the Nasdaq. In addition, Transphorm common stock will be deregistered under the Exchange Act, and Transphorm will no longer file periodic reports, current reports and proxy and information statements with the SEC with respect to Transphorm common stock. If the merger is completed, holders of Transphorm common stock will not own any shares of capital stock of the surviving corporation.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive $5.10 in cash, without interest and less any applicable withholding taxes, for each share of Transphorm common stock that you own as of immediately prior to the effective time of the merger, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of Transphorm common stock, you will receive $510 in cash in exchange for your shares of Transphorm common stock, without interest and less any applicable withholding taxes.

Q:	How does the per share price compare to the market price of Transphorm common stock?

A:

This amount constitutes a premium of approximately 35 percent to the closing stock price of Transphorm common stock on January 10, 2024, the last full trading day prior to the public announcement that Transphorm entered into the merger agreement.

Q:	What will happen to Transphorm RSUs, Transphorm options, and Transphorm warrants?

A:	Generally speaking, Transphorm RSUs, Transphorm options, and Transphorm warrants will be treated as follows:

•

As of immediately prior to the effective time of the merger, the vesting of any outstanding then-unvested Transphorm RSUs that vest solely on the basis of continued service over specified period(s) of time will be accelerated as follows: (i) for any such Transphorm RSUs that were granted before August 1, 2023, as to all of such Transphorm RSUs, and (ii) for any such Transphorm RSUs that were granted on or after August 1, 2023, but on or prior to December 31, 2023, as to 50 percent of such Transphorm RSUs.

•

At the effective time of the merger, each vested Transphorm RSU will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Transphorm common stock subject to such vested Transphorm RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, less applicable tax withholding.

•

At the effective time of the merger, except as agreed by the affected parties or as otherwise described below, each award of unvested Transphorm RSUs (taking into account the effect of any applicable vesting acceleration in connection with the merger) held by a U.S. continuing employee will be cancelled and converted into the right to receive an award of a number of unvested Guarantor restricted stock units equal to (x) the number of unvested Transphorm RSUs held by such holder multiplied by the per share price (converted into Japanese Yen using the U.S. dollar to Japanese Yen exchange rate 30-day trailing average of the closing daily exchange rates published by the Wall Street Journal (U.S. online edition) over the 30 consecutive trading days ending immediately preceding the closing date of the merger), divided by (y) the Guarantor common stock price, rounded up to the nearest 100 Guarantor restricted stock units. Each Guarantor RSU Grant will vest according to the modified vesting schedule described above and will be subject to the terms and conditions in Guarantor’s stock compensation plan.

•

At the effective time of the merger, except as agreed by the affected parties or as otherwise described below, each award of unvested Transphorm RSUs (taking into account the effect of any applicable vesting acceleration in connection with the merger) held by a person who is not a U.S. continuing employee will be cancelled and converted into the right to receive, at Renesas’ discretion, either (1) a Guarantor RSU Grant on the same terms and conditions as the Guarantor RSU Grants for U.S. continuing employees described above, or (2) the unvested Transphorm RSU consideration, which will vest on the same modified vesting schedule that applies to the Guarantor RSU Grants.

•

To the extent that the vesting schedule that applied to any Transphorm RSUs as of immediately prior to the effective time of the merger otherwise would have caused any of those Transphorm RSUs to vest before the grant date of the Guarantor RSU Grants, then at the effective time of the merger, those Transphorm RSUs will not be converted into the right to receive Guarantor restricted stock units and instead will be converted into the right to receive the unvested Transphorm RSU consideration, which will be paid, less applicable tax withholding, no later than 30 days after the applicable vesting date.

•

Each outstanding Transphorm option (whether vested or unvested) will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Transphorm common stock subject to the Transphorm option multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such Transphorm option, less applicable tax withholding.

•	Any underwater Transphorm option (whether vested or unvested) will be cancelled at the effective time of the merger for no consideration or payment.

•

Each Transphorm warrant that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive (without interest) an amount in cash equal to (1) the total number of shares of Transphorm common stock subject to such Transphorm warrant multiplied by (2) the excess, if any, of the per share price over the exercise price per share of Transphorm common stock under such Transphorm warrant, less applicable taxes.

•

Any Transphorm warrant with an exercise price per share of Transphorm common stock that is greater than or equal to the per share price will be cancelled at the effective time of the merger for no consideration or payment.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	Proposal 1: to adopt the merger agreement pursuant to which Merger Sub will merge with and into Transphorm and Transphorm will become a wholly owned subsidiary of Renesas; and

•

Proposal 2: to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	When and where is the special meeting?

A:

The special meeting will take place on Tuesday, April 9, 2024 at 10:00 a.m., Pacific Daylight Time. You may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/TGAN2024SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Q:	Who is entitled to vote at the special meeting?

A:

All of Transphorm’s stockholders as of the close of business on February 22, 2024, which is the record date for the special meeting, are entitled to vote their shares of Transphorm common stock at the special meeting. As of the close of business on the record date, there were 63,275,207 shares of Transphorm common stock outstanding and entitled to vote at the special meeting. Each share of Transphorm common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting.

Q:	What is a quorum?

A:

A quorum is the minimum number of shares required to be present at the special meeting for it to be properly held under Transphorm’s bylaws and the DGCL. The holders of a majority of the voting power of the capital stock of Transphorm issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the special meeting.

Q:	What vote is required to approve the proposal to adopt the merger agreement?

A:

The affirmative vote of the holders of a majority of the issued and outstanding shares of Transphorm common stock as of the record date is required to adopt the merger agreement. In connection with the transactions contemplated by the merger agreement, Phorm Investor, which beneficially owned and was entitled to vote approximately 38.6 percent of the total outstanding shares of Transphorm common stock as of the record date, entered into a voting agreement with Renesas pursuant to which it agreed to, among other things, vote its shares of Transphorm common stock in favor of the adoption of the merger agreement, unless the voting agreement has terminated in accordance with its terms. For more information, see the section of this proxy statement captioned “The Merger—Voting Agreement.”

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker, or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:

What vote is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

A:

Approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of Transphorm common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker, or other nominee how to vote your shares will not have any effect on this proposal, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” this proposal.

Q:	What do I need to do now?

A:

You are encouraged to read this proxy statement, the annexes to this proxy statement, and the documents that Transphorm refers to or incorporates by reference in this proxy statement carefully and consider how the merger affects you. Then, even if you expect to attend the special meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker, or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

Q:	How does the Transphorm Board recommend that I vote?

A:

The Transphorm Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by Transphorm’s stockholders or if the merger is not completed for any other reason, Transphorm’s stockholders will not receive any payment for their shares of Transphorm common stock in connection with the merger. Instead (1) Transphorm will remain an independent public company, (2) Transphorm common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and (3) Transphorm will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, Transphorm has agreed to pay Renesas (or its designee) a termination fee. Further, in specified circumstances in which the merger agreement is terminated, Renesas has agreed to pay Transphorm a termination fee.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with Transphorm’s transfer agent, Pacific Stock Transfer Company, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Transphorm. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares of Transphorm common stock held in “street name.” If you are a beneficial owner of shares of Transphorm common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker, or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting.

Q:	If my bank, broker or other nominee holds my shares in “street name,” will my bank, broker or other nominee automatically vote my shares for me?

A:

No. Your bank, broker, or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker, or other nominee how to vote. You should follow the procedures provided by your bank, broker, or other nominee to vote your shares. Without instruction, your shares will not be counted for the purpose of obtaining a quorum or voted on the proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of Transphorm common stock are registered in your name with Pacific Stock Transfer Company, Transphorm’s transfer agent), there are four ways to vote:

•	by signing, dating, and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);

•	by visiting the internet address on your proxy card;

•	by calling the toll-free (within the United States or Canada) phone number on your proxy card; or

•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of Transphorm common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of Transphorm common stock by proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Transphorm common stock at the special meeting even if you have previously voted by proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting instruction form provided by your bank, broker, or other nominee, or, if such a service is provided by your bank, broker, or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker, or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker, or nominee. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting.

If you hold your shares of Transphorm common stock in “street name,” you should contact your bank, broker, or other nominee for instructions regarding how to change your vote.

Q:	May I attend the special meeting and vote at the special meeting?

A:

Yes. You may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/TGAN2024SM. You will be able to listen to the special meeting live and vote online. The special meeting will begin at 10:00 a.m., Pacific Daylight Time, on Tuesday, April 9, 2024. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). As the special meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the special meeting, to ensure that your shares will be represented at the special meeting, you are encouraged to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy previously submitted.

If, as of the record date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Without your instructions, your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting, and your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, which, if a quorum is present, will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Q:	Why did Transphorm choose to hold a virtual special meeting?

A:

The Transphorm Board decided to hold the special meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. Transphorm believes this is the right choice for a company with a global footprint. A virtual special meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving Transphorm and its stockholders time and money. Transphorm also believes that the online tools that it has selected will increase stockholder communication. Transphorm remains very sensitive to concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, Transphorm has designed the virtual meeting format to enhance, rather than constrain, stockholder access, participation and communication.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Transphorm common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Transphorm common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the internet in the same manner as if you had signed, dated and returned a proxy card. Primit Parikh and Cameron McAulay, each with full powers of substitution, are the proxy holders for the special meeting.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to Transphorm prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to Transphorm’s Corporate Secretary; or

•	attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy card will be voted as recommended by the Transphorm Board with respect to each proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement and approval of the merger; and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of Transphorm common stock represented by such stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

If you hold your shares of Transphorm common stock in book-entry form, you will not receive a letter of transmittal. Instead, the payment agent will pay you the appropriate portion of the merger consideration upon receipt of a customary “agent’s message” and any other items specified by the payment agent.

Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the expected effective time of the merger. If you sell or transfer your shares of Transphorm common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Transphorm in writing of such special arrangements, you will transfer the right to receive an amount in cash equal to the per share price with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of Transphorm common stock after the record date, you are encouraged to sign, date, and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date, and return (or grant your proxy electronically over the internet or by telephone) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the special meeting?

A:

If available, Transphorm may announce preliminary voting results at the conclusion of the special meeting. Transphorm intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Transphorm files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:

If you are a U.S. holder, the exchange of Transphorm common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of Transphorm common stock surrendered in the merger.

A Non-U.S. holder generally will not be subject to U.S. federal income tax with respect to the exchange of Transphorm common stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Because particular circumstances may differ, Transphorm recommends that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	When do you expect the merger to be completed?

A:

Transphorm currently expects to complete the merger in the second half of 2024. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of Transphorm’s control.

Q:	What governmental and regulatory approvals are required?

A:

Under the terms of the merger agreement, the merger cannot be completed until the waiting period (and extensions thereof, if any) applicable to the merger under the HSR Act has expired or been terminated, and no agreement with any governmental authority not to consummate the merger shall be in effect. In addition, the merger cannot be completed until the CFIUS approval has been obtained.

Transphorm and Renesas each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the DOJ on January 25, 2024. The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern Standard Time, on February 26, 2024.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the merger is consummated, Transphorm’s stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold their shares of Transphorm common stock through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	Do any of Transphorm’s directors or officers have interests in the merger that may differ from those of Transphorm stockholders generally?

A:

Yes. In considering the recommendation of the Transphorm Board with respect to the proposal to adopt the merger agreement, you should be aware that Transphorm’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Transphorm’s stockholders generally. In (1) evaluating and negotiating the merger agreement, (2) approving the merger agreement, and (3) unanimously recommending that the merger agreement be adopted by Transphorm’s stockholders, the Transphorm Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Transphorm’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the merger, the special meeting, or this proxy statement, would like additional copies of this proxy statement, or need help submitting your proxy or voting your shares of Transphorm common stock, please contact Transphorm’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll-Free: (800) 967-5068

Banks and Brokers Call: (212) 257-2543

Email: TGAN@dfking.com

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents referred to in this proxy statement and the information included in oral statements or other written statements made or to be made by Transphorm or on Transphorm’s behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to Transphorm’s strategy, goals, future focus areas, and the value of the proposed transaction to Transphorm’s stockholders. These forward-looking statements are based on Transphorm’s management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or similar expressions and the negatives of those terms. These forward-looking statements involve risks and uncertainties, including statements regarding: the merger, including the expected timing of the closing of the merger; considerations taken into account by the Transphorm Board in approving the merger; and expectations for Transphorm following the closing of the merger.

If any of these risks or uncertainties materialize, or if any of Transphorm’s assumptions prove incorrect, Transphorm’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with:

•

the possibility that the conditions to the closing of the merger are not satisfied, including the risk that required approvals from Transphorm’s stockholders for the merger or required regulatory approvals to consummate the merger are not obtained, on a timely basis or at all;

•	the occurrence of any event, change or other circumstance that could give rise to the right to terminate the merger agreement, including in circumstances requiring Transphorm to pay a termination fee;

•	uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger;

•	the nature, cost, and outcome of any legal proceeding that may be instituted against Transphorm and others relating to the merger;

•

economic, market, business, or geopolitical conditions (including resulting from the COVID-19 pandemic, inflationary pressures, supply chain disruptions, or the military conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting Transphorm’s business, operations, and financial performance;

•

the effect of the announcement or pendency of the merger on Transphorm’s business relationships, customers, operating results, and business generally, including risks related to the diversion of the attention of Transphorm management or employees during the pendency of the merger;

•	risks that the pendency of the merger affects Transphorm’s current operations or Transphorm’s ability to retain or recruit employees;

•	the amount of the costs, fees, expenses, and charges related to the merger agreement or the merger;

•

the risk that Transphorm’s stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed on the terms reflected in the merger agreement, or at all;

•	the fact that under the terms of the merger agreement, Transphorm is restrained from soliciting other acquisition proposals during the pendency of the merger;

•

the effect of the restrictions placed on Transphorm’s business activities pursuant to the merger agreement and the limitations on Transphorm’s ability to pursue certain business opportunities and alternatives to the merger during the pendency of the merger;

•

the fact that, if the merger is completed, Transphorm’s stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Transphorm’s current strategy as an independent company;

•	the risk that Transphorm may not obtain sufficient short-term financing to fund Transphorm’s operations through the closing of the merger; and

•

other risks and uncertainties detailed in the periodic reports that Transphorm files with the SEC, including Transphorm’s Annual Report on Form 10-K filed with the SEC on June 28, 2023, and most recent Quarterly Report on Form 10-Q filed with the SEC on February 20, 2024.

All forward-looking statements contained or referred to in this proxy statement are based on information available to Transphorm as of the date of this proxy statement, and Transphorm does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this proxy statement, except as required by law. Transphorm expressly qualifies in their entirety all forward-looking statements attributable to either Transphorm or any person acting on Transphorm’s behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING

Date, Time, and Place

Transphorm will hold the special meeting on Tuesday, April 9, 2024, at 10:00 a.m., Pacific Daylight Time. You may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/TGAN2024SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). Transphorm believes that a virtual meeting provides expanded access, improved communication, and cost savings for Transphorm’s stockholders.

If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.

Purpose of the Special Meeting

At the special meeting, Transphorm will ask stockholders to (1) vote on a proposal to adopt the merger agreement, (2) vote on a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, and (3) transact any other business that may properly come before the special meeting.

Attending the Special Meeting

The special meeting will begin at 10:00 a.m., Pacific Daylight Time. Online check-in will begin a few minutes prior to the special meeting. You are encouraged to access the meeting prior to the start time.

As the special meeting is virtual, there will be no physical meeting location. To attend the special meeting, log in at www.virtualshareholdermeeting.com/TGAN2024SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.

Once online access to the special meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the special meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.

Record Date; Shares Entitled to Vote; Quorum

Only Transphorm’s stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A list of stockholders of record entitled to vote at the special meeting will be available for inspection by stockholders for any purpose germane to the special meeting at Transphorm’s principal executive offices located at 75 Castilian Drive, Goleta, California 93117, during regular business hours for a period of 10 days ending on the day before the date of the special meeting. You will need the control number included on your proxy card or otherwise provided by your bank, broker, or other nominee to access the stockholder list during the special meeting.

As of the record date, there were 63,275,207 shares of Transphorm common stock issued and outstanding and entitled to vote at the special meeting. Each share of Transphorm common stock issued and outstanding as of the close of business on the record date is entitled to one vote per share on each matter properly submitted for a vote at the special meeting.

The holders of a majority of the voting power of the capital stock of Transphorm issued and outstanding and entitled to vote as of record date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the special meeting.

Vote Required; Abstentions and Broker Non-Votes

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Transphorm common stock as of the record date. Adoption of the merger agreement by Transphorm’s stockholders is a condition to the closing of the merger.

Approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of Transphorm common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted (1) “AGAINST” the proposal to adopt the merger agreement, and (2) “AGAINST” the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists.

A “broker non-vote” generally occurs when a bank, broker, or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker, or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. Transphorm does not expect any “broker non-votes” at the special meeting because none of the proposals are considered routine. If there are broker non-votes, each broker non-vote will be counted for the purpose of determining whether a quorum is present and will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Shares Held by Transphorm’s Directors

As of the record date, Transphorm’s directors, in their capacities as stockholders of Transphorm, beneficially owned and were entitled to vote, in the aggregate, 521,490 shares of Transphorm common stock, representing less than one percent of the total issued and outstanding shares of Transphorm common stock as of the record date.

As of the date of this proxy statement, Transphorm has not been informed that any of Transphorm’s directors intend to vote all of their shares of Transphorm common stock other than (1) “FOR” the adoption of the merger agreement; and (2) “FOR” the adjournment of the special meeting, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Voting of Proxies

If your shares are registered in your name with Transphorm’s transfer agent, Pacific Stock Transfer Company, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.

If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxy cards (or proxies granted electronically over the internet or by telephone) will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxy cards (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted (1) “FOR” adoption of the merger agreement, and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If your shares are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting instruction form provided by your bank, broker, or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker, or other nominee, you may vote over the internet or telephone through your bank, broker, or other nominee by following the instructions on the voting instruction form provided by your bank, broker, or other nominee. If you do not (1) return your bank’s, broker’s, or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker, or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker, or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not, however, have any effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to Transphorm prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to Transphorm’s Corporate Secretary; or

•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of Transphorm common stock in “street name” through a bank, broker, or other nominee, you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting.

Any adjournment, postponement, or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow Transphorm’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

The Transphorm Board’s Recommendation

The Transphorm Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Transphorm Board and Reasons for the Merger,” has unanimously: (1) determined that the merger agreement, and the other transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Transphorm and its stockholders; (2) adopted and approved the execution and delivery of the merger agreement by Transphorm, the performance by Transphorm of its covenants in the merger agreement, and the consummation of the merger, in each case, upon the terms and subject to the conditions set forth in the merger agreement; (3) directed that the adoption of the merger agreement be submitted to a vote of the Transphorm stockholders at the special meeting; and (4) resolved to recommend that the Transphorm stockholders vote in favor of the adoption of the merger agreement in accordance with the DGCL.

The Transphorm Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement and approval of the merger; and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Adjournment

In addition to the proposal to adopt the merger agreement, Transphorm’s stockholders are also being asked to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. If a quorum is not present, the chairperson of the special meeting or the stockholders entitled to vote at the special meeting, present in person or represented by proxy, may adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also adjourn the meeting to another place, if any, date or time, even if a quorum is present. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, Transphorm’s stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Transphorm. Transphorm has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $9,500, plus reasonable out-of-pocket expenses. Generally, Transphorm will indemnify this firm against losses arising out of its provision of these services on Transphorm’s behalf. Renesas has agreed to reimburse Transphorm for any payments made to this firm. In addition, Transphorm may reimburse banks, brokers and other nominees representing beneficial owners of shares of Transphorm common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by Transphorm’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid to such individuals for such services.

Anticipated Date of Completion of the Merger

Transphorm currently expects to complete the merger in the second half of 2024. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of Transphorm’s control.

Appraisal Rights

If the merger is consummated, Transphorm’s stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold of record or beneficially own their shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that such persons will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Transphorm common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as, or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

For information on exercising appraisal rights, see the section of this proxy statement captioned “The Merger — Appraisal Rights.”

Other Matters

At this time, Transphorm knows of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting and you deliver a proxy to Transphorm, your shares of Transphorm common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Householding of Special Meeting Materials

Transphorm has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies Transphorm that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees, and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card. If you wish to receive a separate set of Transphorm’s disclosure documents at this time, please notify Transphorm by sending a written request to Corporate Secretary, 75 Castilian Drive, Goleta, California 93117, or by telephone at (805) 456-1300.

If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of Transphorm’s disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact Transphorm’s Corporate Secretary using the contact method above, if you hold registered shares.

Questions and Additional Information

If you have any questions concerning the merger, the special meeting, or this proxy statement, would like additional copies of this proxy statement, or need help submitting your proxy or voting your shares of Transphorm common stock, please contact Transphorm’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd floor

New York, NY 10005

Stockholders Call Toll Free: (800) 967-5068

Banks and Brokers Call: (212) 257-2543

Email: TGAN@dfking.com

THE MERGER

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Transphorm, Inc.

75 Castilian Drive

Goleta, California 93117

(805) 456-1300

Transphorm is a global semiconductor company founded in 2007. Transphorm is a pioneer and market and technology leader, in the wide-bandgap GaN power electronics field for high voltage power conversion applications. Transphorm delivers high-quality and reliable GaN devices with high performance, while providing application design support to a growing customer base. Transphorm’s GaN devices allow customers to design smaller, lighter and cooler power systems that create increased functional value in end products including smartphone power adapters/fast-chargers, power supplies for datacenter servers/communication, industrial power converters, and chargers/converters/inverters for electric vehicles, among other applications. Transphorm deploys its unique vertically-integrated innovation model that leverages one of the industry’s most experienced GaN engineering teams (with over 300 years of combined experience) at every development stage: device design, materials growth, device fabrication, packaging, circuits and application support. This approach is backed by one of the GaN power industry’s largest intellectual property portfolios with access to over 1,000 world-wide patents. Transphorm’s innovations are designed to move power electronics beyond the limitations of silicon and provide Transphorm’s customers with the potential to achieve higher efficiency (e.g., titanium-class performance in power supplies), higher power density and, in some designs, an overall lower system cost.

Transphorm common stock is listed on the Nasdaq under the symbol “TGAN.”

Renesas Electronics America Inc.

c/o Renesas Electronics Corporation

3-2-24, Toyosu, Koto-ku,

Tokyo 135-0061, Japan

03-6773-3000

Renesas is a California corporation and a wholly owned subsidiary of Guarantor.

Travis Merger Sub, Inc.

c/o Renesas Electronics Corporation

3-2-24, Toyosu, Koto-ku,

Tokyo 135-0061, Japan

03-6773-3000

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Renesas. Merger Sub was formed on January 3, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Transphorm will continue as the surviving corporation.

Renesas Electronics Corporation

3-2-24, Toyosu, Koto-ku,

Tokyo 135-0061, Japan

Guarantor is a corporation organized under the laws of Japan (kabushiki kaisha). Guarantor is a premier supplier of advanced semiconductor solutions and delivers trusted embedded design innovation with complete semiconductor solutions that enable billions of connected, intelligent devices to enhance the way people work and live – securely and safely.

Guarantor’s common stock is listed on the Tokyo Stock Exchange under code 6723.

Renesas and Merger Sub are each affiliated with Guarantor. In connection with the transactions contemplated by the merger agreement, Guarantor has guaranteed the due and punctual payment and performance of each of the covenants, obligations and agreements of Renesas and Merger Sub set forth in the merger agreement.

Effects of the Merger

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will merge with and into Transphorm, (2) the separate corporate existence of Merger Sub will cease, and (3) Transphorm will continue as the surviving corporation of the merger and a wholly owned subsidiary of Renesas.

As a result of the merger, Transphorm will cease to be a publicly traded company, Transphorm common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and Transphorm will no longer file periodic reports, current reports and proxy and information statements with the SEC with respect to Transphorm common stock. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Transphorm, Renesas and Merger Sub may agree and specify in such certificate of merger, in accordance with the DGCL).

Effect on Transphorm if the Merger is Not Completed

If the merger agreement is not adopted by Transphorm’s stockholders, or if the merger is not completed for any other reason, Transphorm’s stockholders will not receive any payment for their shares of Transphorm common stock in connection with the merger. Instead, (1) Transphorm will remain an independent public company; (2) Transphorm common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) Transphorm will continue to file periodic reports with the SEC. In addition, if the merger is not completed, Transphorm expects that: (A) Transphorm’s management will continue to operate the business as it is currently being operated; and (B) Transphorm’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Transphorm operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, there can be no assurance as to the price at which Transphorm common stock may trade, and the price of Transphorm common stock could decline significantly.

Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of Transphorm common stock. If the merger is not completed, the Transphorm Board will continue to evaluate and review, among other things, Transphorm’s business, operations, strategic direction, and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by Transphorm’s stockholders or if the merger is not completed for any other reason, Transphorm’s business, prospects or results of operation may be adversely impacted.

In specified circumstances in which the merger agreement is terminated, Transphorm has agreed to pay Renesas (or its designee) a termination fee. Further, in specified circumstances in which the merger agreement is terminated, Renesas has agreed to pay Transphorm a termination fee.

Effect of the Merger on Transphorm Common Stock

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger:

•

each outstanding share of Transphorm common stock that is (1) held by Transphorm as treasury stock; (2) owned by Renesas or Merger Sub; or (3) owned by any direct or indirect wholly owned subsidiary of Renesas or Merger Sub as of immediately prior to the effective time of the merger will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor;

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each share of Transphorm common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the shares identified in the prior bullet and shares of Transphorm common stock held by persons who have (1) neither voted in favor of the adoption of the merger agreement or the merger nor consented thereto in writing; and (2) properly demanded appraisal of such shares of Transphorm common stock pursuant to, and in accordance with Section 262, if any) will be automatically converted into the right to receive an amount in cash equal to the per share price, without interest and less any applicable withholding taxes; and

•

each certificate formerly representing shares of Transphorm common stock or any book-entry shares that represented shares of Transphorm common stock immediately prior to the effective time of the merger will automatically be cancelled and retired and all such shares will cease to exist and will thereafter only represent the right to receive an amount in cash equal to the per share price, without interest and less any applicable withholding taxes.

At or prior to the closing, Renesas will deposit (or cause to be deposited) with the payment agent an amount of cash that is sufficient in the aggregate to pay the aggregate per share price. Once a stockholder has provided the payment agent with his, her, or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, appropriate letter of transmittal and other items specified by the payment agent, then the payment agent will pay the stockholder his, her, or its applicable portion of the aggregate per share price. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

After the merger is completed, each of Transphorm’s stockholders will have the right to receive the per share price for each share of Transphorm common stock that such stockholder owned, as described in the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares,” but will no longer have any rights as a Transphorm stockholder (except that Transphorm’s stockholders holding shares with respect to which an appropriate person has properly and validly exercised and perfected, and has not validly withdrawn or otherwise lost their appraisal rights will have the right to receive payment for the “fair value” of their shares, determined pursuant to an appraisal proceeding contemplated by the DGCL, as described in the section of this proxy statement captioned “—Appraisal Rights”).

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Transphorm Board, the Strategic Committee (as defined below), Transphorm’s representatives, and other parties.

The Transphorm Board regularly evaluates Transphorm’s strategic direction and ongoing business plans with a view toward growing Transphorm’s business to achieve profitability and enhance stockholder value. As part of this evaluation, the Transphorm Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, Transphorm’s current business plan, with Transphorm remaining an independent company; (2) capital raising activities; (3) potential expansion opportunities through investments, acquisitions, partnerships, licensing agreements or other commercial relationships; and (4) business combinations, acquisitions and other financial and strategic alternatives, including a sale of Transphorm. In addition, Transphorm management regularly holds introductory and informational meetings with financial advisors (including BofA Securities), actual and potential investors in Transphorm, and other industry participants, including financial buyers and strategic counterparties that may have an interest in engaging in a strategic transaction with Transphorm, for the purpose of discussing, in general terms and based on publicly available information, Transphorm’s business and industry. Transphorm management regularly updates the Transphorm Board with respect to these meetings.

Transphorm has historically struggled to maintain sufficient working capital to fund its ongoing operations. The Transphorm Board regularly considers Transphorm’s working capital needs, as well as transactions that could provide Transphorm with sufficient working capital to execute its business plan. At times, Transphorm’s limited working capital has impacted its ability to compete for and win new business, with potential customers expressing concerns about Transphorm’s scale and ability to meet its commitments.

In February 2023, representatives of a potential strategic acquiror (which is referred to as “Party A”) met with Dr. Primit Parikh, who at the time was Transphorm’s President and Chief Operating Officer, to discuss Transphorm’s and Party A’s respective businesses. No specific transaction or proposal was discussed. Dr. Parikh subsequently reported this meeting to the Transphorm Board.

In March 2023, Transphorm attempted to raise new working capital through an equity financing. This offering was not successful, and no working capital was raised.

Also in March 2023, representatives of Party A and Transphorm management (including Dr. Parikh) met to discuss Party A’s preliminary interest in investing in Transphorm. Dr. Parikh subsequently reported this meeting to the Transphorm Board.

In April 2023, Transphorm repaid a $12,000,000 loan that had matured in the ordinary course. This payment substantially decreased Transphorm’s working capital such that, without new debt or equity financing, Transphorm would not have sufficient working capital to get to the end of calendar year 2023.

Also in April 2023, representatives of a potential strategic acquiror (which is referred to as “Party B”) met with Dr. Parikh to discuss Transphorm’s and Party B’s respective businesses. Party B expressed a preliminary interest in a combination with Transphorm, but no specific terms for a combination were discussed. Dr. Parikh subsequently reported this meeting to the Transphorm Board.

Still later in April 2023, representatives of Party B, together with representatives of Party B’s financial advisor, contacted Dr. Parikh to express Party B’s preliminary interest in a combination with Transphorm. No specific terms for a combination were discussed, but Dr. Parikh did offer his opinion that, to position the combined company for success, it would need to have a robust working capital balance at the closing of the combination. Dr. Parikh subsequently reported this contact to the Transphorm Board. From time to time following this discussion, representatives of Party B contacted Transphorm management (including Dr. Parikh) to reiterate Party B’s interest in exploring a combination with Transphorm. Transphorm management kept the Transphorm Board updated regarding these contacts.

In May 2023, in light of the decline in Transphorm’s working capital balance and the possibility that third parties could have an interest in acquiring, or engaging in a strategic transaction with, Transphorm, the Transphorm Board invited representatives of BofA Securities to a meeting of the Transphorm Board. The representatives of BofA Securities provided BofA Securities’ perspective on recent market interest in GaN, including the identity of third parties looking to acquire GaN technology, and reviewed the terms of recent transactions in the GaN space. BofA Securities is well known to the Transphorm Board given BofA Securities’ qualifications, extensive expertise, international reputation, knowledge of the semiconductor industry and experience in advising companies in connection with potential strategic transactions. The Transphorm Board also met separately with representatives of the financial advisor to Party B to receive an overview of Party B and Party B’s perspective on a potential combination with Transphorm. No specific terms for a combination were discussed. After considering a variety of strategic alternatives for Transphorm, the Transphorm Board determined to focus in the near term on addressing Transphorm’s imminent working capital needs while continuing to explore Transphorm’s strategic alternatives. Dr. Parikh subsequently reported to Party B that Transphorm’s immediate priority was to focus on executing its business plan as an independent company.

Also in May 2023, Party A provided Transphorm with a non-binding letter of intent expressing interest in a potential investment by Party A in Transphorm of up to $20,000,000. This investment did not ultimately occur.

On May 10, 2023, the Transphorm Board appointed Dr. Parikh as Chief Executive Officer and as a member of the Transphorm Board, effective as of May 15, 2023.

On June 27, 2023, the Transphorm Board publicly announced that it would undertake a rights offering to raise up to $15,000,000 for working capital purposes. In connection with the public announcement of the rights offering, Transphorm announced that it would also (1) pursue obtaining conventional asset-based financing; and (2) commence a strategic review of opportunities to enhance stockholder value in the second quarter of Transphorm’s fiscal year 2024. The Transphorm Board determined to commence a strategic review process in light of (1) the continuing challenges to maintaining adequate working capital to operate Transphorm’s business; (2) recent acquisitions of companies in the GaN space; and (3) the possibility that a sale of Transphorm could, depending on its terms, be in the best interests of Transphorm and its stockholders relative to the continued execution of Transphorm’s business plan as an independent company. From time to time following this announcement, certain parties contacted Transphorm to express their interest in participating in the exploration of strategic alternatives.

On July 3, 2023, Shibata Hidetoshi, Guarantor’s Chief Executive Officer, contacted Dr. Parikh to request that Transphorm management inform Renesas when Transphorm commenced its previously announced strategic review process. Renesas and Transphorm are well known to each other, given that Mr. Shibata was, until 2013, a member of the Transphorm Board and representatives of each of Renesas and Transphorm would meet from time to time to discuss, in general terms, ways that the companies could work together. Dr. Parikh subsequently reported this contact to the Transphorm Board.

On July 25, 2023, Transphorm publicly announced that it was able to raise only $7.94 million through the rights offering. Transphorm also publicly re-confirmed its prior announcement regarding the exploration of strategic alternatives later in Transphorm’s fiscal year 2024.

Following the rights offering, Transphorm was unsuccessful in obtaining conventional asset-based financing. Had the rights offering been fully subscribed and the conventional asset-based financing been successful, Transphorm management publicly estimated that Transphorm would have had sufficient working capital to meet Transphorm’s needs into its fiscal year 2025.

On September 13, 2023, the Transphorm Board met, with Transphorm management and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel to Transphorm (which is referred to as “Wilson Sonsini”), in attendance. The Transphorm Board discussed an illustrative approach (as provided by BofA Securities) to structuring the strategic review process, including potential acquirers and their potential level of interest in pursuing acquisition discussions with Transphorm. After discussing a variety of potential candidates to serve as financial advisor to Transphorm, as well as BofA Securities’ familiarity with Transphorm’s business, strategy, financial condition and industry, the Transphorm Board (1) determined to request additional information from BofA Securities related to a potential strategic review process, including a potential sale of Transphorm; and (2) instructed Transphorm management to obtain a proposal from BofA Securities to serve as financial advisor to Transphorm.

On September 21, 2023, the Transphorm Board met, with Transphorm management and representatives of Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of the Transphorm Board their fiduciary duties under Delaware law. To provide assistance to, and oversight of, Transphorm management during the strategic review process, the Transphorm Board established a committee of independent directors (which is referred to as the “Strategic Committee”). The Strategic Committee was formed in light of the benefits, convenience and efficiency of having a subset of directors oversee any process of considering strategic alternatives given the (1) potentially significant workload that could be involved in such process; and (2) possibility that Transphorm management and Transphorm’s advisors could need feedback and direction on relatively short notice. The Strategic Committee was not formed due to any actual or perceived conflict of any director or officer of Transphorm. The Transphorm Board delegated to the Strategic Committee the full power and authority of the Transphorm Board to (1) explore, evaluate and consider any strategic transaction; (2) explore, evaluate, consider, review, negotiate and, as appropriate, recommend to the Transphorm Board for approval, the terms and conditions of a strategic transaction involving Transphorm; (3) supervise and direct discussions and negotiations related to a strategic transaction involving Transphorm; (4) authorize and direct Transphorm management, employees and advisors in connection with a strategic transaction; and (5) take or approve any and all actions that the Strategic Committee deemed necessary, appropriate, desirable, useful, helpful or convenient in connection with a strategic transaction. The Transphorm Board retained the exclusive power and authority to approve the final decision to enter into any definitive agreement for a strategic transaction. In addition, the Strategic Committee was authorized by the Transphorm Board to engage, oversee and direct advisors to assist with the strategic review process. The Transphorm Board appointed Julian Humphreys, Katharina McFarland and Kelly Smales to the Strategic Committee, with Dr. Humphreys serving as chair. These members of the Transphorm Board were selected because of, among other things, their substantial familiarity with Transphorm and its business and their experience in similar circumstances. The Transphorm Board did not provide for the payment of any new or additional compensation to the members of the Strategic Committee in connection their service on the Strategic Committee.

At its September 21, 2023 meeting, the Transphorm Board again reviewed an illustrative approach (as provided by BofA Securities) to structuring the strategic review process, including potential acquirers and their potential level of interest in pursuing acquisition discussions with Transphorm. The Transphorm Board determined to commence the strategic review process by contacting the most likely potential acquirers of Transphorm (including with respect to parties that had contacted Transphorm following the public announcement of the intention to explore strategic alternatives), concerning their interest in an acquisition, and decided that BofA Securities should use its judgment to appropriately sequence such contacts. In making that determination, the Transphorm Board was aware that financial buyers were likely to have little to no interest in pursuing an acquisition of Transphorm given its history of losses and limited ability to service any acquisition-related debt. In that regard, the Transphorm Board noted that Kohlberg Kravis Roberts & Co. L.P. (which, together with its affiliates, is referred to as “KKR”), had informed the Transphorm Board that it was not interested in participating in the strategic review process; KKR is one of the largest and most sophisticated financial buyers. Through Phorm Investor, KKR is Transphorm’s largest stockholder. The Transphorm Board (1) reviewed the terms of the proposed engagement of BofA Securities as Transphorm’s financial advisor; (2) determined to proceed with the engagement of BofA Securities; and (3) requested that the Strategic Committee work with Wilson Sonsini to finalize the engagement letter with BofA Securities. The Transphorm Board separately directed Transphorm management to continue its efforts to secure additional working capital.

Following the meeting of the Transphorm Board on September 21, 2023, BofA Securities ultimately engaged with 24 potential strategic acquirers (including Renesas, Party A and Party B) and two financial buyers concerning their interest in an acquisition of Transphorm. As part of this process, Transphorm ultimately entered into confidentiality agreements with 22 potential strategic acquirers (including Renesas, Party A, Party B, Party C (as defined below) and Party E (as defined below)) and two financial buyers (including Party D (as defined below)). All of these confidentiality agreements contained “standstill” provisions restricting the counterparty from making public proposals with respect to an acquisition of Transphorm without Transphorm’s prior consent (which restrictions would terminate upon the occurrence of certain customary events involving Transphorm). None of these confidentiality agreements (1) restricted the counterparty from making confidential proposals to the Transphorm Board; or (2) included “don’t ask, don’t waive” provisions prohibiting the counterparty from requesting that Transphorm release the counterparty from its “standstill” restrictions. Both before and after entering into confidentiality agreements, members of Transphorm management met with potential acquirers to discuss Transphorm and its business (with any discussions that occurred prior to entry into a confidentiality agreement being limited to publicly available information). Representatives of BofA Securities frequently attended these meetings. Certain of the potential acquirers had existing relationships with Transphorm, including existing confidentiality agreements (which did not include “standstill” provisions). In the interest of expediency, at times Transphorm elected to have discussions related to the strategic review process under these confidentiality agreements. In addition, given his extensive knowledge of Transphorm and its business, at times certain potential acquirers spoke directly with Dr. Parikh concerning the strategic process. Dr. Parikh regularly updated the Strategic Committee on these conversations.

On October 3, 2023, the Strategic Committee met, with Transphorm management and representatives of Wilson Sonsini in attendance. Transphorm management discussed trends and expectations for Transphorm’s fiscal year 2024 operational and financial results and presented a preliminary draft long-term financial and operating plan for the second half of fiscal year 2024 through fiscal year 2028. The Strategic Committee discussed this draft plan, including with respect to (1) the underlying growth and operating expense assumptions; (2) Transphorm’s current operations and resource limitations; and (3) Transphorm’s working capital requirements. The Strategic Committee requested that Transphorm management prepare additional refinements to the draft plan for continued discussion with the Strategic Committee. The Strategic Committee also considered the final terms of the engagement letter with BofA Securities. The Strategic Committee also reviewed the customary relationship disclosures provided by BofA Securities. The Strategic Committee did not identify any potential or actual conflicts that would affect the ability of BofA Securities to fulfill its responsibilities as Transphorm’s financial advisor. The Strategic Committee approved the engagement letter with BofA Securities. The Strategic Committee also met in executive session, and it was the practice of the Strategic Committee at future meetings to meet in executive session.

Later on October 3, 2023, the engagement letter with BofA Securities was signed.

On October 4, 2023, Transphorm publicly disclosed that it had engaged BofA Securities as Transphorm’s financial advisor in connection with Transphorm’s strategic review process.

Also on October 4, 2023, the Transphorm Board met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities provided an overview of the strategic review process, including the parties contacted and the initial level of interest expressed by each. The Transphorm Board reviewed Transphorm’s working capital balance, and noted that Transphorm had only a few months before its working capital would be exhausted. As such, the Transphorm Board directed Transphorm management, concurrent with the strategic review process, to continue with its efforts to secure additional working capital.

On October 6, 2023, the Strategic Committee met, with Transphorm management and representatives of Wilson Sonsini in attendance. Transphorm management presented a revised draft long-term financial and operating plan for the second half of fiscal year 2024 through fiscal year 2028 that reflected the refinements requested by the Strategic Committee at its prior meeting. The Strategic Committee discussed such draft plan, including with respect to (1) the underlying growth and operating expense assumptions; (2) Transphorm’s current operations and resource limitations; and (3) Transphorm’s working capital requirements. The Strategic Committee requested that Transphorm management prepare additional refinements to the draft plan. The Strategic Committee also discussed the current status of Transphorm’s efforts to secure additional working capital.

On October 10, 2023, the Strategic Committee met, with Transphorm management and representatives of Wilson Sonsini in attendance. Transphorm management presented a revised draft long-term financial and operating plan for the second half of fiscal year 2024 through fiscal year 2028 that reflected the refinements requested by the Strategic Committee at its prior meeting. The Strategic Committee discussed such draft plan, including with respect to (1) the underlying growth and operating expense assumptions; (2) Transphorm’s current operations and resource limitations; and (3) Transphorm’s working capital requirements. The Strategic Committee requested that Transphorm management prepare additional refinements to the draft plan. The Strategic Committee also discussed the current status of Transphorm’s efforts to secure additional working capital.

On October 17, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. Transphorm management presented a revised draft long-term financial and operating plan for the second half of fiscal year 2024 through fiscal year 2028 that reflected the refinements requested by the Strategic Committee at its prior meeting. The Strategic Committee adopted this October long-range plan, including for purposes of the strategic transaction process (and specifically instructed BofA Securities to provide this plan to a potential acquirer with whom Transphorm management had already spoken as part of the strategic review process). This October long-range plan is referred to as the “October 2023 Long-Term Plan.” Additional information about the preparation and substance of the October 2023 Long-Term Plan is contained in the section of this proxy statement captioned “ —Financial Projections.” The Strategic Committee authorized and ratified Transphorm management and BofA Securities to, as appropriate, provide the October 2023 Long-Term Plan to third parties pursuing a strategic transaction with Transphorm. The representatives of BofA Securities reviewed BofA Securities’ preliminary financial analyses of Transphorm and provided an update on the strategic transaction process, including the level of engagement being expressed by each of the parties contacted to date. The Strategic Committee also discussed the current status of Transphorm’s efforts to secure additional working capital.

On October 18, 2023, members of Transphorm management met with representatives of Renesas to discuss Transphorm’s business. Representatives of each of BofA Securities and Renesas’ financial advisor attended this meeting.

On October 20, 2023, representatives of Party A informed representatives of BofA Securities that Party A was not interested in pursuing an acquisition of Transphorm because Transphorm did not fit with Party A’s product roadmap.

On October 24, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. Transphorm management noted Party B’s participation in the strategic review process and described Party B’s ongoing (and so far unsuccessful) efforts to obtain financing to support a proposed combination with Transphorm. The representatives of BofA Securities provided an update on the strategic review process and recommended that, as a next step, bid process letters be delivered to each of the potential acquirers who were still actively considering a strategic transaction with Transphorm (which included Renesas and Party B). The Strategic Committee concurred with the recommendation of BofA Securities and directed BofA Securities to deliver bid process letters requesting that initial acquisition proposals be delivered on or before November 16, 2023. The representatives of BofA Securities also discussed the feedback received from a variety of potential acquirers concerning their reasons for not pursuing a transaction with Transphorm. Among the reasons given were (1) the proposed acquisition not being consistent with the party’s strategic or product roadmap; (2) the unpredictability of regulatory outcomes in connection with the proposed acquisition; and (3) product overlap. The Strategic Committee also discussed the current status of Transphorm’s efforts to secure additional working capital.

On October 26, 2023, BofA Securities distributed bid process letters to each of the potential acquirers who were still actively considering a strategic transaction with Transphorm (which included Renesas and Party B). The bid process letter requested that initial acquisition proposals be submitted no later than November 16, 2023.

On October 27, 2023, members of Transphorm management met with representatives of Renesas to provide financial and regulatory due diligence information regarding Transphorm’s business. Representatives of each of BofA Securities and Renesas’ financial advisor attended this meeting. In the interest of expediency, Transphorm elected to have this and prior discussions with Renesas under an existing confidentiality agreement (which did not include “standstill” provisions) entered into between Renesas and Transphorm in connection with general discussions regarding ways that the two companies could work together. As discussions with Renesas progressed, the parties determined that a confidentiality agreement specifically related to the strategic review process was warranted and, on November 15, 2023, Transphorm entered into a confidentiality agreement with Renesas that contained “standstill” provisions restricting Renesas from making public proposals with respect to an acquisition of Transphorm without Transphorm’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Transphorm’s execution of a definitive agreement with a third party to acquire more than 50 percent of Transphorm’s outstanding voting securities). This confidentiality agreement did not (1) restrict Renesas from making confidential proposals to the Transphorm Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Renesas from requesting that Transphorm release Renesas from its “standstill” restrictions.

On October 31, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities provided an update regarding the strategic review process, including as to the current level of engagement of each potential acquirer. The Strategic Committee also discussed the current status of Transphorm’s efforts to secure additional working capital.

On November 6, 2023, members of Transphorm management met with representatives of Party B to discuss Transphorm’s business and a possible combination of Transphorm and Party B. Representatives of each of BofA Securities and the financial advisor to Party B attended this meeting.

On November 7, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities provided an update regarding the strategic review process, including as to the current level of engagement of each potential acquirer. The Strategic Committee also discussed the current status of Transphorm’s efforts to secure additional working capital.

On November 9, 2023, as part of the public announcement of its second quarter results for fiscal year 2024, Transphorm publicly reconfirmed that it had engaged BofA Securities to act as Transphorm’s financial advisor in its strategic review process.

On November 14, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities provided an update regarding the strategic review process, including as to the current level of engagement of each of the potential acquirers. The Strategic Committee also discussed the current status of Transphorm’s efforts to secure additional working capital. At this and future meetings of the Strategic Committee, the possibility of approaching KKR about providing bridge financing to Transphorm was discussed.

Also on November 14, 2023, representatives of the financial advisor to Party B informed representatives of BofA Securities that Party B was prepared to submit, on or before November 16, 2023, a proposal to combine with Transphorm, and stated that, although Party B had contacted several potential financing sources, Party B had not yet secured committed financing to support the combination.

Also on November 14, 2023, members of Transphorm management met with representatives of Renesas to further discuss Transphorm’s business. Representatives of each of BofA Securities and Renesas’ financial advisor attended this meeting.

On November 16, 2023, Transphorm received five non-binding acquisition proposals:

•	Renesas proposed to acquire Transphorm for $3.60 in cash per share of Transphorm common stock.

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Party B proposed to combine with Transphorm in an all-equity transaction involving the issuance of Transphorm equity to Party B. Party B expressed its belief, based on a number of assumptions, that the combined company should be valued at 6.0-8.0x pro forma calendar year 2024 revenue, which implied a valuation in the combination of $4.04 - $5.34 per share of Transphorm common stock.

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A strategic acquirer (which is referred to as “Party C”) proposed to acquire Transphorm for $3.18 in cash per share of Transphorm common stock. Prior to the strategic review process, Party C and Transphorm had not discussed a transaction between them.

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A financial buyer (which is referred to as “Party D”) proposed to acquire Transphorm for $6.50 in cash per share of Transphorm common stock. Party D was acquainted with Transphorm prior to the strategic review process, but the parties had not discussed an acquisition of Transphorm by Party D. Party D’s acquisition proposal did not provide any details on the source of Party D’s financing for an acquisition of Transphorm, other than that Party D did not have, and would need to raise, such financing.

•

A strategic acquirer (which is referred to as “Party E”) proposed to acquire Transphorm for an implied value of $6.09 per share of Transphorm common stock in a cash and stock merger. This valuation was subject to a number of assumptions and then-current market conditions. Party E and Transphorm had an existing relationship prior to the strategic review process, but had not discussed an acquisition of Transphorm by Party E. Party E’s acquisition proposal did not provide details on the source of Party E’s financing for an acquisition, other than that Party E would need to raise such financing.

On November 20, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities reviewed the terms of each of the non-binding acquisition proposals described above, including with respect to the value and closing certainty of each acquisition proposal. The representatives of BofA Securities provided BofA Securities’ preliminary financial analyses of each acquisition proposal. The representatives of Wilson Sonsini reviewed with the members of the Transphorm Board their fiduciary duties under Delaware law. The representatives of Wilson Sonsini provided preliminary analyses of the regulatory considerations associated with each acquisition proposal, noting that there was a high risk that regulatory approvals could not be obtained, and that a transaction might not be completed, with respect to the proposed transactions with Party D and Party E. With respect to Party B, the Strategic Committee noted the complexity of a transaction between Party B and Transphorm, including that Party B’s proposal contemplated a simultaneous fundraise by Party B (which injected substantial execution risk into the transaction), and that Party B had been unsuccessful in locating a financing source for this fundraise. With respect to Party D, in addition to substantial regulatory risks, the Strategic Committee noted that Party D’s acquisition proposal did not provide any details on the source of Party D’s financing for an acquisition of Transphorm, other than that Party D did not have, and would need to raise, such financing; in the view of the Strategic Committee, this injected substantial additional risk into an acquisition by Party D. With respect to Party E, the Strategic Committee noted the complexity of a transaction between Party E and Transphorm, and that Party E’s proposal omitted significant details on how Party E would complete the transaction, including how Party E would obtain necessary financing; in the view of the Strategic Committee, there was substantial risk to completing a transaction with Party E. The Strategic Committee discussed ways to improve the value of each acquisition proposal and the risks inherent in each proposal. The Strategic Committee noted Transphorm’s working capital level and the lack of success, to that point, by Transphorm management in securing additional working capital. In light of these challenges, the Strategic Committee determined to focus on negotiating a transaction with Renesas or Party C in the near term because both transactions potentially represented, in the opinion of the Strategic Committee, the most expedited and certain path to a transaction that could be in the best interests of Transphorm and its stockholders relative to the continued execution of Transphorm’s business plan as an independent company. However, to maximize flexibility and preserve a competitive dynamic, the Strategic Committee did not wish to terminate discussions with Party B, Party D or Party E. Accordingly, the Strategic Committee instructed Transphorm management and BofA Securities to (1) inform each of Renesas and Party C that each would need to increase the value of its acquisition proposal to remain in the strategic review process; (2) inform each of Party B and Party E that Transphorm preferred an all-cash transaction with a high certainty of closing; (3) provide Party B and Party D with a diligence questionnaire to gather additional information from each to allow the Strategic Committee to better understand the regulatory implications of an acquisition of Transphorm by each such party; (4) provide Renesas and Party C with access to a virtual data room containing additional due diligence information; and (5) provide an initial draft of the merger agreement in the virtual data room. The Strategic Committee also discussed the current status of Transphorm’s efforts to secure additional working capital.

Following the meeting of the Strategic Committee, representatives of BofA Securities communicated the perspectives of the Strategic Committee to representatives of each of Renesas, Party B, Party C, Party D and Party E. With respect to Party D, in the weeks that followed the November 20, 2023 meeting of the Strategic Committee, representatives of BofA Securities repeatedly encouraged representatives of Party D to complete the diligence questionnaire provided by Transphorm so that the Strategic Committee could better understand the regulatory implications of an acquisition of Transphorm by Party D. Party D never provided a completed questionnaire, and did not undertake additional substantive engagement in connection with pursuing an acquisition.

On November 21, 2023, the Strategic Committee met, with Transphorm management and representatives of Wilson Sonsini in attendance. The Strategic Committee discussed Transphorm’s current working capital balance, including that Transphorm management anticipated that, without additional financing, Transphorm would run out of cash in early January 2024. Transphorm management reviewed Transphorm’s current options to secure additional working capital, including an equity line of credit, a warrant repricing, a debt financing and the sale of certain assets. The Strategic Committee discussed these various funding options, the certainty of completion of each transaction and the funds to be received from each transaction, and directed Transphorm management to pursue the equity line of credit and warrant repricing. The Strategic Committee also instructed Transphorm management to ask KKR whether it would be willing to provide bridge financing.

On November 22, 2023, Party C notified representatives of BofA Securities in writing that it was increasing its acquisition proposal to $3.98 in cash per share of Transphorm common stock.

On November 24, 2023, members of Transphorm management met with representatives of Party E to discuss Party E’s non-binding proposal to acquire Transphorm. The representatives of Party E stated that Party E was also considering alternative transactions with Transphorm, including a licensing transaction. Representatives of BofA Securities attended this meeting.

Also on November 27, 2023, Renesas notified representatives of BofA Securities in writing that it was increasing its acquisition proposal to $4.70 in cash per share of Transphorm common stock.

On November 28, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities reviewed the revised non-binding acquisition proposals from Renesas and Party C. The Strategic Committee discussed the continuing challenges to reaching a transaction with any of Party B, Party D and Party E, including (1) the regulatory and closing certainty concerns previously identified; and (2) each party’s failure to improve any of the terms of its transaction proposal. The Strategic Committee noted Transphorm’s working capital balance and the lack of success, to that point, by Transphorm management in securing additional working capital. The Strategic Committee discussed the potential merits of contacting additional financial buyers regarding their interest in pursuing an acquisition of Transphorm. The Strategic Committee concluded not to pursue such contacts because (1) financial buyers were likely to have little to no interest in pursuing an acquisition of Transphorm given its history of losses and limited ability to service any acquisition-related debt; and (2) it did not wish to jeopardize the favorable acquisition proposals from Renesas and Party C. The Strategic Committee determined to continue to focus on reaching a transaction with Renesas or Party C (including by providing access to additional due diligence information in a virtual data room) because both transactions represented, in the opinion of the Strategic Committee, the most expedited and certain path to a transaction that could be in the best interests of Transphorm and its stockholders relative to the continued execution of Transphorm’s business plan as an independent company. As before, the Strategic Committee determined not to terminate transaction discussions with Party B, Party D or Party E (including, with respect to Party E, the continuation of discussions regarding alternative transactions between Transphorm and Party E) in order to maximize flexibility and preserve a competitive dynamic.

Later on November 28, 2023, Renesas, Party C and their respective representatives were granted access to a virtual data room containing operational, financial and legal information regarding Transphorm’s business. From time to time thereafter, Transphorm management and Transphorm’s legal and financial advisors met with representatives of Renesas and Party C and their respective representatives to provide operational, financial and legal due diligence information regarding Transphorm.

On December 1, 2023, BofA Securities posted the initial draft of the merger agreement to the virtual data room.

On December 5, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. Transphorm management described various possible updates to the October 2023 Long-Term Plan to account for (1) Transphorm’s actual second quarter fiscal year 2024 performance; and (2) Transphorm management’s updated assumptions and estimates regarding Transphorm’s third quarter and fourth quarter fiscal year 2024 financial performance. The representatives of BofA Securities provided an update on the due diligence being undertaken by each of Renesas and Party C. The representatives of BofA Securities also reviewed a proposed timeline for the next phase of the strategic review process, and recommended that, as a next step, bid process letters be delivered to Renesas and Party C. The Strategic Committee concurred with the recommendation of BofA Securities and directed BofA Securities to deliver bid process letters requesting that final acquisition proposals be delivered on or before December 22, 2023. The Strategic Committee discussed the current status of Transphorm’s efforts to secure additional working capital.

Later on December 5, 2023, Party B returned a completed diligence questionnaire to BofA Securities. Party B also noted that it was focusing its efforts on identifying financing resources for a potential combination with Transphorm. In the weeks that followed, representatives of BofA Securities periodically requested updates on Party B’s financing efforts, but Party B never provided specific information or an actionable path to any type of transaction with Transphorm.

Still later on December 5, 2023, BofA Securities distributed bid process letters to Renesas and Party C. The bid process letter requested that final acquisition proposals be submitted no later than December 22, 2023.

On December 12, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities provided an update on the due diligence being undertaken by each of Renesas and Party C. Dr. Parikh provided an update regarding ongoing discussions with Party E, including that Party E was continuing to focus its efforts on a licensing transaction. The Strategic Committee discussed the immediate need to secure additional working capital and directed Transphorm management to continue to actively seek additional working capital, including through bridge financing.

On December 19, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. Transphorm management presented a revised version of the October 2023 Long-Term Plan to account for (1) Transphorm’s actual second quarter fiscal year 2024 performance; and (2) Transphorm management’s updated assumptions and estimates regarding Transphorm’s third quarter and fourth quarter fiscal year 2024 financial performance. This December long-range plan is referred to as the “December 2023 Long-Term Plan.” Additional information about the preparation and substance of the December 2023 Long-Term Plan is contained in the section of this proxy statement captioned “—Financial Projections.” The Strategic Committee adopted the December 2023 Long-Term Plan, including for purposes of BofA Securities’ financial analyses of Transphorm, and approved and ratified sharing the December 2023 Long-Term Plan with Renesas and Party C. The representatives of BofA Securities (1) provided an update on the due diligence being undertaken by each of Renesas and Party C; (2) described the relative level of engagement being exhibited by Renesas and Party C (including that Party C was showing significantly less engagement than Renesas); and (3) reported that Renesas had provided a preliminary revised draft of the merger agreement for discussion with Wilson Sonsini. The representatives of BofA Securities also noted that there were no active discussions or updates with respect to Party B or Party D. Dr. Parikh provided an update regarding ongoing discussions with Party E, which remained focused on a licensing transaction. Members of Transphorm management described a warrant repricing and equipment sale that Transphorm intended to engage in to secure additional working capital. The Strategic Committee discussed the strategic review process and the urgency with which Transphorm needed to secure additional working capital. It was noted that reaching an agreement for the acquisition of Transphorm in the near term could provide substantial benefits to Transphorm and its stockholders, including by providing Transphorm with an easier path to obtaining additional working capital, which would reduce customer and supplier concerns regarding Transphorm’s viability as an independent company.

Later on December 19, 2023, representatives of Party C informed representatives of BofA Securities that Party C would not submit a final acquisition proposal and was no longer considering an acquisition of Transphorm because Party C had determined that an acquisition of Transphorm was not consistent with Party C’s long-term product and growth objectives.

On December 20, 2023, representatives of Wilson Sonsini, on behalf of Transphorm, and representatives of Renesas’ outside legal counsel discussed the preliminary revised draft of the merger agreement provided by Renesas, including ways that Renesas could improve the legal terms of its acquisition proposal.

On December 21, 2023, Transphorm raised (1) $3,000,000 through the warrant repricing; and (2) $2,100,000 through the sale of certain equipment.

On December 22, 2023, Renesas provided a revised non-binding proposal to acquire Transphorm for $5.10 in cash per share of Transphorm common stock (which is referred to as the “Renesas Final Proposal”).

Also on December 22, 2023, representatives of BofA Securities spoke with representatives of Party B. During this call, the representatives of Party B expressed Party B’s continued interest in a combination with Transphorm, but that Party B remained unable to secure necessary financing.

Later on December 22, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities reviewed the Renesas Final Proposal. The representatives of BofA Securities reviewed the status of the strategic review process, including that, of the five non-binding acquisition proposals submitted, only the Renesas Final Proposal was capable of being accepted. The Strategic Committee discussed (1) the Renesas Final Proposal; (2) Transphorm’s working capital balance, including that the warrant repricing and equipment sale had provided Transphorm with only approximately 10 weeks of additional working capital; (3) the difficulty encountered by Transphorm management in its ongoing efforts to secure additional working capital; (4) the status of discussions to combine with Party B (including that Party B had not obtained necessary financing), Party D (including that Party D had not engaged further in the strategic review process and had not returned the diligence questionnaire) and Party E (including that Party E appeared more focused on a licensing transaction and had not actively pursued discussions to acquire Transphorm); and (5) the feedback received from participants in the strategic review process regarding their respective reasons for not pursuing an acquisition of Transphorm. The Strategic Committee discussed possible responses to the Renesas Final Proposal, including whether to seek an increase in the price per share contemplated by the Renesas Final Proposal. In light of the challenges facing Transphorm in the near term, including the immediate need to secure additional working capital, it was the consensus of the Strategic Committee that (1) a sale of Transphorm in the near term could be in the best interests of Transphorm and its stockholders relative to the continued execution of Transphorm’s business plan as an independent company; and (2) Transphorm’s acute need to secure additional working capital made it imperative that Transphorm enter into a transaction with Renesas as quickly as possible. The Strategic Committee determined not to seek an increase in the per share price to be paid by Renesas and instead to focus on increasing the certainty of closing a transaction with Renesas (including by obtaining an appropriate termination fee from Renesas should the CFIUS approval not be obtained). The Strategic Committee discussed the current status of Transphorm’s efforts to secure additional working capital, including Transphorm’s request that KKR consider providing bridge financing. The Strategic Committee instructed Transphorm management to continue to attempt to secure bridge financing from KKR.

On December 26, 2023, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities reviewed the status of discussions with Renesas.

On December 28, 2023, representatives of Wilson Sonsini delivered a revised draft of the merger agreement to Renesas and its representatives. Thereafter, Renesas and its representatives met regularly with members of Transphorm management and representatives of Wilson Sonsini to negotiate the merger agreement. Key negotiated terms were: (1) the terms of each party’s obligations to obtain required regulatory approvals, including the CFIUS approval; (2) the terms of the no-shop provisions in the merger agreement; (3) the conditions to each party’s obligations to complete the merger, including the definition of “material adverse effect”; (4) the amount of the termination fee payable by Transphorm and the circumstances in which it would be payable; (5) the amount of the termination fee payable by Renesas and the circumstances in which it would be payable; (6) the termination date and the circumstances in which the parties could terminate the merger agreement; and (7) the interim operating covenants applicable to Transphorm prior to the closing of the merger.

Also on December 28, 2023, a draft of the voting agreement was provided to Renesas. Thereafter, Renesas and its representatives, Phorm Investor and its representatives, and Transphorm management and representatives of Wilson Sonsini negotiated the terms of the voting agreement.

On January 2, 2024, the Strategic Committee met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of BofA Securities reviewed the status of negotiations with Renesas. Dr. Parikh provided an update on Transphorm’s efforts to obtain bridge financing, noting that it was his understanding that KKR was considering providing a term sheet for a bridge financing (although KKR did not ultimately provide such a term sheet). The representatives of Wilson Sonsini summarized the open points in the merger agreement. The Strategic Committee discussed (1) the merger agreement and the possible acquisition of Transphorm by Renesas; (2) Transphorm’s working capital balance, including that the warrant repricing and equipment sale had provided Transphorm with only approximately 10 weeks of additional working capital; (3) the difficulty encountered by Transphorm management in its ongoing efforts to secure additional working capital (including the possibility that KKR would not provide bridge financing); (4) the status of discussions to combine with Party B (including that Party B had not obtained necessary financing), Party D (including that Party D had not engaged further in the strategic review process and had not returned the diligence questionnaire) and Party E (including that Party E appeared more focused on a licensing transaction and had not actively pursued discussions to acquire Transphorm); and (5) the feedback received from participants in the strategic review process regarding their reasons for not pursuing an acquisition of Transphorm. The Strategic Committee determined that (1) Transphorm management should continue to seek bridge financing; and (2) Transphorm’s acute need to secure additional working capital made it imperative that Transphorm enter into a transaction with Renesas as quickly as possible. The Strategic Committee discussed, and provided guidance on, the termination fee to be paid by Renesas if the CFIUS approval was not obtained. The Strategic Committee instructed Transphorm management and the representatives of each of Wilson Sonsini and BofA Securities to focus on obtaining bridge financing (including, when appropriate, seeking bridge financing from Renesas as part of the acquisition) and on reaching an agreement with Renesas quickly.

On January 3, 2024, representatives of BofA Securities contacted representatives of Renesas’ financial advisor to discuss the prospect of Renesas providing bridge financing to Transphorm.

On January 4, 2024, the Strategic Committee met, with members of each of Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The Strategic Committee discussed the status of negotiations with Renesas, including that Renesas appeared open to providing bridge financing.

On January 5, 2024, representatives of BofA Securities and representatives of Renesas’ financial advisor held a conference call to discuss open points in the merger agreement. During this conversation, the representatives of BofA Securities continued to discuss the prospect of Renesas providing bridge financing to Transphorm.

On January 8, 2024, representatives of BofA Securities and representatives of Renesas’ financial advisor held a conference call to further discuss Renesas providing bridge financing to Transphorm. During this call, the representatives of Renesas’ financial advisor confirmed Renesas’ willingness to provide bridge financing following the public announcement of an acquisition of Transphorm by Renesas.

On January 9, 2024, Renesas’ outside legal counsel distributed a draft bridge loan facility term sheet to Transphorm and representatives of Wilson Sonsini. Thereafter, Renesas and its representatives negotiated the terms of the bridge loan facility term sheet with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities. Key negotiated terms were: (1) the aggregate commitment amount of the bridge loan; (2) the amount, circumstances and timing of each tranche of the bridge loan; and (3) circumstances that would (a) constitute an event of default under the bridge loan; (b) permit Renesas to terminate its funding obligations under the bridge loan; (c) require repayment of borrowed amounts; and (d) permit Transphorm to seek alternative bridge financing.

Later on January 9, 2024, the Transphorm Board met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of Wilson Sonsini reviewed with the members of the Transphorm Board their fiduciary duties under Delaware law. The representatives of BofA Securities presented BofA Securities’ financial analyses of the acquisition of Transphorm by Renesas and confirmed that BofA Securities would be prepared to deliver an opinion on the Renesas Final Proposal if and when requested by the Transphorm Board. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement, the voting agreement and the other transaction documents. The representatives of BofA Securities summarized the strategic review process, including the parties contacted and the feedback received from each party. The Strategic Committee reviewed updated customary relationship disclosures provided by representatives of BofA Securities, which included disclosures related to BofA Securities’ relationship with Renesas. The Strategic Committee did not identify any potential or actual conflicts that would affect the ability of BofA Securities to fulfill its responsibilities as Transphorm’s financial advisor. The Transphorm Board discussed (1) Transphorm’s working capital balance, including that the warrant repricing and equipment sale had provided Transphorm with only approximately 10 weeks of additional working capital; (2) the difficulty encountered by Transphorm management in its ongoing efforts to secure additional working capital; and (3) Renesas’ willingness to provide bridge financing following entry into the merger agreement and the terms of such bridge financing. The Transphorm Board directed Wilson Sonsini to finalize the merger agreement, the voting agreement, and the other related transaction documents with Renesas’ legal advisors.

On January 10, 2024, the merger agreement, the voting agreement, and the other related transaction documents were finalized.

Later on January 10, 2024, the Transphorm Board met, with Transphorm management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The representatives of Wilson Sonsini reviewed with the members of the Transphorm Board their fiduciary duties under Delaware law. The representatives of Wilson Sonsini reviewed the final terms of the merger agreement, the voting agreement and the other related transaction documents. The representatives of BofA Securities, after reviewing with the Transphorm Board the financial analyses of the acquisition of Transphorm by Renesas, rendered BofA Securities’ oral opinion, subsequently confirmed in writing, that, as of January 10, 2024, and based upon and subject to the various assumptions, qualifications, limitations and other matters specified in the written opinion, the per share price of $5.10 to be received in the merger by holders of Transphorm common stock (other than as set forth in the merger agreement) is fair, from a financial point of view, to such holders of Transphorm common stock, as more fully described in the section of this proxy statement captioned “—Opinion of BofA Securities, Inc.” The Transphorm Board, after considering the factors more fully described in the section of this proxy statement captioned “—Recommendation of the Transphorm Board and Reasons for the Merger,” (1) determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of Transphorm and Transphorm’s stockholders; and (2) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Still later on January 10, 2024, the merger agreement, the voting agreement and the other related transaction documents were executed by the relevant parties.

Still later on January 10, 2024, Transphorm and Renesas issued a joint press release announcing entry into the merger agreement.

Recommendation of the Transphorm Board and Reasons for the Merger

Recommendation of the Transphorm Board

On January 10, 2024, the Transphorm Board unanimously: (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Transphorm and its stockholders; (2) approved the execution and delivery of the merger agreement by Transphorm, the performance by Transphorm of its covenants and other obligations under the merger agreement, and the consummation of the merger upon the terms and subject to the conditions in the merger agreement; (3) directed that the adoption of the merger agreement be submitted for consideration by the Transphorm stockholders; and (4) recommended that Transphorm stockholders adopt the merger agreement and approve the transactions contemplated by the merger agreement.

The Transphorm Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Reasons for the Merger

In evaluating the merger agreement and the merger, the Transphorm Board consulted with Transphorm management, as well as representatives of each of Wilson Sonsini and BofA Securities. In recommending that Transphorm stockholders vote “FOR” the adoption of the merger agreement and approval of the merger, the Transphorm Board considered and analyzed a number of factors, including the following (which factors are not necessarily presented in order of relative importance). Based on these consultations, considerations and analyses, and the factors discussed below, the Transphorm Board concluded that entering into the merger agreement was advisable and in the best interests of Transphorm and Transphorm stockholders.

The Transphorm Board believed that the following material factors and benefits supported its determination and recommendation:

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Business, Financial Condition, Prospects and Execution Risks. The Transphorm Board considered the current and historical financial condition, results of operations, business and competitive positioning of Transphorm, as well as Transphorm’s prospects and risks if it were to remain an independent company. In particular, the Transphorm Board considered Transphorm management’s then-current business plan, including the December 2023 Long-Term Plan. Additional information about the preparation and substance of the December 2023 Long-Term Plan is contained in the section of this proxy statement captioned “—Financial Projections.” The Transphorm Board considered that business plan and the potential opportunities that it presented against, among other things, various execution and other risks to achieving that business plan, including (1) the likelihood that Transphorm management’s business plan could be achieved in the face of operational and execution risks in the short and long term; (2) the impact of market, customer and competitive trends on Transphorm; (3) market volatility and the general risks related to market conditions that could negatively impact Transphorm’s valuation or reduce the price of Transphorm common stock; and (4) the inherent uncertainty in forecasting Transphorm’s future financial performance. In particular, the Transphorm Board considered the likelihood and timing of, and risks to, achieving the operational improvements, financial objectives and market share improvements underlying the business plan, as well as the estimated projections of Transphorm’s financial prospects (as reflected in the Financial Projections). Among the potential risks identified by the Transphorm Board were:

•	Transphorm’s prospects and competitive position as an independent company. Included among these risks were consideration of:

•	Transphorm’s size, as well as its financial resources and access to capital on a cost-effective basis, relative to those of Transphorm’s competitors.

•	The rapid technological change, frequent new product and service introductions and enhancements, changing customer demands and evolving industry standards that characterize Transphorm’s industry.

•	New and evolving competitive threats.

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Challenges to acquiring new customers and retaining existing customers, including challenges to increasing manufacturing productivity and addressing customers’ concerns related to Transphorm’s overall scale and financial resources relative to its competitors.

•	Other factors affecting the revenues, operating costs and profitability of companies in Transphorm’s industry generally.

•	The other risk factors described in Transphorm’s other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information.”

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Recent market volatility and the current and prospective business environment in which Transphorm operates, including evolving macroeconomic headwinds facing Transphorm and its industry more generally and the impact of changed economic circumstances on key customer segments, and the likely effect of these factors on Transphorm and its business plans as an independent public company.

•	Transphorm’s financial results for the third quarter of fiscal year 2024.

•	Transphorm’s history of losses, and the challenges to it achieving profitability in the near term, along with evolving investor expectations regarding profitability at technology companies.

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Transphorm’s limited cash resources and the ongoing working capital needs. The Transphorm Board was aware of the difficulty that Transphorm could have (and had historically had) in obtaining additional working capital on favorable terms or at all. The Transphorm Board was aware that the failure to obtain additional working capital could raise doubt about Transphorm’s ability to operate as a going concern and could ultimately lead to the reorganization or liquidation of Transphorm in a voluntary or involuntary bankruptcy proceeding.

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The challenges of making investments to achieve long-term growth prospects for a publicly traded company, which is subject to scrutiny based on its quarterly performance. The Transphorm Board was aware that the price of Transphorm common stock could be negatively impacted if Transphorm failed to meet investor expectations, including if Transphorm failed to meet its growth or profitability objectives.

•	The historical market prices, volatility and trading information with respect to shares of Transphorm common stock.

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Results of Strategic Review Process. The merger was the result of a comprehensive strategic review process overseen by the Strategic Committee. On June 16, 2023, Transphorm publicly announced that it would (1) pursue conventional asset-based financing, and (2) commence a strategic review of opportunities to enhance stockholder value in the second quarter of fiscal year 2024. In addition, on October 3, 2023, and again on November 9, 2023, Transphorm publicly announced that it had engaged BofA Securities to act as financial advisor to assist Transphorm in connection with its strategic review to enhance stockholder value. The Transphorm Board considered that, at Transphorm’s direction, representatives of BofA Securities, together with representatives of Transphorm management, contacted 24 potential strategic acquirors (including Renesas) and two financial sponsors concerning their interest in an acquisition of Transphorm. The Transphorm Board considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only Renesas made a proposal for an acquisition of Transphorm that the Transphorm Board was willing to accept. The Transphorm Board also considered the potential risk of losing the favorable opportunity with Renesas if the Transphorm Board sought to continue to pursue discussions with other third parties and the potential negative effect that the continuation of the strategic review process might have on Transphorm’s business (including in relation to Transphorm’s working capital needs). For more information on this process, see the section of this proxy statement entitled “—Background of the Merger.”

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Cash Consideration and Certainty of Value. The consideration to be received by Transphorm stockholders in the merger consists entirely of cash, which provides certainty of value measured against the ongoing business and financial execution risks of management’s business plan. The receipt of cash consideration eliminates uncertainty and risk for Transphorm stockholders related to the continued execution of Transphorm’s business plan as well as the risks related to the financial markets generally.

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Best Value Reasonably Obtainable. The belief of the Transphorm Board that the per share price represents the best value reasonably obtainable for the shares of Transphorm common stock, taking into account the Transphorm Board’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of Transphorm on a historical and prospective basis. In addition, the Transphorm Board believed that, measured against Transphorm’s longer-term execution risks, the per share price reflects a favorable price for the shares of Transphorm common stock. The Transphorm Board also considered that the per share price constitutes a premium of approximately 35 percent over Transphorm’s closing stock price on January 10, 2024, the last full trading day prior to public announcement that Transphorm entered into the merger agreement.

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Potential Strategic Alternatives. The assessment of the Transphorm Board that none of the possible alternatives to the merger (including the possibility of continuing to operate Transphorm as an independent public company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to Transphorm’s stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for Transphorm to create greater value for Transphorm stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

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Opinion of BofA Securities. The opinion of BofA Securities, dated January 10, 2024, delivered to the Transphorm Board as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received by holders of Transphorm common stock (other than as specified in the merger agreement). The opinion is more fully described in the section of this proxy statement captioned “—Opinion of BofA Securities, Inc.,” and the full text of the opinion is attached as Annex B to this proxy statement.

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Negotiations with Renesas and Terms of the Merger Agreement. The terms of the merger agreement, which was the product of arms’-length negotiations, and the belief of the Transphorm Board that the merger agreement contained terms that provided Transphorm with a reasonable level of closing certainty. The factors considered included:

•	Transphorm’s ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding alternative acquisition proposals.

•	The Transphorm Board’s belief that the terms of the merger agreement would not preclude third parties from making a superior proposal.

•	The Transphorm Board’s ability, under certain circumstances, to withdraw or modify its recommendation that Transphorm stockholders vote in favor of the adoption of the merger agreement.

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Transphorm’s ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Transphorm Board believed that the termination fee payable by Transphorm in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

•	The limited conditions to Renesas’ obligation to consummate the merger, making the merger reasonably likely to be consummated.

•	Transphorm’s ability to specifically enforce Renesas’ obligation to cause the merger to be completed.

•	The $20,000,000 termination fee payable by Renesas to Transphorm if, generally speaking, the CFIUS approval cannot be obtained.

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The guaranty of Renesas and Merger Sub’s obligations under the merger agreement by Guarantor pursuant to the merger agreement, which provides substantial assurance that Renesas and Merger Sub will perform their respective obligations under the merger agreement.

•	The consummation of the merger is not subject to a financing condition. In addition, Renesas represented in the merger agreement that it will have sufficient funds to consummate the merger.

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Reasonable Likelihood of Consummation. The belief of the Transphorm Board that an acquisition by Renesas has a reasonable likelihood of closing, including the Transphorm Board’s belief that there was a reasonable likelihood that the regulatory approvals required to consummate the merger would be obtained.

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Business Reputation of Renesas and Guarantor. The belief of the Transphorm Board that the business reputation and financial resources of Renesas and Guarantor supported the conclusion that a transaction with Renesas (which is wholly owned by Guarantor) could be completed quickly and in an orderly manner, and had a substantial likelihood of being consummated successfully. The Transphorm Board was aware that Guarantor had cash on hand or other sources of immediately available funds to pay the merger consideration and to otherwise consummate the merger.

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Bridge Financing. Renesas’ willingness to provide Transphorm with bridge financing on terms that the Transphorm Board found to be favorable relative to other bridge financing options available to Transphorm. The Transphorm Board also considered that the merger agreement permits Transphorm to seek alternative bridge financing from other third parties to the extent it is unable to reach an agreement with Renesas on acceptable terms for bridge financing.

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Appraisal Rights. The appraisal rights available to Transphorm stockholders in connection with the merger, which rights allow Transphorm stockholders to have the “fair value” of their Transphorm common stock determined by a neutral party, subject to compliance with applicable laws.

The Transphorm Board also considered a number of uncertainties and risks and other potentially negative factors related to its recommendation, including the following:

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No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that Transphorm stockholders will not participate in Transphorm’s future earnings or growth and will not benefit from any appreciation in value of the surviving corporation following the merger. The Transphorm Board also considered the other potential alternative strategies available to Transphorm as an independent company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

•

Uncertain Regulatory Approval Process. The possibility that regulatory agencies may delay, object to or challenge the merger or may seek to impose terms and conditions on their approvals that are not acceptable to Renesas and that could ultimately result in the merger not occurring. In this regard, although the merger agreement provides that Renesas will pay Transphorm a $20,000,000 termination fee if, generally speaking, the CFIUS approval cannot be obtained, the Transphorm Board was aware that such fee would not completely compensate Transphorm for the expenses incurred, opportunities forgone and overall impact on Transphorm’s business of the failure to consummate the merger (as described in more detail below). The Transphorm Board was also aware that the regulatory approval process could be prolonged and could have an impact on Transphorm’s business.

•

No Ability to Solicit an Alternative Transaction. The restrictions in the merger agreement that prevent Transphorm from soliciting competing proposals from the date of the merger agreement (subject to certain exceptions to allow the Transphorm Board to exercise its fiduciary duties and to accept a superior proposal, and then only upon the payment of a termination fee).

•

Termination Fee Payable by Transphorm. The requirement that Transphorm pay Renesas a termination fee of $12,938,000 under certain circumstances following termination of the merger agreement, including if the Transphorm Board terminates the merger agreement to accept a superior proposal. The Transphorm Board considered the potentially dampening effect that this termination fee could have on a third party’s interest in making a proposal to acquire Transphorm.

•

Risk Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) Transphorm’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Transphorm during the pendency of the merger; (2) Transphorm will have incurred significant transaction and other costs; (3) Transphorm’s continuing business relationships with customers, business partners and employees may be adversely affected; (4) the trading price of Transphorm common stock could be adversely affected; (5) the other contractual and legal remedies available to Transphorm in the event of the termination of the merger agreement may be insufficient, costly to pursue or both; and (6) the failure of the merger to be consummated could result in an adverse perception about Transphorm among its current and prospective customers, partners, suppliers, vendors, employees and investors, which could cause an adverse impact on Transphorm’s operating results.

•

Impact of Interim Restrictions on Transphorm’s Business Pending the Completion of the Merger. The restrictions on Transphorm’s conduct of its business prior to the consummation of the merger, which may delay or prevent Transphorm from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, Transphorm might have pursued.

•

Effects of the Announcement of the Merger. The effects of the public announcement of the merger, including the: (1) effects on Transphorm’s employees, customers, partners, suppliers, vendors, operating results and stock price; (2) impact on Transphorm’s ability to attract and retain management, sales and marketing, engineering, and technical personnel; and (3) potential for litigation in connection with the merger.

•

Taxable Consideration. The receipt of cash in exchange for shares of Transphorm common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes for many Transphorm stockholders that are U.S. persons.

•

Interests of Transphorm’s Directors and Executive Officers. The interests that Transphorm’s directors and executive officers may have in the merger, which may be different from, or in addition to, those of other Transphorm stockholders.

•

Costs and Time Required. The significant costs involved in connection with entering into the merger agreement and consummating the merger (many of which are payable whether or not the merger is consummated) and the substantial time and effort of Transphorm’s management required to complete the merger.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the Transphorm Board in its consideration of the merger, and such reasons and factors are not necessarily presented in order of importance. After considering these and other factors, the Transphorm Board concluded that the potential benefits of entering into the merger agreement outweighed the uncertainties and risks. In light of the variety of factors considered by the Transphorm Board and the complexity of these factors, the Transphorm Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Transphorm Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Transphorm Board adopted and approved the merger agreement and the merger, and recommended that Transphorm stockholders adopt the merger agreement, based upon the totality of the information presented to, and considered by, the Transphorm Board. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”

Opinion of BofA Securities, Inc.

Transphorm has retained BofA Securities to act as Transphorm’s financial advisor in connection with the merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Transphorm selected BofA Securities to act as Transphorm’s financial advisor in connection with the merger on the basis of BofA Securities’ experience in transactions similar to the merger and its reputation in the investment community.

On January 10, 2024, at a meeting of the Transphorm Board, BofA Securities delivered to the Transphorm Board an oral opinion, which was confirmed by delivery of a written opinion dated January 10, 2024, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the consideration to be received by holders of Transphorm common stock (other than holders of Owned Company Shares and Dissenting Company Shares) was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to the Transphorm Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Transphorm Board for the benefit and use of the Transphorm Board (in its capacity as such) in connection with and for purposes of its evaluation of the consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Transphorm or in which Transphorm might engage or as to the underlying business decision of Transphorm to proceed with or effect the merger. BofA Securities’ opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Securities:

1.	reviewed certain publicly available business and financial information relating to Transphorm;

2.

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Transphorm furnished to or discussed with BofA Securities by Transphorm management, including the Financial Projections;

3.	reviewed the estimated net operating loss tax attributes of Transphorm provided by Transphorm management (which are referred to collectively as the “NOLs”) with Transphorm management;

4.	discussed the past and current business, operations, financial condition and prospects of Transphorm with members of senior management of Transphorm;

5.	reviewed the trading history for Transphorm common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

6.	compared certain financial and stock market information of Transphorm with similar information of other companies BofA Securities deemed relevant;

7.	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

8.

considered the fact that Transphorm publicly announced that it would explore its strategic alternatives and the results of BofA Securities’ efforts on behalf of Transphorm to solicit, at the direction of Transphorm, indications of interest and definitive proposals from third parties with respect to a possible acquisition of all or a portion of Transphorm;

9.	reviewed a draft, dated January 10, 2024, of the merger agreement (which is referred to as the “Draft Agreement”); and

10.	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of Transphorm management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Financial Projections and the NOLs, BofA Securities was advised by Transphorm, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Transphorm management as to the future financial performance of Transphorm. BofA Securities relied, at the direction of Transphorm, upon the assessments of Transphorm management as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting Transphorm and its business. BofA Securities also relied, at the direction of Transphorm, on the assessments of Transphorm management as to the ability to utilize the NOLs and was advised by Transphorm, and assumed, at the direction of Transphorm, that such NOLs will be utilized in the amounts and at the times projected. BofA Securities neither made nor was provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Transphorm, nor did it make any physical inspection of the properties or assets of Transphorm. BofA Securities did not evaluate the solvency or fair value of Transphorm or Renesas under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities is not a legal, tax or regulatory advisor. BofA Securities is a financial advisor only and relied upon, without independent verification, the assessment of Transphorm and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. BofA Securities assumed, at the direction of Transphorm, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Transphorm or the contemplated benefits of the merger. BofA Securities also assumed, at the direction of Transphorm, that the final executed merger agreement would not differ in any material respect from the Draft Agreement.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, the form or structure, or financial or other terms, aspects or implications of any voting or support agreements or any other arrangements, agreements or understandings entered into in connection with or related to the merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the consideration to be received by the holders of shares of Transphorm common stock (other than holders of Owned Company Shares and Dissenting Company Shares) and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Transphorm or in which Transphorm might engage or as to the underlying business decision of Transphorm to proceed with or effect the merger. BofA Securities did not express any view or opinion with respect to, and relied, at the direction of Transphorm, upon the assessment of representatives of Transphorm regarding legal, regulatory, accounting, tax and similar matters relating to Transphorm or the merger, as to which matters BofA Securities understood Transphorm obtained such advice as it deemed necessary from qualified professionals. BofA Securities also did not express any opinion as to the prices at which Transphorm common stock would trade at any time, including following announcement of the merger. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any other matter. Except as described above, Transphorm imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. BofA Securities noted that the credit, financial and stock markets had been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Transphorm, Renesas or the merger. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.

The following represents a summary of the material financial analyses presented by BofA Securities to the Transphorm Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Transphorm Financial Analyses

Selected Publicly Traded Companies Analysis

BofA Securities reviewed publicly available financial and stock market information for Transphorm and 10 publicly traded companies in the semiconductor industry. The selected publicly traded companies were divided into a group of companies that BofA Securities considered, based on its professional judgment and experience, to be “primary peers” for Transphorm and a separate group of small cap semiconductor companies.

The selected companies are summarized below:

Selected Company	EV/2023E Revenue	EV/2024E Revenue
Primary Peers
Infineon Technologies AG	3.0x	2.8x
onsemi	4.2x	4.3x
Wolfspeed, Inc.	9.6x	7.5x
Power Integrations, Inc.	9.3x	9.1x
Vicor Corporation	3.6x	3.4x
Navitas Semiconductor Corporation	15.5x	9.2x
Small Cap Semis
Indie Semiconductor, Inc.	6.1x	4.0x
Telechips, Inc.	2.3x	1.9x
Valens Semiconductor, Ltd.	1.5x	1.8x
Sivers Semiconductors AB	5.2x	2.7x

BofA Securities reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on January 8, 2024, plus debt less cash, short and long term investments and equity investments, as a multiple of calendar year 2023 and calendar year 2024 estimated revenue (which is referred to as “EV / 2023E Revenue” and “EV / 2024E Revenue,” respectively). Estimated financial data of the selected publicly traded companies were based on publicly available information obtained from FactSet, CapitalIQ and other publicly available research analysts’ estimates as of January 8, 2024, and estimated financial data of Transphorm were based on the Financial Projections.

BofA Securities then applied a selected range of EV / 2023E Revenue and EV / 2024E Revenue multiples derived from the primary peers of 3.5x to 9.0x and 3.5x to 9.0x, respectively, to Transphorm’s estimated revenue for 2023 and 2024, respectively, as set forth in the Financial Projections. BofA Securities then calculated an implied equity value per share of Transphorm common stock by adding to this range of implied enterprise values an estimate of the net cash of Transphorm as of December 2023 of $5.9 million, as provided by the management of Transphorm, and dividing the result by a number of fully diluted shares of Transphorm common stock outstanding.

This analysis indicated the following approximate implied per share equity value reference ranges for Transphorm, as compared to the consideration:

Implied Per Share Equity Value Reference Ranges for Transphorm
EV /2023E Revenue	EV /2024E Revenue	Consideration
$1.17 -$2.87	$2.25 - $5.49	$5.10

No company used in this analysis is identical or directly comparable to Transphorm. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Transphorm was compared.

Selected Precedent Transactions Analysis

BofA Securities reviewed, to the extent publicly available, financial information relating to the following 14 selected transactions involving companies in the semiconductor industry that BofA Securities, based on its professional judgement and experience, considered generally relevant for purposes of analysis (which is referred to as, the “selected transactions”):

Date Announced	Acquiror	Target	TV / NTM Revenue
2/8/2021	Renesas Electronics Corporation	Dialog Semiconductor plc	3.8x
2/20/2020	Dialog Semiconductor plc	Adesto Technologies Corporation	3.2x
9/10/2018	Renesas Electronics Corporation	Integrated Device Technology, Inc.	7.3x
3/1/2018	Microchip Technology, Inc.	Microsemi Corporation	4.7x
10/5/2017	Dialog Semiconductor plc	Silego Technology Inc.	3.4x
2/13/2017	Integrated Device Technology, Inc.	GigPeak, Inc.	3.0x
9/12/2016	Renesas Electronics Corporation	Intersil Corporation	5.4x
7/14/2016	Infineon Technologies AG	Wolfspeed, Inc. – RF Portfolio	4.4x
11/18/2015	ON Semiconductor Corporation	Fairchild Semiconductor International, Inc.	1.7x
3/2/2015	NXP Semiconductors N.V.	Freescale Semiconductor, Ltd.	3.4x
8/20/2014	Infineon Technologies AG	International Rectifier	2.0x
2/10/2014	Microchip Technology, Inc.	Supertex, Inc.	3.3x
8/15/2013	Maxim Integrated Products, Inc.	Volterra Semiconductor Corporation	3.1x
7/2/2013	Dialog Semiconductor plc	IWatt Inc.	3.5x

BofA Securities reviewed, among other information and to the extent publicly available, transaction values, calculated as the transaction value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s estimated revenue for the 12 months following the announcement date (which is referred to as “NTM Revenue”).

BofA Securities then applied a selected range of NTM Revenue multiples derived from the selected transactions of 3.0x to 7.0x to Transphorm’s estimated revenue for 2024. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Transphorm were based on the Financial Projections. BofA Securities then calculated an implied equity value per share of Transphorm common stock by adding to this range of implied enterprise values an estimate of the net cash of Transphorm as of December 2023 of $5.9 million, as provided by the management of Transphorm, and dividing the result by a number of fully diluted shares of Transphorm common stock outstanding.

This analysis indicated the following approximate implied per share equity value reference ranges for Transphorm, as compared to the consideration:

Implied Per Share Equity Value Reference Ranges for Transphorm NTM Revenue	Consideration
$1.94 - $4.36	$5.10

No company, business or transaction used in this analysis is identical or directly comparable to Transphorm or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Transphorm and the merger were compared.

Discounted Cash Flow Analysis

BofA Securities performed a discounted cash flow analysis of Transphorm to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Transphorm was forecasted to generate during Transphorm’s fiscal years 2024 through 2034 based on the Financial Projections. BofA Securities calculated terminal values for Transphorm by applying perpetuity growth rates ranging from 2.0 percent to 4.0 percent, based on BofA Securities’ professional judgement and experience, to Transphorm’s estimated fiscal year 2034 free cash flow. The cash flows and terminal values were then discounted to present value as of December 31, 2023, using discount rates ranging from 11.0 percent to 14.0 percent, which were based on an estimate of Transphorm’s weighted average cost of capital. BofA Securities then calculated an implied equity value per share of Transphorm common stock by adding to this range of implied enterprise values an estimate of the net cash of Transphorm as of December 2023 of $5.9 million, as provided by the management of Transphorm, and dividing the result by a number of fully diluted shares of Transphorm common stock outstanding.

This analysis indicated the following approximate implied per share equity value reference ranges for Transphorm as compared to the consideration:

Implied Per Share Equity Value Reference Range for Transphorm	Consideration
$2.94 - $6.00	$5.10

Other Factors

BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•

historical trading prices of Transphorm common stock for the six-month period ended January 8, 2024, which ranged from $1.94 to $4.02 per share, as compared to the closing price per share of Transphorm common stock as of January 8, 2024, of $3.82;

•

stock price targets for Transphorm as reflected in FactSet and selected publicly available Wall Street research analysts’ reports as of January 8, 2024, which indicated a range of stock price targets for Transphorm (discounted one year by a 12.5 percent cost of equity) of approximately $4.44 to $7.11 per share; and

•	the premia paid in selected precedent public company semiconductor acquisitions occurring between January 2019 and January 8, 2024:

•

(i) measured in relation to each target company’s closing share price on the day prior to the announcement of the applicable transaction (or on the day prior to the last unaffected date prior to the announcement of the transaction, when applicable), which based on application of an illustrative range of premia of 22.0 percent to 55.0 percent (derived by reference to the 25th and 75th percentile of the observed premiums) to the unaffected share price of Transphorm common stock on January 8, 2024 of $3.82, indicated an implied equity value reference range per share of $4.58 to $5.92; and

•

(ii) measured in relation to the one-month average share price prior to the announcement of the applicable transaction (or on the day prior to the last unaffected date prior to the announcement of the transaction, when applicable), which based on application of an illustrative range of premia of 30.0 percent to 60.0 percent (derived by reference to the 25th and 75th percentile of the observed premiums) to the one-month average share price of Transphorm common stock leading up to January 8, 2024, indicated an implied equity value reference range per share of $4.49 to $5.53.

Miscellaneous

As noted above, this discussion is a summary of the material financial analyses presented by BofA Securities to the Transphorm Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Transphorm and Renesas. The estimates of the future performance of Transphorm in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the consideration and were provided to the Transphorm Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Transphorm.

The type and amount of consideration payable in the merger was determined through negotiations between Transphorm and Renesas, rather than by any financial advisor, and was approved by the Transphorm Board. The decision to enter into the merger agreement was solely that of the Transphorm Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Transphorm Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Transphorm Board or Transphorm management with respect to the merger or the consideration.

Transphorm has agreed to pay BofA Securities for its services in connection with the merger an aggregate fee currently estimated to be approximately $6.21 million, $1.5 million of which was payable in connection with the delivery of its opinion and a significant portion of which is contingent upon consummation of the merger. Transphorm also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against liabilities arising out of BofA Securities’ engagement, including liabilities under the federal securities laws.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Transphorm and certain of its affiliates, KKR & Co. Inc., an affiliate of a significant stockholder of Transphorm, and certain of its affiliates and portfolio companies, and Renesas and certain of its affiliates.

BofA Securities and its affiliates in the past have not provided material investment banking, commercial banking and other financial services to Transphorm, although they may provide such services in the future. BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to KKR & Co. Inc. and its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services. With respect to KKR & Co. Inc. and/or its affiliates and/or portfolio companies, BofA Securities and its affiliates are acting or have acted as financial advisor in connection with the acquisition or sale of certain portfolio companies, and the acquisition or sale of the assets in connection with certain portfolio companies. In addition, BofA Securities and its affiliates are currently acting or have acted as arranger and lender in connection with the acquisition or sale of certain portfolio companies of KKR & Co. Inc. and/or its affiliates or the assets thereof. BofA Securities and its affiliates are acting or have acted as a bookrunner or manager in connection with sales of equity, debt and equity-linked securities by KKR & Co. Inc. and/or its affiliates and/or portfolio companies. BofA Securities and its affiliates are currently acting or have acted in various capacities including lender, bookrunner and arranger in connection with certain credit facilities and lending arrangements, and BofA Securities and its affiliates provide certain markets, trading and treasury services, in each case to KKR & Co. Inc. and/or its affiliates and/or portfolio companies. From January 2022 through December 2023, BofA Securities and its affiliates derived aggregate revenues from KKR & Co. Inc. and its affiliates and portfolio companies of approximately $442,000,000 for investment banking, commercial banking and other financial services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Renesas and/or its affiliates and have received or in the future may receive compensation for the rendering of these services, including providing certain treasury, markets, liquidity and foreign exchange services, as well as commercial credit services such as acting as lender and providing letters of credit, and providing certain debt capital markets and advisory services. From January 2022 through December 2023, BofA Securities and its affiliates derived aggregate revenues from Renesas and its affiliates of approximately $32,000,000 for investment banking, commercial banking and other financial services.

Financial Projections

Other than in connection with Transphorm’s regular earnings press releases and related investor materials, Transphorm does not, as a matter of course, make public Transphorm’s financial projections, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, Transphorm management regularly prepares, and the Transphorm Board regularly evaluates, prospective financial information relating to Transphorm’s future performance as part of its long-term business and strategic planning processes. In addition, Transphorm management regularly makes and reviews with the Transphorm Board updates to Transphorm’s long-term business plan, including to reflect actual results, Transphorm’s strategic initiatives, and trends in Transphorm’s performance and the industry in which Transphorm operates.

As part of Transphorm’s evaluation of strategic alternatives (including continuing as an independent public company), Transphorm management prepared and reviewed with the Strategic Committee and the Transphorm Board unaudited prospective financial information for the second half of fiscal year 2024 through fiscal year 2028 (which financial information is referred to as the “October 2023 Long-Term Plan”). In December 2023, to account for Transphorm’s actual second quarter fiscal year 2024 financial performance and Transphorm management’s updated assumptions and estimates regarding Transphorm’s third quarter and fourth quarter fiscal year 2024 financial performance, Transphorm management prepared unaudited prospective financial information for the fourth quarter of fiscal year 2024 through fiscal year 2028 (which financial information is referred to as the “December 2023 Long-Term Plan”). Transphorm management also prepared an illustrative extrapolation of the December 2023 Long-Term Plan for fiscal years 2029 through 2034 (which are referred to as the “extrapolations”). For purposes of this proxy statement, the October 2023 Long-Term Plan, the December 2023 Long-Term Plan and the extrapolations are referred to collectively as the “Financial Projections.”

The Financial Projections were (1) prepared by Transphorm management for Transphorm’s internal use and not for public disclosure, and (2) provided by Transphorm management to the Strategic Committee and the Transphorm Board for the purposes of considering, analyzing and evaluating the merger and other strategic alternatives available to Transphorm. The December 2023 Long-Term Plan and the extrapolations were used by BofA Securities for purposes of performing its financial analyses in connection with rendering its opinion to the Transphorm Board (as more fully described in the section of this proxy statement captioned “—Opinion of BofA Securities Inc.”). In addition, as described in the section of this proxy statement captioned “—Background of the Merger,” the October 2023 Long-Term Plan, the December 2023 Long-Term Plan and the extrapolations were provided to, and discussed with, Renesas as part of its due diligence review. For more information on the preparation and use of the Financial Projections, please see the sections of this proxy statement captioned “—Background of the Merger” and “—Opinion of BofA Securities, Inc.”

The Financial Projections were developed by Transphorm management as then-current estimates of Transphorm’s future financial performance as an independent company. The Financial Projections do not give effect to the merger, including (1) any impact of the negotiation or execution of the merger agreement; (2) the expenses that have already and will be incurred in connection with completing the merger; or (3) any changes to Transphorm’s operations or strategy that may be implemented in connection with the pendency, or following the consummation, of the merger. The Financial Projections also do not consider the effect of any failure of the merger to be completed, and the Financial Projections should not be viewed as accurate or continuing in that context.

The Financial Projections are not included in this proxy statement to influence any decision on how to vote with respect to any matter to be considered at the special meeting. Rather, they are included in this proxy statement to give stockholders access to certain non-public information that was provided to the Strategic Committee, the Transphorm Board, BofA Securities and Renesas for the purposes described above. By including the Financial Projections in this proxy statement, none of the Strategic Committee, the Transphorm Board, Transphorm, Transphorm management, BofA Securities or any other person has made or makes any representation regarding Transphorm’s ultimate performance as compared to the information contained in the Financial Projections. The inclusion of the Financial Projections in this proxy statement should not be regarded as an indication that the Strategic Committee, the Transphorm Board, Transphorm, Transphorm management, BofA Securities or any other person considered, or now considers, such information to be necessarily predictive of Transphorm’s actual future results, and such information should not be relied on as such. Further, the inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation by Transphorm or any other person that the information presented is material.

The Financial Projections were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (which is referred to as “GAAP”). In addition, the Financial Projections were not prepared with a view toward complying with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. Tranphorm’s independent registered public accounting firm, KPMG LLP, has not audited, reviewed, examined or compiled the Financial Projections or applied agreed-upon procedures with respect to the Financial Projections, and, accordingly, neither KPMG LLP nor any other registered public accounting firm expresses an opinion or any other form of assurance with respect thereto. Any report of a registered public accounting firm incorporated by reference in this proxy statement relates to Transphorm’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.

Although the Financial Projections are presented with numerical specificity, they reflect numerous assumptions, estimates and uncertainties as to future events made by Transphorm management that Transphorm management believed in good faith were reasonable at the time that the Financial Projections were prepared. Transphorm’s ability to achieve the financial results contemplated by the Financial Projections will be affected by Transphorm’s ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to related operational and execution risks. The Financial Projections (1) are forward-looking information; (2) are subject to many risks and uncertainties; and (3) reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Financial Projections not to be achieved include and can be found in the section of this proxy statement captioned “Forward-Looking Statements” and in the various risk factors included in Transphorm’s periodic filings with the SEC. These factors are difficult to predict, and many of them are outside of Transphorm’s control. As a result, there can be no assurance that the Financial Projections will be realized (in part or at all), and Transphorm’s actual results may be materially better or worse than implied by the Financial Projections.

Transphorm has reported, and may continue to report, results of operations for periods included in the Financial Projections that were or will be completed following the preparation of the Financial Projections. The Financial

Projections should be evaluated in conjunction with Transphorm’s historical financial statements and other information regarding Transphorm contained in Transphorm’s public filings with the SEC. The Financial Projections may not be consistent with, or comparable to, Transphorm’s historical results as a result of the assumptions utilized in preparing such information; please refer to Transphorm’s periodic filings with the SEC for information on Transphorm’s actual historical results. Other than as described in this proxy statement, the Financial Projections do not include any updates or revisions to reflect information or results as of any date subsequent to their preparation. Except to the extent required by applicable federal securities laws, Transphorm does not intend to update or otherwise revise the Financial Projections to reflect circumstances existing after the date that they were prepared or to reflect the occurrence of future events.

Because the Financial Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Financial Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Financial Projections are not, and should not be considered to be, a guarantee of future operating results. Further, the Financial Projections are not fact and should not be relied upon as being necessarily indicative of Transphorm’s future results or for purposes of making any investment decision.

Certain of the financial measures included in the Financial Projections are non-GAAP financial measures (which are referred to as “Transphorm’s non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. Transphorm’s non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in Transphorm’s non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, Transphorm’s non-GAAP financial measures should be considered together with, and not as an alternative to, Transphorm’s financial results prepared in accordance with GAAP.

Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Financial Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Financial Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Strategic Committee, the Transphorm Board, BofA Securities or, to Transphorm’s knowledge, any other person. Accordingly, no reconciliation of the financial measures included in the Financial Projections is provided in this proxy statement.

The following table summarizes the October 2023 Long-Term Plan.

(dollars in millions)	2024 Q3E	2024 Q4E	2025E	2026E	2027E	2028E
Revenue	$6	$9	$47	$81	$136	$212
Adj. EBITDA[1]	($5)	($2)	($12)	$1	$14	$31
Less Depreciation	$0	$0	($2)	($3)	($4)	($4)

Adj. EBITA[2]	($5)	($3)	($14)	($3)	$10	$27
Less: Taxes[3]	$0	$0	$0	$0	$0	$0

Tax-effected Adj. EBITA	($5)	($3)	($14)	($3)	$10	$27
Plus: Depreciation	$0	$0	$2	$3	$4	$4
Less: Taxes-effected SBC[4]	($1)	($1)	($5)	($6)	($8)	($10)
Less: Change in Net Working Capital	($1)	$0	($5)	($10)	($9)	($17)
Less: Capital Expenditures	$0	$0	($6)	($6)	($4)	($4)

Unlevered Free Cash Flow[5]	($7)	($3)	($28)	($21)	($7)	($1)

(1)	Adj. EBITDA is defined as Transphorm’s earnings before interest, taxes, depreciation and amortization of intangible assets, and unburdened by stock-based compensation expense.
(2)	Adj. EBITA is defined as Transphorm’s earnings before interest and taxes and excluding the impact of amortization of intangible assets.
(3)

Statutory tax rate of 21 percent offset by $178.2 million available in federal net operating losses as of March 31, 2023. Transphorm’s NOLs consist of $97.4 million of NOLs that can be used to offset 100 percent of pre-tax income, and $80.8 million NOLs that can be used to offset 80 percent of pre-tax income.

(4)

Stock-based compensation is defined as compensation expense for all stock-based payment awards granted to Transphorm’s employees, directors, and non-employees based on the estimated fair values of such awards on the date of the grant. The fair value of Transphorm options granted is estimated on the grant date using the Black-Scholes option pricing model. The fair value of Transphorm RSUs is estimated on the date of grant based on the fair value of the underlying Transphorm common stock.

(5)	Free cash flow is defined as Transphorm’s EBITDA less stock-based compensation expense, taxes, capital expenditures, and plus or minus changes in net working capital.

In preparing the October 2023 Long-Term Plan, Transphorm management utilized the following material assumptions, which Transphorm management, using its business judgement, believed in good faith to be reasonable at the time that the October 2023 Long-Term Plan was prepared:

•	Revenue growth in the second half of fiscal year 2024 would be influenced by increasing licensing fees and commercial product sales and services contracts.

•	From fiscal year 2024 until fiscal year 2028, the compound annual growth rate in revenue would be approximately 61.6 percent.

•

Consistent EBITDA growth from fiscal year 2024 through fiscal year 2028 as a result of realizing future efficiencies as Transphorm’s business scales. This growth reflects (1) Transphorm’s expectations of improved cost structures on current and new products; (2) Transphorm’s expectations of decreased overall expenditures, assuming an additional partner becomes a member of the GaNovation joint venture; and (3) enhancement of manufacturing efficiency and improvement of capacity.

•

Unlevered free cash flow is forecasted to improve as a percentage of revenue in fiscal year 2028 as the result of the forecasted revenue growth and the reduction in Transphorm’s operating expenses as a percentage of revenue.

•	No material acquisitions or divestures by Transphorm.

•	Increased capital investments by Transphorm during fiscal years 2024 to 2028 to maintain and operate Transphorm’s businesses and support increased demand for Transphorm’s products.

The following table summarizes the December 2023 Long-Term Plan and the extrapolations.

	December 2023 Long-Term Plan						Extrapolations
(dollars in millions)	2024 Q3E	2024 Q4E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Revenue	$6	$9	$47	$81	$136	$212	$275	$352	$413	$494	$573	$601
Adj. EBITDA[1]	($4)	($1)	($12)	$1	$14	$31	$48	$65	$79	$101	$124	$130
Less Depreciation	$0	$0	($2)	($3)	($4)	($4)	($5)	($5)	($6)	($7)	($9)	($9)

Adj. EBITA[2]	($4)	($2)	($14)	($3)	$10	$27	$43	$59	$73	$93	$116	$121
Less: Taxes[3]	$0	$0	$0	$0	$0	$0	$0	($2)	($3)	($15)	($24)	($25)

Tax-effected Adj. EBITA	($4)	($2)	($14)	($3)	$10	$27	$43	$57	$69	$78	$91	$96
Plus: Depreciation	$0	$0	$2	$3	$4	$4	$5	$5	$6	$7	$9	$9
Less: Taxes-effected SBC[4]	($1)	($1)	($5)	($6)	($8)	($10)	($13)	($16)	($19)	($20)	($22)	($23)
Less: Change in Net Working Capital	($1)	$0	($6)	($10)	($9)	($17)	($14)	($17)	($14)	($18)	($18)	($7)
Less: Capital Expenditures	$0	$0	($6)	($6)	($4)	($4)	($5)	($6)	($6)	($7)	($9)	($9)

Unlevered Free Cash Flow[5]	($6)	($3)	($29)	($21)	($7)	($1)	$15	$23	$36	$40	$51	$66

(1)	Adj. EBITDA is defined as Transphorm’s earnings before interest, taxes, depreciation and amortization of intangible assets, and unburdened by stock-based compensation expense.
(2)	Adj. EBITA is defined as Transphorm’s earnings before interest and taxes and excluding the impact of amortization of intangible assets.
(3)

Statutory tax rate of 21 percent offset by $178.2 million available in federal net operating losses as of March 31, 2023. Transphorm’s NOLs consist of $97.4 million of NOLs that can be used to offset 100 percent of pre-tax income, and $80.8 million NOLs that can be used to offset 80 percent of pre-tax income.

(4)

Stock-based compensation is defined as compensation expense for all stock-based payment awards granted to Transphorm’s employees, directors, and non-employees based on the estimated fair values of such awards on the date of the grant. The fair value of Transphorm options granted is estimated on the grant date using the Black-Scholes option pricing model. The fair value of Transphorm RSUs is estimated on the date of grant based on the fair value of the underlying Transphorm common stock.

(5)	Free cash flow is defined as Transphorm’s EBITDA less stock-based compensation expense, taxes, capital expenditures, and plus or minus changes in net working capital.

In preparing the December 2023 Long-Term Plan, Transphorm management utilized the following material assumptions, which Transphorm management, using its business judgement, believed in good faith to be reasonable at the time that the December 2023 Long-Term Plan was prepared:

•	Revenue growth in the second half of fiscal year 2024 would be influenced by increasing licensing fees and commercial product sales and services contracts.

•	From fiscal year 2024 until fiscal year 2028, the compound annual growth rate in revenue would be approximately 61.6 percent.

•

Consistent EBITDA growth from fiscal year 2024 through fiscal year 2028 as a result of realizing future efficiencies as Transphorm’s business scales. This growth reflects (1) Transphorm’s expectations of improved cost structures on current and new products; (2) Transphorm’s expectations of decreased overall expenditures, assuming an additional partner becomes a member of the GaNovation joint venture; and (3) enhancement of manufacturing efficiency and improvement of capacity.

•

Unlevered free cash flow is forecasted to improve as a percentage of revenue in fiscal year 2028 as the result of the forecasted revenue growth and the reduction in Transphorm’s operating expenses as a percentage of revenue.

•	No material acquisitions or divestures by Transphorm.

•	Increased capital investments by Transphorm during fiscal years 2024 to 2028 to maintain and operate Transphorm’s businesses and support increased demand for Transphorm’s products.

Interests of Transphorm’s Directors and Executive Officers in the Merger

You should be aware that Transphorm’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Transphorm’s stockholders. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by Transphorm’s stockholders, the Transphorm Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the merger agreement, directors and officers of Transphorm will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of Equity Awards

Treatment of Transphorm Restricted Stock Units

As of February 15, 2024, there were outstanding awards of Transphorm RSUs that cover an aggregate of 2,915,696 shares of Transphorm common stock, of which Transphorm RSUs covering an aggregate of 180,739 shares of Transphorm common stock were held by Transphorm’s current non-employee directors and of which Transphorm RSUs covering an aggregate of 611,069 shares of Transphorm common stock were held by any individual who is a current Transphorm executive officer or has been a Transphorm executive officer at any time since the beginning of Transphorm’s fiscal year ended March 31, 2023.

At the effective time of the merger, each vested Transphorm RSU will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Transphorm common stock subject to such vested Transphorm RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, less applicable tax withholding.

At the effective time of the merger, except as agreed by the affected parties or as otherwise described below, each unvested Transphorm RSU (taking into account the effect of any applicable vesting acceleration in connection with the merger) held by a U.S. continuing employee will be cancelled and converted into the right to receive an unvested Guarantor RSU Grant covering a number of Guarantor restricted stock units equal to (x) the total number of shares of Transphorm common stock subject to such unvested Transphorm RSU immediately prior to the effective time of the merger, multiplied by the per share price (converted into Japanese Yen using the U.S. dollar to Japanese Yen exchange rate 30-day trailing average of the closing daily exchange rates published by the Wall Street Journal (U.S. online edition) over the 30 consecutive trading days ending immediately preceding the closing date of the merger), divided by (y) the Guarantor common stock price, rounded up to the nearest 100 Guarantor restricted stock units.

Each Guarantor RSU Grant will be subject to the terms and conditions in Guarantor’s stock compensation plan. Each Guarantor RSU Grant will vest according to the modified vesting schedule that is based on the vesting schedule that applied to the corresponding unvested Transphorm RSU, except that (a) any Guarantor restricted stock units that otherwise would be scheduled to vest before the first quarterly vesting date of Guarantor that occurs after the closing of the merger (which is referred to as the “initial vest date”) instead will be scheduled to vest on the closing date of the merger, and (b) any Guarantor restricted stock units that otherwise would be scheduled to vest after the initial vest date, will vest as follows: for any restricted stock units that otherwise would be scheduled to vest during the period from (1) November 1 through January 31, those restricted stock units instead will be scheduled to vest on November 1, (2) February 1 through April 30, those restricted stock units instead will be scheduled to vest on February 1, (3) May 1 through July 31, those restricted stock units instead will be scheduled to vest on May 1, and (4) August 1 through October 31, those restricted stock units instead will be scheduled to vest on August 1.

At the effective time of the merger, except as agreed by the affected parties or as otherwise described below, each unvested Transphorm RSU (taking into account the effect of any applicable vesting acceleration in connection with the merger) held by a person who is not a U.S. continuing employee will be cancelled and converted into the right to receive, at Renesas’ discretion, either (1) a Guarantor RSU Grant on the same terms and conditions as the Guarantor RSU Grants for U.S. continuing employees described above, or (2) the unvested Transphorm RSU consideration (that is, a cash payment without interest equal to, for each share of Transphorm common stock subject to such unvested Transphorm RSU, the per share price, less applicable tax withholding), which will vest on the same modified vesting schedule that applies to the Guarantor RSU Grants.

To the extent the vesting schedule that applied to any Transphorm RSUs as of immediately before the effective time of the merger otherwise would have caused any of those Transphorm RSUs to vest before the grant date of the Guarantor RSU Grants, then at the effective time of the merger, those Transphorm RSUs will not be converted into the right to receive Guarantor restricted stock units and instead will be converted into the right to receive the unvested Transphorm RSU consideration, which will be paid, less applicable tax withholding, no later than 30 days after the applicable vesting date.

As of immediately prior to the effective time of the merger, the vesting of any outstanding then-unvested Transphorm RSUs that vest solely on the basis of continued service over specified period(s) of time will be accelerated as follows: (i) for any such Transphorm RSUs that were granted before August 1, 2023, as to all of such Transphorm RSUs, and (ii) for any such Transphorm RSUs that were granted on or after August 1, 2023, but on or prior to December 31, 2023, as to 50 percent of such Transphorm RSUs.

For more information regarding the vesting acceleration that may apply to the Transphorm RSUs held by Transphorm’s directors, see the section of this proxy statement captioned “—Interests of Transphorm’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships.”

Treatment of Transphorm Options

As of February 15, 2024, 4,529,763 shares were subject to outstanding Transphorm options, of which 3,869,042 have a per share exercise price below the per share price. As of February 15, 2024, Transphorm options to purchase an aggregate of 215,000 shares of Transphorm common stock were held by Transphorm’s current non-employee directors (of which 105,000 have a per share exercise price below the per share price) and Transphorm options to purchase an aggregate of 1,780,826 shares of Transphorm common stock were held by any individual who is a current Transphorm executive officer or has been a Transphorm executive officer at any time since the beginning of Transphorm’s fiscal year ended March 31, 2023 (of which 1,576,700 have a per share exercise price below the per share price).

At the effective time of the merger, each outstanding Transphorm option (whether vested or unvested) will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Transphorm common stock subject to the Transphorm option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such Transphorm option, less applicable tax withholding.

Any underwater Transphorm option (whether vested or unvested) will be cancelled at the effective time of the merger for no consideration or payment.

Equity Interests of Transphorm’s Directors and Executive Officers

The following table sets forth for each person who has been a Transphorm executive officer or member of the Transphorm Board at any time since the beginning of Transphorm’s fiscal year ended March 31, 2023 (or 2023 fiscal year), (1) the number of shares of Transphorm common stock directly held, (2) the number of shares of Transphorm common stock subject to his or her in-the-money (that is, the per share exercise price is less than the per share price) Transphorm options, and (3) the number of shares of Transphorm common stock subject to his or her Transphorm RSUs, assuming the following and such additional assumptions set forth in the footnotes to the table:

•

the Transphorm shares include those held, and Transphorm options and Transphorm RSUs include those outstanding and held, by the applicable individual as of February 15, 2024 (plus such additional Transphorm RSUs expected to be granted after such date as provided in footnotes (1) and (5) below), and assuming no sales, transfers or exercises, that are expected to be held and outstanding as of September 15, 2024, which is the date that for purposes of this section of the proxy statement is assumed to be the closing date of the merger;

•

that the values of these shares of Transphorm common stock and equity awards are equal to the per share price of $5.10 (minus any applicable exercise price in the case of the in-the-money Transphorm options); and

•

that each individual will continue employment or other applicable service with Transphorm through the assumed closing date of the merger except as specified otherwise in footnotes (2) and (7) such that his or her Transphorm equity awards will continue vesting in accordance with their applicable vesting schedules through such assumed closing date.

	Shares of Transphorm Common Stock(1)		In-the-Money Transphorm Options(2)		Vested But Not Yet Settled Transphorm RSUs(3)(4)(5)		Unvested Transphorm RSUs(3)(5)(6)
Name	Number of Shares (#)	Value ($)	Number of Underlying Shares (#)	Value ($)	Number of Underlying Shares (#)	Value ($)	Number of Underlying Shares (#)	Value ($)
Primit Parikh	207,976	1,060,678	491,644	675,572	155,334	792,203	132,000	673,200
Cameron McAulay	77,914	397,361	200,290	260,636	55,734	284,243	48,400	246,840
Umesh Mishra	196,653	1,002,930	526,261	583,609	83,867	427,722	79,200	403,920
Mario Rivas(7)	92,134	469,883	358,505	272,464	—	—	—	—
Julian Humphreys	88,811	452,936	—	—	2,188	11,159	—	—
Katharina McFarland	85,717	437,157	—	—	4,375	22,313	—	—
Cynthia (Cindi) Moreland	72,704	370,790	50,000	50,000	9,375	47,813	—	—
Kelly Smales	70,125	357,638	55,000	33,000	8,750	44,625	—	—
Eiji Yatagawa	—	—	—	—	—	—	—	—

(1)

Represents (i) shares of Transphorm common stock held by the individual as of February 15, 2024, plus (ii) any shares of Transphorm common stock subject to Transphorm RSUs held by the individual as of February 15, 2024, that are scheduled to vest on or after February 15, 2024, but prior to the assumed closing date of the merger (which are assumed to be settled in shares of Transphorm common stock as to such full number of shares that vest, and disregarding any reductions in relation to any applicable tax withholding obligations) as discussed further in footnote (5) below, plus (iii) the estimated number of shares of Transphorm common stock underlying the Transphorm RSUs expected to be granted to a non-employee member of the Transphorm Board in lieu of the additional cash retainer payable for service as chair of the Transphorm Board, lead independent director of the Transphorm Board, or the chair or a member of a committee of the Transphorm Board for the fourth quarter of Transphorm’s 2024 fiscal year, as discussed further in footnote (5) below. For additional information regarding shares of Transphorm common stock held and other shares beneficially owned by the individuals, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)

Represents vested and unvested outstanding in-the-money Transphorm options held by the individual. The values shown are determined as the excess of (i) the total number of shares of Transphorm common stock subject to such Transphorm options multiplied by the per share price, over (ii) the aggregate exercise price for such Transphorm options. The number of shares subject to the vested and unvested portions of the in-the-money Transphorm options (after taking into account any vesting scheduled to occur on or after February 15, 2024, but prior to the closing date of the merger, which date, solely for purposes of this section of the proxy statement, is assumed to be September 15, 2024), and the value (determined as the aggregate number of underlying shares multiplied by the per share price minus the aggregate exercise price with respect to such shares) of those portions of the in-the-money Transphorm options are as follows:

Name	Vested In-the-Money Transphorm Options (#)	Vested In-the-Money Transphorm Options ($)	Unvested In-the-Money Transphorm Options (#)	Unvested In-the-Money Transphorm Options ($)
Primit Parikh	347,644	344,372	144,000	331,200
Cameron McAulay	147,490	139,196	52,800	121,440
Umesh Mishra	439,860	384,886	86,401	198,722
Mario Rivas	358,505	272,464	—	—
Julian Humphreys	—	—	—	—
Katharina McFarland	—	—	—	—
Cynthia (Cindi) Moreland	34,375	34,375	15,625	15,625
Kelly Smales	41,250	24,750	13,750	8,250
Eiji Yatagawa	—	—	—	—

With respect to Mr. Rivas, the numbers of shares and values shown in the table to which this footnote (2) relates and the table set forth in this footnote (2) assume that (i) he will continue to provide services to Transphorm through May 15, 2024 (which is the latest date that he is to provide advisory transition services under his separation and transition letter agreement with Transphorm dated May 11, 2023), and vest in his Transphorm equity awards through such date, and (ii) he will satisfy the conditions for receiving the extension, through December 31, 2024, of the post-termination exercise period of his Transphorm options, as specified in his separation and transition and letter agreement, such that his Transphorm options will remain outstanding through the closing date of the merger, which date, solely for purposes of this section of the proxy statement, is assumed to be September 15, 2024. Upon a separation of Mr. Rivas’ service with Transphorm on May 15, 2024, Mr. Rivas’ then unvested equity awards will be forfeited (consisting of unvested Transphorm RSUs covering an aggregate of 9,334 shares of Transphorm common stock and no unvested in-the-money Transphorm options).

(3)	The values shown with respect to Transphorm RSUs are determined as the product of the per share price, multiplied by the total number of shares of Transphorm common stock subject to Transphorm RSUs.
(4)

As described further in the section of this proxy statement captioned “—Interests of Transphorm’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships—Non-Employee Director Equity Awards,” Transphorm RSUs outstanding as of the date of the closing of the merger (which date, solely for purposes of this section of the proxy statement, is assumed to be September 15, 2024) that are held by Transphorm’s non-employee directors will accelerate vesting in full. In addition, 100 percent of the Transphorm RSUs granted before August 1, 2023, and 50 percent of the Transphorm RSUs granted on or after August 1, 2023, but on or prior to December 31, 2023, outstanding and unvested as of the closing date of the merger (which date, solely for purposes of this section of the proxy statement, is assumed to be September 15, 2024) that are held by Dr. Parikh, Mr. McAulay and Dr. Mishra will accelerate vesting.

(5)

Does not include the following shares of Transphorm common stock subject to Transphorm RSUs that are scheduled to vest on or after February 15, 2024, but prior to the closing date of the merger (which date, solely for purposes of this section of the proxy statement, is assumed to be September 15, 2024), subject to continued service through the applicable date: 24,000 shares with respect to Dr. Parikh, 8,800 shares with respect to Mr. McAulay, 14,400 shares with respect to Dr. Mishra, 39,993 shares with respect to Dr. Humphreys, 43,147 shares with respect to Ms. McFarland, 39,013 shares with respect to Ms. Moreland, and 39,943 shares with respect to Ms. Smales. All such shares instead are included in the column entitled “Shares of Transphorm Common Stock” in the table above. With respect to each non-employee member of the Transphorm Board, the foregoing number includes 1,371 shares with respect to Dr. Humphreys, 2,337 shares with respect to Ms. McFarland, 1,016 shares with respect to Ms. Moreland, and 1,321 shares with respect to Ms. Smales, each of which is the estimated number of shares of Transphorm common stock underlying the fully vested Transphorm RSUs expected to be granted on April 20, 2024, to such individual in lieu of the additional cash retainer payable for service as chair of the Transphorm Board, lead independent director of the Transphorm Board, or the chair or a member of a committee of the Transphorm Board for the fourth quarter of Transphorm’s 2024 fiscal year, assuming the closing price for a share of Transphorm common stock on April 20, 2024, is equal to $4.92, which was the closing price for a share of Transphorm common stock on February 15, 2024.

(6)

Represents outstanding Transphorm RSUs that are not scheduled to vest before the closing date of the merger (which date, solely for purposes of this section of the proxy statement, is assumed to be September 15, 2024). For each of the Transphorm executive officers, represents the portion of his Transphorm RSUs granted on August 30, 2023, outstanding and unvested as of the closing date of the merger (which date, solely for purposes of this section of the proxy statement, is assumed to be September 15, 2024) that does not accelerate vesting as described in footnote (4) above. Each of the current Transphorm executive officers is eligible for full vesting acceleration of any Guarantor RSU Grants received in exchange for such unvested Transphorm RSUs in connection with certain qualifying terminations of employment under the Key Executive Severance Plan. For additional information regarding such vesting acceleration, see the section of this proxy statement captioned “—Interests of Transphorm’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships.”

(7)

Mr. Rivas resigned from his employment with Transphorm and as a member of the Transphorm Board effective May 15, 2023. His consulting agreement entered into with Transphorm in connection with his resignation provides for Mr. Rivas to provide continued services for a transition period following his employment termination through May 15, 2024. During such transition services period, Mr. Rivas is eligible to continue vesting in his Transphorm equity awards.

Change in Control and Severance Benefits Under Existing Relationships

Non-Employee Director Equity Awards

Transphorm has granted certain stock options and restricted stock units under Transphorm’s 2020 Equity Incentive Plan, as amended (which is referred to as the “2020 plan”), including in accordance with the terms of Transphorm’s Outside Director Compensation Policy (which is referred to as the “director compensation policy”) that are outstanding and held by Transphorm’s non-employee directors. Pursuant to the 2020 plan and the director compensation policy, equity awards granted to Transphorm’s non-employee directors will accelerate vesting in full upon a “change in control.” The closing of the merger will be a “change in control” within the meaning of the 2020 plan and the director compensation policy.

Key Executive Change in Control and Severance Plan

Each of Transphorm’s current executive officers participate in the Key Executive Severance Plan. The Key Executive Severance Plan provides for benefits in connection with an involuntary termination of employment, including in connection with a change in control of Transphorm. The closing of the merger will be a “change in control” within the meaning of the Key Executive Severance Plan.

Under the Key Executive Severance Plan, if, other than during the period beginning with Transphorm’s change in control and ending 24 months later, a participant incurs an “involuntary termination” (as defined in the Key Executive Severance Plan), then the participant will receive a lump sum cash amount equal to (a) in the case of Dr. Parikh, 150 percent, or in the case of Dr. Mishra or Mr. McAulay, 100 percent, of the participant’s annual base salary, and (b) a taxable lump sum cash amount equal to the product of the first month’s premiums required for continued health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (which is referred to as “COBRA”), under Transphorm’s group medical, dental and vision plans, multiplied by, in the case of Dr. Parikh, 18 months, or in the case of Dr. Mishra or Mr. McAulay, 12 months.

If, during the period beginning with Transphorm’s change in control and ending 24 months later, a participant incurs an involuntary termination (which is referred to as a “CIC involuntary termination”), then the participant will receive (i) a lump sum cash amount equal to the sum of (A) in the case of Dr. Parikh, 200 percent, or in the case of Dr. Mishra or Mr. McAulay, 100 percent, of the participant’s annual base salary and target bonus opportunity in effect for the performance period in which the CIC involuntary termination occurs (or if greater, the target bonus opportunity in effect for the performance period in which the change in control occurs), plus (B) a prorated amount of such target bonus opportunity for the period the participant was employed during Transphorm’s fiscal year in which the involuntary termination occurs, and (ii) a taxable lump sum cash amount equal to the product of the first month’s premiums required for continued health care coverage pursuant to COBRA under Transphorm’s group medical, dental and vision plans, multiplied by, in the case of Dr. Parikh, 24 months, or in the case of Dr. Mishra or Mr. McAulay, 12 months. In addition, upon a CIC involuntary termination, the participant will receive full vesting acceleration of any Transphorm equity awards that are subject to vest based only pursuant to continued service.

The table below sets forth, for each of Transphorm’s current executive officers, the estimated value of the payments and benefits the executive officer would receive under the Key Executive Severance Plan upon a CIC involuntary termination based on his current annualized base salary as adjusted effective January 1, 2024, and annualized target bonus as of January 1, 2024, and the estimated cost of the first month’s premiums for continued coverage under the applicable Transphorm health plans. The vesting acceleration of Transphorm RSUs that the executive officers would receive under the Key Executive Severance Plan upon a CIC involuntary termination is as described further above. Mr. Rivas is not a participant in the Key Executive Severance Plan and accordingly is not eligible for any benefits under such plan.

Name	Salary Severance ($)(1)	Bonus Severance ($)(2)	Prorated Bonus Severance ($)(3)	Other Benefits ($)(4)
Primit Parikh	700,000	630,000	144,986	62,263
Cameron McAulay	305,000	183,000	84,230	—
Umesh Mishra	190,000	114,000	52,471	—

(1)

Represents the lump sum cash amount equal to 12 months (or in Dr. Parikh’s case, 24 months) of the executive officer’s base salary. Effective January 1, 2024, the base salary for Mr. McAulay was adjusted from $275,000 to $305,000, and the base salary for Dr. Mishra was adjusted from $180,000 to $190,000.

(2)

Represents the lump sum cash amount equal to 100 percent (or in Dr. Parikh’s case, 200 percent) of the executive officer’s target annual bonus (determined as such executive officer’s target annual bonus for Transphorm’s 2024 fiscal year of 90 percent of base salary for Dr. Parikh, 60 percent of base salary for Mr. McAulay, and 60 percent of base salary for Dr. Mishra, multiplied by such executive officer’s base salary as adjusted effective January 1, 2024, as described in footnote (1) above).

(3)

Represents the lump sum cash amount equal to 100 percent of the executive officer’s target annual bonus (determined as described in footnote (2) above), prorated for partial year of service from April 1, 2024, through September 15, 2024, which solely for purposes of this section of the proxy statement is assumed to be the closing date of the merger and, for purposes of this table, is assumed to be the date of such executive officer’s CIC involuntary termination.

(4)

Represents the lump sum cash amount equal to the product of the first month’s premiums required for continued health care coverage pursuant to COBRA under Transphorm’s group medical, dental and vision plans, multiplied by 12 months (or in Dr. Parikh’s case, 24 months).

If any of the severance benefits provided under the Key Executive Severance Plan or otherwise payable to a participant (which is referred to as “280G payments”) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the excise tax under Section 4999 of the Internal Revenue Code, then the 280G payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to such participant. The Key Executive Severance Plan does not provide for any tax gross-up payment to any participant in the Key Executive Severance Plan.

The severance benefits under the Key Executive Severance Plan are subject to the participant timely entering into and not revoking a separation agreement and release of claims in favor of Transphorm and the participant’s compliance with the terms of the participant’s confidentiality agreement and any other written agreement or agreements between the participant and Transphorm (or any parent or subsidiary of Transphorm) under which the participant has a material duty or obligation to Transphorm (or any parent or subsidiary of Transphorm).

Transphorm has the right to amend or terminate the Key Executive Severance Plan at any time, provided that upon, in connection with or following Transphorm’s change in control, Transphorm without a participant’s written consent may not amend or terminate the Key Executive Severance Plan in any way, or take any other action under the Key Executive Severance Plan that (x) prevents that participant from becoming eligible for severance benefits, or (y) reduces or alters to the detriment of the participant the severance benefits, if any, payable, or potentially payable, to the participant (including, without limitation, imposing additional conditions).

For purposes of the Key Executive Severance Plan, the following definitions are used:

•

“Involuntary termination” generally means, with respect to a participant, the participant’s employment is terminated without “cause” and other than due to the participant’s death or “disability,” or the participant resigns in a “good reason termination” (as such terms are defined in the Key Executive Severance Plan).

•	“Cause” generally means, with respect to a participant:

•

the participant’s failure to substantially perform the participant’s lawful duties as assigned by Transphorm or any parent or subsidiary of Transphorm, as applicable (other than any such failure resulting from the participant’s complete or partial incapacity due to physical or mental illness or impairment);

•

the participant being convicted of or the participant’s plea of guilty or nolo contendere to any crime involving fraud, embezzlement or any other act of moral turpitude, crime that results in, or is reasonably expected to result in, material harm to the business or reputation of Transphorm or any parent or subsidiary of Transphorm, or felony;

•

the participant’s engagement in dishonesty, misrepresentation, illegal conduct, gross negligence or gross misconduct that causes or could reasonably be anticipated to cause material harm to Transphorm or any parent or subsidiary of Transphorm; or

•

the participant’s material breach of any material obligation under the Key Executive Severance Plan or any written agreement between the participant and Transphorm or any parent or subsidiary of Transphorm.

The determination of whether grounds for cause exists, including the determination of the cure of any event and/or action, omission or event constituting grounds for cause, will be made in all cases by administrator of the Key Executive Severance Plan.

•

“Good reason termination” generally means with respect to a participant, the participant’s resignation due to the occurrence of any of the following conditions which occurs without the participant’s written consent, provided that the requirements set forth below regarding advance notice and an opportunity to cure are satisfied:

•	a material reduction in the participant’s base salary as in effect immediately prior to such reduction;

•

a material reduction in the participant’s authority, duties or responsibilities pursuant to the participant’s employment with Transphorm or any parent or subsidiary of Transphorm relative to the authority, duties or responsibilities in effect immediately prior to such reduction;

•

the participant being required to relocate the participant’s principal site of employment that would increase the participant’s one-way commute by more than 35 miles from the participant’s then principal residence; or

•	the failure or refusal of a successor to Transphorm to materially assume Transphorm’s obligations under the Key Executive Severance Plan on or after a change in control.

In order for the participant’s resignation to be a good reason termination, the participant must provide written notice to Transphorm of the existence of the condition that provides grounds for a good reason termination within 90 days of the initial existence of such condition. Upon receipt of such notice, Transphorm will have 30 days during which it may remedy the condition. If the condition is not remedied within such 30-day period, in order to constitute a good reason termination, the participant must resign based on the condition specified in the notice effective no later than 60 days following the expiration of Transphorm’s 30-day cure period. The determination of whether a good reason termination exists, including the determination of the cure of any event and/or breach constituting a good reason termination, will be made in all cases by the administrator of the Key Executive Severance Plan.

Retention Bonuses

On February 29, 2024, Transphorm entered into retention letter agreements with each of its current executive officers, under which the executive officer is eligible to receive a cash retention bonus in an amount equal to $535,000 for Dr. Parikh, $225,000 for Mr. McAulay and $265,000 for Dr. Mishra.

Under each such retention letter agreement, if the applicable executive officer remains in continuous service with Transphorm or any of its subsidiaries through the date that is three months following the closing date of the merger (which is referred to as the “retention date”), 100 percent of his retention bonus will be paid, less applicable tax withholdings, to him in a single lump sum within 60 days following the retention date. However, in the event an executive officer incurs an involuntary termination (within the meaning of the Key Executive Severance Plan) and such involuntary termination occurs on or after the effective time of the merger but before the retention date, then subject to the executive officer timely entering into and not revoking a separation agreement and release of claims in favor of Transphorm, his retention bonus will be paid, less applicable tax withholdings, in a single lump sum within 60 days following the date of the involuntary termination.

If any of the payments or benefits that an executive officer would receive from Transphorm or any of its subsidiaries (whether under his retention agreement or otherwise) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to such executive officer. The retention agreements do not provide for any tax gross-up payment to any executive officer.

Employment Arrangements Following the Merger

As of the date of this proxy statement, none of Transphorm’s executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Renesas or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Renesas or Merger Sub to be effective following the consummation of the merger. However, prior to the effective time of the merger, Renesas or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Transphorm’s employees to be effective as of the effective time of the merger.

Closing and Effective Time of the Merger

The closing of the merger will take place (1) on a date that is agreed upon by Transphorm, Renesas, and Merger Sub, but no later than four business days after the last condition is satisfied or waived (excluding conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions) (further described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”); or (2) at such other time agreed to by Transphorm, Renesas, and Merger Sub. On the closing date of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger in accordance with the DGCL.

Appraisal Rights

If the merger is consummated, Transphorm’s stockholders (including beneficial owners of shares of Transphorm’s capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand an appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective time of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, all references in Section 262 and in this summary “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Transphorm’s stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

Under Section 262, if the merger is completed, holders of record of shares of Transphorm common stock or beneficial owners who (1) deliver a written demand for appraisal of such stockholder’s shares of Transphorm common stock to Transphorm prior to the vote on the adoption of the merger agreement; (2) do not vote, in person or by proxy, in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective time of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of Transphorm common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of Transphorm common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (A) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262; or (B) the value of the merger consideration in respect of such shares exceeds $1 million. These conditions are referred to as the “ownership thresholds.” Given that the shares of Transphorm common stock are listed on the Nasdaq (and assuming such shares remain so listed up until closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of Transphorm common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Transphorm’s notice to Transphorm’s stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of record or beneficial owner of shares of Transphorm common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the per share price described in the merger agreement, without interest, less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Transphorm common stock, Transphorm believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Transphorm common stock must do ALL of the following:

•	such person must not, in person or by proxy, vote in favor of the proposal to adopt the merger agreement;

•	such person must deliver to Transphorm a written demand for appraisal before the vote on the merger agreement at the special meeting;

•

such person must continuously hold of record or beneficially own the shares of Transphorm common stock from the date of making the demand through the effective time of the merger (a person will lose appraisal rights if the person transfers the shares before the effective time of the merger); and

•

such person or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the stock of all dissenting stockholders entitled to appraisal within 120 days after the effective time of the merger (the surviving corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of Transphorm common stock unless one of the ownership thresholds is met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to Transphorm, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must hold or own, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s and beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Transphorm of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Transphorm, Inc.

75 Castilian Drive

Goleta, California 97113

Attention: Corporate Secretary

At any time within 60 days after the effective time of the merger, any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the merger agreement by delivering to Transphorm, as the surviving corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which is referred to as a “reservation”) for any application (as defined below) to the Delaware Court of Chancery; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective time of the merger, the surviving corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has submitted a demand for appraisal in accordance with Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective time thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Transphorm common stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Transphorm common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective time of the merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Transphorm has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which is referred to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition be given to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Given that the shares of Transphorm common stock are listed on the Nasdaq (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of Transphorm common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to Transphorm common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Transphorm common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH TRANSPHORM BELIEVES THAT THE PER SHARE PRICE IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND TRANSPHORM STOCKHOLDERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE PRICE. Neither Transphorm nor Renesas anticipates offering more than the per share price to any persons exercising appraisal rights, and each of Transphorm and Renesas reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Transphorm common stock is less than the per share price. If a petition for appraisal is not timely filed or, with respect to Transphorm common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which is referred to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Transphorm common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Transphorm common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share price as provided in the merger agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of Transphorm common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share price as provided in the merger agreement in accordance with Section 262.

From and after the effective time of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of Transphorm common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective time of the merger).

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the merger agreement, less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger will be accounted for as a “business combination” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. holders and Non-U.S. holders of shares of Transphorm common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (which is referred to as the “Code”), U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (which is referred to as the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Transphorm common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, as property held for investment purposes). With respect to holders whose shares of Transphorm common stock were subject to vesting restrictions at the time such shares were acquired, if any, this discussion assumes that a valid and timely election pursuant to Section 83(b) of the Code was made with respect to such shares.

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

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tax consequences to holders who received their shares of Transphorm common stock in a compensatory transaction or pursuant to the exercise of Transphorm options, or Transphorm RSUs, or otherwise in connection with the performance of services;

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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through individual retirement or other tax-deferred accounts; Non-U.S. holders that own (directly or by attribution) more than five percent of Transphorm common stock; or U.S. expatriates and certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding shares of Transphorm common stock as part of a hedging, constructive sale or conversion, straddle, or other risk reduction transaction;

•	tax consequences to U.S. holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their Transphorm common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences to holders who are “controlled foreign corporations,” “passive foreign investment companies” or “personal holding companies” for U.S. federal income tax purposes;

•	tax consequences arising from the Medicare tax on net investment income;

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tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Transphorm common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	any U.S. federal estate, gift, or alternative minimum tax consequences;

•	any state, local, or non-U.S. tax consequences; or

•	tax consequences to persons that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Transphorm common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Transphorm common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING

TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Transphorm common stock that is not a partnership and is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Taxable Sale of Company Capital Stock

The receipt of cash by a U.S. holder in exchange for shares of Transphorm common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. holder’s gain or loss will be equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the amount that such U.S. holder paid for the shares. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of shares of Transphorm common stock at different times and/or different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Transphorm common stock.

Non-U.S. Holders

General

For purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of shares of Transphorm common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Taxable Sale of Company Capital Stock

Subject to the discussion below on backup withholding and FATCA (as defined below) withholding, any gain realized by a Non-U.S. holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

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such Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

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Transphorm is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which is referred to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. holder’s holding period with respect to the applicable shares of Transphorm common stock (which is referred to as the “relevant period”) and, if shares of Transphorm common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. holder owns (directly, indirectly or constructively) more than five percent of Transphorm common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, Transphorm believes that it is not, and has not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible consequences to them if Transphorm is a USRPHC.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. holder that furnishes a correct taxpayer identification number and certifies that such U.S. holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. holder that (a) provides a certification of such Non-U.S. holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

A U.S. holder may be required to retain records related to such holder’s Transphorm common stock and file with its U.S. federal income tax return, for the taxable year that includes the merger, a statement setting forth certain facts relating to the merger.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which are referred to collectively as “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department recently released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of

Transphorm common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Holders of Transphorm common stock are encouraged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of Transphorm common stock pursuant to the merger.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH HOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

General Efforts

Upon the terms and subject to the conditions set forth in the merger agreement, Renesas and Merger Sub, on the one hand, and Transphorm, on the other hand, agreed to use reasonable best efforts to take, or cause to be taken, all actions, do, or cause to be done, all things, and assist and cooperate with the other parties in doing, or causing to be done, all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective the merger, in the most expeditious manner practicable including: (1) seeking to obtain all consents, waivers, approvals, expirations of all applicable waiting periods, orders and authorizations from governmental authorities, and taking all actions to avoid or eliminate each and every impediment under applicable law; and (2) making all registrations, declarations, and filings with governmental authorities, in each case that are necessary or advisable to consummate the merger.

HSR Act; CFIUS

Under the merger agreement, the merger cannot be completed until the waiting period (and extensions thereof, if any) applicable to the merger under the HSR Act have expired or otherwise been terminated, and all consents of the relevant governmental authorities have been obtained.

Transphorm and Renesas each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the DOJ on January 25, 2024. The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on February 26, 2024.

Additionally, Renesas and Merger Sub have each agreed not to acquire or agree to acquire by merging or by acquiring in any other manner, any business of any person or other business organization or division if such business competes in any material line of business with Transphorm or its subsidiaries and the entering into a definitive agreement relating to the consummation of such transaction would reasonably be expected to (1) impose any delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration, or approval of any governmental authority necessary to consummate the merger or the expiration or termination of any applicable waiting period; (2) increase the risk of any governmental authority entering an order prohibiting the consummation of the merger; (3) increase the risk of not being able to remove any such order on appeal or otherwise; or (4) delay or prevent the consummation of the merger, subject to certain exceptions.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Transphorm or Renesas. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Subject to the terms of the merger agreement, each of Renesas and Merger Sub (and their respective controlled affiliates, if applicable) agreed to, if and to the extent necessary to obtain clearance of the merger pursuant to the HSR Act and any other antitrust laws applicable to the merger, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act, including if there is any legal proceeding by a governmental authority challenging the merger as violative of any antitrust law; provided, however, that Renesas shall not be required to (i) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Renesas, Merger Sub (or their respective affiliates, if applicable), or Transphorm and its subsidiaries; (B) the termination, modification, or assignment of existing relationships, joint ventures, contracts or obligations of Renesas, Merger Sub (or their respective affiliates, if applicable), or Transphorm and its subsidiaries; (C) the modification of any course of conduct regarding future operations of, or any other restrictions on, the activities of Renesas, Merger Sub (or their respective affiliates, if applicable), or Transphorm and its subsidiaries; or (ii) otherwise accept any limitations, requirements or conditions imposed, recommended or requested by the FTC or the DOJ that would have a material adverse effect on Renesas and its subsidiaries, taken as a whole.

Under the merger agreement, the merger cannot be completed until receipt of the CFIUS approval. Each party’s obligations to complete the merger are contingent upon CFIUS approval.

CFIUS may impose conditions as a prerequisite for its clearance of the merger. Renesas may determine not to proceed with the merger should such conditions (i) result in a material adverse effect on Guarantor and its subsidiaries taken as a whole; (ii) violate any law of a competent jurisdiction applicable to Renesas or its affiliates; (iii) require Guarantor or its subsidiaries to sell, divest, or dispose of any material assets or material businesses of Guarantor or its subsidiaries; (iv) result in a material impediment to the reasonable integration of Transphorm with Renesas, including any mitigation that would materially limit the ability of Guarantor or its subsidiaries to own, control or operate Transphorm; or (v) reasonably be expected to materially impair the commercial value to Renesas of Transphorm and its subsidiaries, taken as a whole.

One or more governmental bodies may impose a condition, restriction, qualification, requirement, or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by Transphorm’s stockholders and the completion of the merger.

Although Transphorm expects that all required regulatory clearances and approvals will be obtained, Transphorm cannot assure you that these regulatory clearances and approvals will be obtained in a timely manner, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Financing of the Merger

The obligation of Renesas and Merger Sub to consummate the merger is not subject to any financing condition. Renesas and Merger Sub have represented to Transphorm that, as of January 10, 2024, they had and will have available to them sufficient funds to make the payments required to be paid at the closing of the merger by Renesas and Merger Sub under the merger agreement. This includes funds needed to: (1) pay Transphorm stockholders the amounts due under the merger agreement for their Transphorm common stock, and (2) make payments in respect of outstanding Transphorm RSUs, Transphorm options and Transphorm warrants payable at the closing of the merger pursuant to the merger agreement.

Voting Agreement

In connection with Transphorm’s entry into the merger agreement, on January 10, 2024, Phorm Investor, in its capacity as a stockholder of Transphorm, entered into the voting agreement with Renesas. A copy of the voting agreement is attached as Annex C to this proxy statement. The voting agreement covers approximately 38.6 percent of the shares of Transphorm’s common stock issued and outstanding as of the record date.

Under the voting agreement, Phorm Investor has agreed to vote all of its shares of Transphorm common stock (1) in favor of the adoption of the merger agreement and approval of the merger and for the approval of any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes present for there to be a quorum or for the adoption of the merger agreement on the date on which such meeting is held; and (2) against any acquisition proposal, reorganization, recapitalization, liquidation or winding-up of Transphorm or any other extraordinary transaction involving Transphorm, or any corporate action the consummation of which would reasonably be expected to interfere with, prevent or delay the consummation of the transactions contemplated by the merger agreement. The voting agreement does not restrict any designee of Phorm Investor who is a director of Transphorm from acting in such capacity or fulfilling the obligations of such office.

Pursuant to the voting agreement, Phorm Investor has agreed not to, until the termination of the voting agreement and subject to certain exceptions in the voting agreement, directly or indirectly (1) grant any proxies, powers of attorney or any other authorizations, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Transphorm common stock held by Phorm Investor; (2) sell, assign, transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer or other disposition of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by operation of law or otherwise, including pursuant to any derivative transaction), any Transphorm common stock held by Phorm Investor (or any beneficial ownership therein or portion thereof) or consent to any of the foregoing; or (3) otherwise permit any lien or encumbrance to be created on any of the Transphorm common stock held by Phorm Investor, except for such liens or encumbrances as would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact Phorm Investor’s ability to perform its obligations under the voting agreement.

The voting agreement terminates automatically upon the earliest to occur of (1) the effective time of the merger; (2) the date on which either Renesas or Transphorm provides notice to the other of termination of the merger agreement in accordance with its terms (or, if earlier, the date on which the merger agreement is otherwise terminated); (3) the mutual termination of the voting agreement by written agreement of each party to the voting agreement; (4) the effectiveness of amendment to the merger agreement that imposes any additional restrictions or conditions on the payment of the per share price, imposes any additional conditions on the consummation of the merger, reduces the per share price or changes the form of consideration payable to the Transphorm stockholders pursuant to the merger agreement; and (5) the occurrence of a Transphorm Board recommendation change.

Delisting and Deregistration of Transphorm Common Stock

If the merger is completed, Transphorm common stock will no longer be traded on the Nasdaq and will be deregistered under the Exchange Act. Transphorm will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC with respect to Transphorm common stock.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

Transphorm is asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The Transphorm Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

Transphorm is asking you to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, Transphorm can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if Transphorm received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, Transphorm could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, Transphorm may seek stockholder approval to adjourn the special meeting if a quorum is not present.

The Transphorm Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You are encouraged to carefully read and consider the merger agreement, which is the legal document that governs the merger, in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants, and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations, and supplemental information agreed to by Transphorm, Renesas, Merger Sub, and Guarantor in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed by Transphorm to Renesas and Merger Sub in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Transphorm and Renesas and Merger Sub rather than to establish matters as facts. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Transphorm’s stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Transphorm, Renesas, Merger Sub, Guarantor or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Transphorm, Renesas, and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A to this proxy statement, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Transphorm, Renesas, Merger Sub, or their respective businesses. Accordingly, the representations, warranties, covenants, and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in Transphorm’s filings with the SEC regarding Transphorm and Transphorm’s business.

Closing and Effective Time of the Merger

The closing of the merger will take place (1) on a date to be agreed by Renesas, Merger Sub, and Transphorm that is no later than the fourth business day after the satisfaction or waiver of the last condition to the closing of the merger (other than those conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver (to the extent permitted under the merger agreement) of such conditions); or (2) at such other time mutually agreed to by Transphorm, Renesas, and Merger Sub. On the closing date of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger: (1) Merger Sub will be merged with and into Transphorm; (2) the separate corporate existence of Merger Sub will cease; and (3) Transphorm will continue as the surviving corporation in the merger and a wholly owned subsidiary of Renesas. From and after the effective time of the merger, all of the property, rights, privileges, powers, and franchises of Transphorm and Merger Sub will vest in the surviving corporation and all of the debts, liabilities, and duties of Transphorm and Merger Sub will become the debts, liabilities, and duties of the surviving corporation.

At the effective time of the merger, the certificate of incorporation of Transphorm as the surviving corporation will be amended and restated in its entirety to read as set forth in the applicable exhibit attached to the merger agreement, and the bylaws of Merger Sub as in effect immediately prior to the effective time will become the bylaws of Transphorm as the surviving corporation, in each case, until thereafter amended in accordance with the DGCL and the certificate of incorporation and bylaws of the surviving corporation.

At the effective time of the merger, the board of directors of the surviving corporation will be the directors of Merger Sub as of immediately prior to the effective time of the merger, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal. At the effective time of the merger, the officers of the surviving corporation will be the officers of Transphorm as of immediately prior to the effective time of the merger, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly appointed, or until their earlier death, resignation, or removal.

Conversion of Shares

Common Stock

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of Transphorm common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than as specified in the merger agreement) will be automatically converted into the right to receive an amount in cash equal to the per share price, without interest and less any applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the terms of the merger agreement).

At the effective time of the merger, each outstanding share of common stock that is (1) held by Transphorm as treasury stock; (2) owned by Renesas or Merger Sub; or (3) owned by any direct or indirect wholly owned subsidiary of Renesas or Merger Sub will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor. At the effective time of the merger, the shares of Transphorm common stock held by Transphorm stockholders who have (1) neither voted in favor of the adoption of the merger nor consented thereto in writing, and (2) properly demanded appraisal of such shares of Transphorm common stock pursuant to, and in accordance with Section 262, if any, will be entitled to only such rights as are granted by Section 262. At the effective time of the merger, each share of common stock of Merger Sub that is outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid, and nonassessable share of common stock of the surviving corporation and such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the surviving corporation.

Treatment of Equity Awards

The merger agreement provides that Transphorm’s equity awards that are outstanding immediately prior to the effective time of the merger will be treated in the following manner in connection with the merger:

Treatment of Transphorm Restricted Stock Units

At the effective time of the merger, each vested Transphorm RSU will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Transphorm common stock subject to such vested Transphorm RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, less applicable tax withholding.

At the effective time of the merger, except as agreed by the affected parties or as otherwise described below, each unvested Transphorm RSU (taking into account the effect of any applicable vesting acceleration in connection with the merger) held by a U.S. continuing employee will be cancelled and converted into the right to receive an unvested Guarantor RSU Grant covering a number of Guarantor restricted stock units equal to (x) the total number of shares of Transphorm common stock subject to such unvested Transphorm RSU immediately prior to the effective time of the merger, multiplied by the per share price (converted into Japanese Yen using the U.S. dollar to Japanese Yen exchange rate 30-day trailing average of the closing daily exchange rates published by the Wall Street Journal (U.S. online edition) over the 30 consecutive trading days ending immediately preceding the closing date of the merger), divided by (y) the Guarantor common stock price, rounded up to the nearest 100 Guarantor restricted stock units.

Each Guarantor RSU Grant will be subject to the terms and conditions in Guarantor’s stock compensation plan. Each Guarantor RSU Grant will vest according to the modified vesting schedule that is based on the vesting schedule that applied to the corresponding unvested Transphorm RSU, except that (a) any Guarantor restricted stock units that otherwise would be scheduled to vest before the initial vest date (that is, the first quarterly vesting date of Guarantor that occurs after the closing of the merger) instead will be scheduled to vest on the closing date of the merger, and (b) any Guarantor restricted stock units that otherwise would be scheduled to vest after the initial vest date, will vest as follows: for any restricted stock units that otherwise would be scheduled to vest during the period from (1) November 1 through January 31, those restricted stock units instead will be scheduled to vest on November 1, (2) February 1 through April 30, those restricted stock units instead will be scheduled to vest on February 1, (3) May 1 through July 31, those restricted stock units instead will be scheduled to vest on May 1, and (4) August 1 through October 31, those restricted stock units instead will be scheduled to vest on August 1.

At the effective time of the merger, except as agreed by the affected parties or as otherwise described below, each unvested Transphorm RSU (taking into account the effect of any applicable vesting acceleration in connection with the merger) held by a person who is not a U.S. continuing employee will be cancelled and converted into the right to receive, at Renesas’ discretion, either (1) a Guarantor RSU Grant on the same terms and conditions as the Guarantor RSU Grants for U.S. continuing employees described above, or (2) the unvested Transphorm RSU consideration (that is, a cash payment without interest equal to, for each share of Transphorm common stock subject to such unvested Transphorm RSU, the per share price, less applicable tax withholding), which will vest on the same modified vesting schedule that applies to the Guarantor RSU Grants.

To the extent the vesting schedule that applied to any Transphorm RSUs as of immediately before the effective time of the merger otherwise would have caused any of those Transphorm RSUs to vest before the grant date of the Guarantor RSU Grants, then at the effective time of the merger, those Transphorm RSUs will not be converted into the right to receive Guarantor restricted stock units and instead will be converted into the right to receive the unvested Transphorm RSU consideration, which will be paid, less applicable tax withholding, no later than 30 days after the applicable vesting date.

The merger agreement provides that before the effective time of the merger, the Transphorm Board must have adopted appropriate resolutions and taken all other actions necessary and appropriate to provide that, as of immediately prior to the effective time of the merger, the vesting of any outstanding then-unvested Transphorm RSUs that vest solely on the basis of continued service over specified period(s) of time will be accelerated as follows: (i) for any such Transphorm RSUs that were granted before August 1, 2023, as to all of such Transphorm RSUs, and (ii) for any such Transphorm RSUs that were granted on or after August 1, 2023, but on or prior to December 31, 2023, as to 50 percent of such Transphorm RSUs.

Treatment of Transphorm Options

At the effective time of the merger, each outstanding Transphorm option (whether vested or unvested) will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Transphorm common stock subject to the Transphorm option multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such Transphorm option, less applicable tax withholding.

Any underwater Transphorm option (whether vested or unvested) will be cancelled at the effective time of the merger for no consideration or payment.

Warrants

At the effective time of the merger, each Transphorm warrant that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive (without interest) an amount in cash, equal to (1) the number of shares of Transphorm common stock subject to such Transphorm warrant multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such Transphorm warrant, less any applicable taxes. Any Transphorm warrant with an exercise price per share of Transphorm common stock that is greater than or equal to the per share price will be cancelled at the effective time of the merger for no consideration or payment.

Payment Agent, Exchange Fund and Exchange and Payment Procedures

Prior to the closing of the merger, Renesas will appoint an agent reasonably acceptable to Transphorm (which is referred to as the “payment agent”), to make payments of the merger consideration to Transphorm’s stockholders and warrantholders. At or prior to the closing of the merger, Renesas will deposit (or cause to be deposited) with the payment agent an amount of cash that is sufficient in the aggregate to pay the aggregate per share price payable to Transphorm’s stockholders and warrantholders in accordance with the merger agreement.

Promptly (and in any event within one business day) following the effective time of the merger, Renesas and the surviving corporation will cause the payment agent to mail to each holder of record (as of immediately prior to the effective time of the merger) of a certificate that immediately prior to the effective time of the merger represented outstanding shares of Transphorm common stock (other than as specified in the merger agreement), a letter of transmittal and instructions advising stockholders how to surrender stock certificates in exchange for merger consideration. Upon receipt of (1) surrendered certificates for cancellation (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond); and (2) a duly completed and signed letter of transmittal and such other documents as may be reasonably requested by the payment agent, the holder of such certificate will be entitled to receive an amount in cash equal to the product of (x) the aggregate number of shares of Transphorm common stock represented by such certificate and (y) the per share price. The amount of any per share price paid to Transphorm’s stockholders will not include interest and may be reduced by any applicable withholding taxes.

Notwithstanding the foregoing, any holder of shares of Transphorm common stock held in book-entry form (which is referred to as “uncertificated shares”) will not be required to deliver a certificate or an executed letter of transmittal (as both are described above) to the payment agent to receive the consideration payable in respect thereof. Each holder of record (as of immediately prior to the effective time of the merger) of uncertificated shares that immediately prior to the effective time of the merger represented an outstanding share of Transphorm common stock (other than as specified in the merger agreement) will, upon receipt of an “agent’s message” in customary form at the effective time of the merger, and after providing any documents as may reasonably be requested by the payment agent, be entitled to receive, and the payment agent will pay and deliver as promptly as practicable, an amount in cash equal to the product of (1) the aggregate number of shares of Transphorm common stock represented by such holder’s transferred uncertificated shares; and (2) the per share price. The amount of consideration paid to such Transphorm stockholders will not include interest and may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within one year following the effective time of the merger, such cash will be returned to Renesas upon demand, and any of Transphorm’s stockholders and warrantholders as of immediately prior to the merger who have not complied with the exchange procedures in the merger agreement will thereafter look only to Renesas for satisfaction of payment of the merger consideration (subject to abandoned property law, escheat law or similar laws). None of the payment agent, Renesas, the surviving corporation, or any other party will be liable to any of Transphorm’s stockholders with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar laws.

The letter of transmittal will include instructions if a stockholder has lost a stock certificate or if such certificate has been stolen or destroyed. In the event that any stock certificates have been lost, stolen, or destroyed, then the payment agent will issue the per share price to such holder upon the making by such holder of an affidavit for such lost, stolen or destroyed certificate. Renesas or the payment agent may, in its discretion and as a condition precedent to the payment of the per share price, require such stockholder to deliver a bond in such amount as Renesas or the payment agent may direct as indemnity against any claim that may be made against Renesas, the surviving corporation or the payment agent with respect to such certificate.

Representations and Warranties

The merger agreement contains representations and warranties of Transphorm, Renesas, Merger Sub and Guarantor.

Some of the representations and warranties in the merger agreement made by Transphorm are qualified as to “materiality” or “company material adverse effect.” For purposes of the merger agreement, “company material adverse effect” means any change, event, condition, development, fact, occurrence, effect, or circumstance that, individually or taken together with all other effects that exist or have occurred prior to the date of determination of the company material adverse effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of Transphorm and its subsidiaries, taken as a whole, but excluding, in each case, any such effect to the extent arising out of, relating to or resulting from:

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general economic conditions anywhere in the world, or conditions in the global economy generally (except, to the extent that such effect has had a materially disproportionate adverse effect on Transphorm and its subsidiaries relative to similarly situated companies operating in the industry in which Transphorm and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred);

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conditions in the financial markets, credit markets, equity markets, debt markets, currency markets, or capital markets in anywhere in the world, including (a) changes in interest rates or credit ratings in the United States or any other country; (b) changes in exchange rates for the currencies of any country; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating anywhere in the world (except, in each case, to the extent that such effect has had a materially disproportionate adverse effect on Transphorm relative to similarly situated companies operating in the industry in which Transphorm and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred);

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conditions in the industries in which Transphorm and its subsidiaries conduct business, or changes in such conditions (except to the extent that such effect has had a materially disproportionate adverse effect on Transphorm and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Transphorm and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred).

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conditions in any specific jurisdiction or geographical area in which Transphorm and its subsidiaries conduct business, or changes in such conditions (except, in each case, to the extent that such effect has had a materially disproportionate adverse effect on Transphorm and its subsidiaries relative to similarly situated companies operating in the industry in which Transphorm and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred);

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regulatory, legislative, or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world (except, in each case, to the extent that such effect has had a materially disproportionate adverse effect on Transphorm relative to similarly situated companies operating in the industry in which Transphorm and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred);

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any geopolitical conditions, outbreak of hostilities, armed conflicts, civil unrest, civil disobedience, acts of war, sabotage, terrorism, or military actions (including, in each case, any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other governmental authority or the declaration by the United States or any other governmental authority of a national emergency or war (except, in each case, to the extent that such effect has had a materially disproportionate adverse effect on Transphorm relative to similarly situated companies operating in the industry in which Transphorm and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, volcanic eruptions, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages, or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities) (except, in each case, to the extent that such effect has had a materially disproportionate adverse effect on Transphorm and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Transphorm and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred);

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pandemics (including the COVID-19 pandemic), epidemics, plagues, contagious disease outbreaks, or other comparable events (including quarantine restrictions mandated or recommended by any governmental authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities (including “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, directive, guideline, response, or recommendation of or promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such law, directive, guidance, response or recommendation (which are referred to as “COVID-19 measures”)) in the United States or any other country or region in the world;

•	inflation or any changes in the rate of increase or decrease of inflation;

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the development, continuation, or worsening of supply chain disruptions affecting the industry in which Transphorm and its subsidiaries conduct business (except, in each case, to the extent that such effect has had a materially disproportionate adverse effect on Transphorm and its subsidiaries, take as a whole, relative to similarly situated companies operating in the industry in which Transphorm and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred);

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the negotiation, execution, delivery, announcement, or performance of the merger agreement or the pendency or consummation of the merger including the impact thereof on the relationships, contractual or otherwise, of Transphorm and its subsidiaries with employees (including any employee attrition), suppliers, customers, partners, lenders, lessors, vendors, governmental authorities, or any other third person (except that this exception shall not apply to representations and warranties that specifically address the consequences of the entry into the merger agreement or the consummation of the merger);

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the compliance by any party with the terms of the merger agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of the merger agreement;

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any action taken or refrained from being taken by Transphorm or any of its subsidiaries, in each case to which Renesas has expressly approved, consented to, or requested in writing (including by email) following the date of the merger agreement;

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changes or proposed changes in GAAP or other accounting standards or law (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation, or proposal thereof, changes in the regulatory accounting requirements applicable to any industry in which Transphorm and its subsidiaries operate (including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof), or any action taken for the purpose of complying with such changes to GAAP or law (except to the extent that such effect has had a materially disproportionate adverse effect on Transphorm and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Transphorm and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred), or any COVID-19 measures;

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changes in the price or trading volume of Transphorm common stock, in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a company material adverse effect and may be taken into consideration when determining whether a company material adverse effect has occurred to the extent not otherwise excluded under this definition);

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any failure, in and of itself, by Transphorm and its subsidiaries to meet (1) any public estimates or expectations of Transphorm’s revenue, earnings, or other financial performance or results of operations for any period; or (2) any budgets, plans, projections, or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (1) or (2) may be deemed to constitute, in and of itself, a company material adverse effect and may be taken into consideration when determining whether a company material adverse effect has occurred to the extent not otherwise excluded under this definition);

•	the availability or cost of equity, debt, or other financing to Renesas or Merger Sub, or any of their respective affiliates;

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any transaction litigation or other legal proceeding threatened, made or brought by any of Transphorm’s current or former stockholders (on their own behalf or on behalf of Transphorm) against Transphorm, any of its stockholders, executive officers, or other employees or any member of the

Transphorm Board (or any affiliates of any of the foregoing) in connection with, arising from or otherwise relating to the merger, including any demand or legal proceeding for appraisal rights of the fair value of any shares of Transphorm common stock;

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the identity of, or any facts or circumstances relating to Renesas, or Merger Sub or their respective affiliates, or their respective plans or intentions of the foregoing with respect to Transphorm or its business; or

•	any breach of the merger agreement by Renesas or Merger Sub.

In the merger agreement, Transphorm has made customary representations and warranties to Renesas and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure letter to the merger agreement. These representations and warranties relate to, among other things:

•	organization and good standing;

•	corporate power and enforceability;

•	approval of the Transphorm Board, fairness opinion, and anti-takeover laws;

•	the nature of the required approval of Transphorm’s stockholders;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	Transphorm’s capitalization;

•	Transphorm’s subsidiaries and their capitalization;

•	Transphorm’s SEC reports;

•	Transphorm’s financial statements, internal controls, and indebtedness;

•	no undisclosed liabilities;

•	absence of certain changes;

•	material contracts;

•	real property matters;

•	environmental matters;

•	intellectual property matters;

•	privacy and security matters;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	permits;

•	compliance with laws;

•	legal proceedings and orders;

•	insurance;

•	related party transactions; and

•	brokers.

Under the merger agreement, Renesas and Merger Sub acknowledge that Transphorm has not made any representations or warranties other than those expressly set forth in the merger agreement or any certificate delivered by Transphorm pursuant to the merger agreement, and expressly disclaim reliance on any representation, warranty, or other information regarding Transphorm, other than those expressly set forth in the merger agreement or any certificate delivered by Transphorm pursuant to the merger agreement.

In the merger agreement, Renesas and Merger Sub have made customary representations and warranties to Transphorm that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	organization and good standing;

•	corporate power and enforceability;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	legal proceedings and orders;

•	ownership of Renesas and Merger Sub capital stock;

•	brokers;

•	no Renesas vote or approval required;

•	sufficient funds to consummate the merger; and

•	absence of stockholder and management arrangements.

Under the merger agreement, Transphorm acknowledges that Renesas and Merger Sub have not made any representations or warranties other than those expressly set forth in the merger agreement or any certificate delivered by Renesas and Merger Sub pursuant to the merger agreement, and expressly disclaims reliance on any representation, warranty, or other information regarding Renesas and Merger Sub, other than those expressly set forth in the merger agreement or any certificate delivered by Renesas and Merger Sub pursuant to the merger agreement.

The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger

Other than as contemplated by the merger agreement, required by applicable law, set forth in the confidential disclosure letter to the merger agreement or approved by Renesas, from the date of the merger agreement to the effective time of the merger (or termination of the merger agreement), Transphorm agreed to, and agreed to cause its subsidiaries to, subject to certain exceptions, use its reasonable best efforts to:

•	conduct its business and operations in the ordinary course of business;

•	preserve intact its material assets, properties, material contracts, and business organizations;

•	keep available the services of its current officers and key employees; and

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preserve its current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors, and other persons with whom Transphorm or any of its subsidiaries has business relations.

Transphorm has also agreed that, subject to certain exceptions, it will not, and agreed that it would not permit its subsidiaries to:

•	amend or otherwise change Transphorm’s charter, bylaws, or any other similar organizational document;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization;

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issue, sell, or deliver or agree or commit to issue, sell or deliver any Transphorm securities (including any Transphorm equity-based awards) (whether through the issuance or granting of options, restricted stock units, warrants, commitments, subscriptions, rights to purchase, or otherwise), except, in each case, (1) for the issuance, delivery or sale of (or agreement or commitment to issue, sell or deliver) Transphorm common stock pursuant to Transphorm equity-based awards or warrants outstanding as of the date of the merger agreement in each case, in accordance with their terms and the terms of the merger agreement; (2) as set forth on the confidential disclosure letter to the merger agreement; and (3) for the issuance delivery or sale of (or agreement or commitment to issue, sell or deliver) equity securities by any subsidiary of Transphorm to Transphorm or another subsidiary of Transphorm;

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acquire, repurchase, or redeem any of its equity securities, except, in each case, (1) pursuant to the terms and conditions of Transphorm equity-based awards outstanding as of the date of the merger agreement in accordance with their terms as in effect as of the date of the merger agreement; or to otherwise satisfy tax obligations with respect to awards granted pursuant to Transphorm equity plans or to pay the exercise price of Transphorm options, in each case, in accordance with the existing terms of the applicable Transphorm equity plan as in effect of the date of the merger agreement; or (2) for transactions between Transphorm and any of its subsidiaries;

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(1) adjust, split, subdivide, combine, or reclassify any shares of capital stock, or other equity or voting interests; (2) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests or make any other actual, constructive, or deemed distribution in respect of its capital stock or other equity or voting interests, except for dividends or other distributions made by any subsidiary of Transphorm to Transphorm or one of its other subsidiaries; (3) pledge or encumber any of its capital stock or other equity or voting interests (other than certain permitted liens); or (4) modify the terms of any of its capital stock or other equity or voting interests;

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acquire or agree to acquire (by merger, consolidation, or acquisition of stock or assets) any third person or any equity interest in such person, or enter into any contractual joint venture or similar arrangement or legal partnership with any third person;

•	acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

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(1) incur or assume any indebtedness or issue any debt securities, except, in each case (a) for loans or advances between Transphorm subsidiaries or between Transphorm and its subsidiaries; (b) obligations incurred pursuant to business credit cards in the ordinary course of business; or (c) pursuant to Transphorm’s credit facilities as in effect on the date of the merger agreement; (2) assume, guarantee, endorse, or otherwise become liable or responsible for the obligations of any third person except with respect to obligations of Transphorm’s subsidiaries; (3) make any loans advances or capital contributions to, or investments in, any third person, except, in each case, for (a) extensions of credit to customers in the ordinary course of business; (b) advances of reimbursable expenses to directors, officers and other employees, in each case, in the ordinary course of business; and (c) loans or advances between Transphorm subsidiaries or between Transphorm and its subsidiaries and capital contributions in or to subsidiaries of Transphorm; or (4) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any lien thereon (other than certain permitted liens);

•

except (1) in order to comply with applicable law; (2) as required pursuant to the existing terms of any Transphorm benefit plan in effect on the date of the merger agreement, listed on the confidential disclosure letter to the merger agreement and made available to Renesas; or (3) as provided in the merger agreement, (a) establish, adopt, enter into, terminate, or amend any material Transphorm benefit plan (or any plan, policy, agreement, contract, or arrangement that would be a material

Transphorm benefit plan if in effect on the date of the merger agreement), or take any action to accelerate the vesting, payment, or funding of any compensation or benefits under, any Transphorm benefit plan (or any plan, policy, agreement, contract or arrangement that would be a Transphorm benefit plan if in effect on the date of the merger agreement); (b) grant to any service provider whose annual base cash compensation exceeds $175,000 any increase in cash compensation, bonus or material fringe or other material benefits or, in the case of any service provider whose annual base cash compensation does not exceed $175,000, grant any such increase that would result in such service provider’s annual base compensation exceeding $175,000; (c) grant to any service provider any increase in change in control, retention or termination pay; (d) enter into any employment, consulting, change in control, retention, severance or termination agreement with any service provider (other than with newly-hired non-officer employees or consultants in the ordinary course of business, or to replace personnel terminated for cause, death or disability or who resign voluntarily); or (e) terminate any employee of Transphorm or any of its subsidiaries with an annual base cash compensation in excess of $175,000, other than terminations for cause or in the ordinary course of business;

•

implement any reduction in force, mass layoff, collective redundancy, early retirement program, or other voluntary or involuntary termination program (other than individual employee terminations in the ordinary course of business consistent with past practice);

•

settle, release, waive, or compromise any pending or threatened material legal proceeding, except for the settlement of any legal proceedings (1) solely for monetary damages in an amount (a) not in excess of $250,000 individually or $500,000 in the aggregate; or (b) that does not exceed the amount reflected or reserved against in the audited Transphorm balance sheet; or (2) settled in compliance with the merger agreement;

•

except as required by applicable law or GAAP, (1) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (2) make any change in any of its accounting principles or practices;

•

(1) make or change any material tax election (other than elections that are consistent with past practice); (2) settle or compromise any material tax claim or assessment; (3) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment; (4) change any annual tax accounting period; (5) adopt or change any income or other material method of tax accounting, (6) file any amended material tax return; (7) file any tax return inconsistent with past practice; or (8) surrender any right to claim a tax refund (other than by reason of passage of time);

•

(1) incur, authorize or commit to incur any material capital expenditures other than (a) consistent in all material respects with the capital expenditure budget set forth in the confidential disclosure letter to the merger agreement; (b) pursuant to obligations imposed by material contracts or leases; or (c) pursuant to agreements in effect prior to the date of the merger agreement; (2) except in the ordinary course of business, (a) enter into any contract which if entered into prior to the date of the merger agreement would be a material contract; or (b) modify, amend or terminate any material contract in a manner that is adverse in any material respect to Transphorm and its subsidiaries, taken as whole, or terminate any material contract (other than any material contract that has expired in accordance with its terms); (3) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (4) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Transphorm or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K;

•	enter into a new line of business or cease, abandon, discontinue, dispose of, or materially modify operations with respect to, any material existing line of business; or

•	enter into or agree or commit to enter into a contract to take any such prohibited actions.

No Solicitation of Other Acquisition Offers

From the date of the merger agreement to the effective time of the merger (or termination of the merger agreement), Transphorm agreed to, and agreed to (1) cause its subsidiaries and its executive officers and directors; (2) instruct its legal and financial advisors; and (3) use reasonable best efforts to cause each of its other representatives to, in each case, cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of any person and its representatives relating to, an acquisition transaction.

In particular, under and subject to the terms of the merger agreement, from the date of the merger agreement to the effective time of the merger (or termination of the merger agreement) Transphorm, its subsidiaries, and their respective directors and executive officers, will not, and Transphorm will not authorize or direct any of its subsidiaries’ other employees, consultants or other representatives to, directly or indirectly:

•

solicit, initiate, propose the making, submission, or announcement of, or knowingly induce, encourage, facilitate, or assist, any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•

furnish to any person or group (other than Renesas, Merger Sub, or any of their respective representatives) any non-public information relating to Transphorm or any of its subsidiaries or afford to any person or group (other than Renesas, Merger Sub, or any of their respective representatives) access to the business, properties, assets, books, records, or other non-public information, or to any personnel, of Transphorm or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly induce, encourage, facilitate, or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•

participate, knowingly facilitate or engage in discussions or negotiations with any person or group (other than Renesas, Merger Sub, or any of their respective representatives) with respect to an acquisition proposal or with respect to any inquiries from third persons relating to the making of an acquisition proposal, other than informing such persons of the solicitation provisions contained in the merger agreement, or discussing any acquisition proposal made by any person or group making the acquisition proposal with such person or group solely to the extent necessary to clarify the terms of the acquisition proposal;

•	approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•	enter into any alternative acquisition agreement; or

•	authorize or commit to do any of the foregoing.

Until the earlier of the effective time of the merger and the termination of the merger agreement, Transphorm has agreed that it will promptly (and, in any event, by the later of 24 hours from receipt or 5:00 p.m. Eastern time on the next business day) notify Renesas in writing if any acquisition proposal is, to the knowledge of Transphorm, received by Transphorm or its representatives, or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Transphorm or any of its representatives, which requests, discussions or negotiations related to an acquisition proposal. Such notice must include (1) the identity of the person or group making such proposal, or request; and (2) a summary of the material terms and conditions of such proposal or request and, if in writing, a copy thereof, unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or group that is in effect on the date of the merger agreement. Thereafter, Transphorm must keep Renesas reasonably informed, on a prompt basis, of the status and terms of any such proposal, including any amendments to such proposal, and of any such discussions or negotiations.

However, prior to the adoption of the merger agreement by Transphorm stockholders, if (1) any person or group or their respective representative makes, renews or delivers to Transphorm an acquisition proposal that was not solicited in material breach of the applicable restrictions in the merger agreement, and (2) the Transphorm Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal, and (B) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, then Transphorm or the Transphorm Board (or a committee thereof) may, directly or indirectly through one or more of their representatives (including its financial advisor):

•	participate or engage in discussions or negotiations with such person or their representatives;

•

subject to an acceptable confidentiality agreement, (a) furnish any non-public information relating to Transphorm or any of its subsidiaries to; or (b) afford access to the business, properties, assets, books, records, or other non-public information or to any personnel, of Transphorm or any of its subsidiaries to such person of their representatives; or

•	otherwise facilitate the making of a superior proposal by such person or their representatives.

For purposes of this proxy statement and the merger agreement, “acquisition proposal” means any offer or proposal (other than an offer or proposal by Renesas or Merger Sub or any group that includes Renesas or Merger Sub or any of their affiliates) to Transphorm or the Transphorm Board (or any committee thereof) to engage in any acquisition transaction.

For purposes of this proxy statement and the merger agreement, “acquisition transaction” means any transaction or series of related transactions (other than the merger) involving:

•

any direct or indirect purchase or other acquisition by any person or group (other than Renesas or Merger Sub or any of their affiliates, or any group that includes Renesas or Merger Sub or any of their affiliates), whether from Transphorm or any other person, of securities representing more than 20 percent of the total outstanding voting power of Transphorm after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group that, if consummated in accordance with its terms, would result in such person or group beneficially owning more than 20 percent of the total outstanding voting power of Transphorm after giving effect to the consummation of such tender offer or exchange offer;

•

any direct or indirect purchase or other acquisition by any person or group (other than Renesas or Merger Sub or any of their affiliates, or any group that includes Renesas or Merger Sub or any of their affiliates) of assets (x) generating 20 percent or more of the consolidated revenues (measured based on the 12 full calendar months prior to the date of determination) of Transphorm and its subsidiaries or (y) constituting 20 percent or more of the fair market value of the consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of Transphorm and its subsidiaries, in each case except for sales or non-exclusive licenses or sublicenses of Transphorm products in the ordinary course of business; or

•

any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Transphorm pursuant to which any person or group (other than Renesas or Merger Sub or any of their affiliates, or any group that includes Renesas or Merger Sub or any of their affiliates) would hold securities representing more than 20 percent of the total voting power of Transphorm (or the surviving company) outstanding after giving effect to the consummation of such transaction.

For purposes of this proxy statement and the merger agreement, “superior proposal” means any written acquisition proposal on terms that the Transphorm Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable from a financial point of view to Transphorm stockholders (in their capacity as such) than the merger (taking into account (i) any revisions to the merger agreement made or proposed in writing by Renesas prior to the time of such determination; and (ii) those factors and matters deemed relevant in good faith by the Transphorm Board (or any committee thereof), which factors may include, among other things, the (A) identity of the person making the proposal; (B) likelihood of consummation in accordance with the terms of such acquisition proposal; and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such acquisition proposal). For purposes of the reference to an “acquisition proposal” in this definition, all references to “20 percent” in the definition of “acquisition transaction” will be deemed to be references to “50.1 percent.”

The Transphorm Board’s Recommendation; Board Recommendation Change

The Transphorm Board has recommended that the holders of shares of Transphorm common stock vote “FOR” the proposal to adopt the merger agreement. Under the merger agreement, except as set forth below, at no time after the date of the merger agreement may the Transphorm Board (or a committee thereof):

•	withhold, withdraw, amend, qualify, or modify, or publicly propose to withhold, withdraw, amend, qualify, or modify, the Transphorm Board recommendation in a manner adverse to Renesas;

•	adopt, approve, or recommend an acquisition proposal;

•

fail to publicly reaffirm the Transphorm Board recommendation within ten business days of the occurrence of a material event or development and after Renesas so requests in writing (or, if the Transphorm stockholder meeting is scheduled to be held within ten business days, then within one business day after Renesas so requests in writing) (it being understood that Transphorm will not be obligated to affirm the Transphorm Board recommendation on more than two occasions);

•

make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look, and listen” communication by the Transphorm Board (or a committee thereof) to Transphorm’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication);

•	fail to include the Transphorm Board recommendation in the proxy statement (the actions described in these five bullets are referred to as a “Transphorm Board recommendation change”); or

•	cause or permit Transphorm or any of its subsidiaries to enter into an alternative acquisition agreement.

At any time prior to obtaining the requisite stockholder approval, other than in connection with a written acquisition proposal that constitutes a superior proposal, the Transphorm Board (or a committee thereof) may effect a Transphorm Board recommendation change in response to an intervening event if and only if:

•

the Transphorm Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the Transphorm Board’s fiduciary duties pursuant to applicable law;

•

Transphorm has provided prior written notice to Renesas at least four business days in advance (which is referred to as the “event notice period”) to the effect that the Transphorm Board (or a committee thereof) has (1) so determined; and (2) intends to effect a Transphorm Board recommendation change, which notice will describe the intervening event in reasonable detail; and

•

prior to effecting such Transphorm Board recommendation change, Transphorm and its representatives, until 11:59 p.m., Eastern time, at the end of such four business day period, has negotiated with Renesas and its representatives in good faith (to the extent that Renesas desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents to enable Renesas to propose in writing an offer binding on Renesas and Merger Sub to effect revisions to the terms of the merger agreement, and, at the end of such event notice period, the Transphorm Board (or a committee thereof) shall have considered in good faith any such binding offer, and shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make a Transphorm Board recommendation change in connection with such an intervening event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

At any time prior to obtaining the requisite stockholder approval, if Transphorm has received a written acquisition proposal that the Transphorm Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, then the Transphorm Board may (1) effect a Transphorm Board recommendation change with respect to such superior proposal; or (2) authorize Transphorm to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal, in each case if and only if:

•

the Transphorm Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the Transphorm Board’s fiduciary duties pursuant to applicable law;

•	such superior proposal did not result from a material breach of the applicable restrictions in the merger agreement;

•

Transphorm has provided prior written notice to Renesas at least four business days in advance (the “notice period”) to the effect that the Transphorm Board (or a committee thereof) has (1) received a written acquisition proposal that has not been withdrawn; and (2) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a superior proposal, which notice describes the basis for such Transphorm Board recommendation change or termination, including the identity of the person or group making such acquisition proposal and the material terms of such acquisition proposal and, if in writing, a copy of such proposal (unless any such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or group that is in effect on the date of the merger agreement); and

•

prior to effecting such Transphorm Board recommendation change or termination, Transphorm and its representatives, until 5:00 p.m., Eastern time, on the last day of the notice period, have negotiated with Renesas and its representatives in good faith (to the extent that Renesas desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that such acquisition proposal would cease to constitute a superior proposal, it being understood that (1) in the event of any material revision, amendment, update or supplement to such acquisition proposal, Transphorm agreed to be required to deliver a new written notice to Renesas and to comply with the requirements of the merger agreement with respect to such new written notice (with the “notice period” in respect of such new written notice being two business days from the later of (A) the delivery of such written notice to Renesas; or (B) the end of the original notice period); and (2) at the end of the notice period, the Transphorm Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Renesas proposed revisions to the terms and conditions of the merger agreement) reaffirmed its determination that such acquisition proposal is a superior proposal and the failure to make a Transphorm Board recommendation change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

For purposes of this proxy statement and the merger agreement, “intervening event” means any effect, or any material consequence of such effect, that (1) as of the date of the merger agreement was not known to, or reasonably foreseeable by, the Transphorm Board, in each case based on facts known to the Transphorm Board as of the date of the merger agreement (or, if known by the Transphorm Board, the consequences of which were not known to, or reasonably foreseeable by, the Transphorm Board, in each case based on facts known to the Transphorm Board as of the date of the merger agreement); and (2) does not relate to (A) an acquisition proposal or (B) the mere fact, in and of itself, that Transphorm meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement, or changes after the date of the merger agreement in the market price or trading volume of the Transphorm common stock or the credit rating of Transphorm (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account in determining whether an intervening event has occurred).

Special Meeting

Transphorm has agreed to take all action necessary to establish a record date for, duly call, give notice of, convene, and hold the special meeting as promptly as reasonably practicable following the mailing of this proxy statement. Transphorm is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.

Employee Matters

From and after the effective time of the merger, the surviving corporation will (and Renesas will cause the surviving corporation to) honor all of the Transphorm benefit plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the effective time of the merger, except that other than as described in the following two paragraphs, nothing will prohibit Renesas or the surviving corporation or their affiliates from amending, modifying, or terminating any Transphorm benefit plans or compensation or severance arrangements in accordance with their terms or as otherwise required pursuant to applicable law.

During the benefits period, the surviving corporation and its subsidiaries will, generally speaking:

•

maintain for the benefit of each continuing employee the Transphorm plans (which excludes any equity or equity-based compensation, defined benefit, deferred compensation, retiree health or welfare, long-term incentive, change in control, retention or other similar compensation or benefits, which are referred to as the “excluded compensation and benefits”) on terms and conditions that are no less favorable in the aggregate than those in effect at Transphorm or its subsidiaries on the date of the merger agreement;

•

provide compensation and benefits (which excludes any excluded compensation and benefits but includes severance to the extent pursuant to a Transphorm benefit plan or arrangement that is in effect as of the date of the merger agreement and disclosed to Renesas) to each continuing employee that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (excluding any excluded compensation and benefits) provided to such continuing employee immediately prior to the effective time of the merger; or

•

provide some combination of Transphorm plans and comparable plans such that each continuing employee receives compensation and benefits (excluding any excluded compensation and benefits) that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (excluding any excluded compensation and benefits) provided to such continuing employee immediately prior to the effective time of the merger.

In each case, base compensation and target cash incentive compensation opportunity will not be decreased during the benefits period for any continuing employee employed during that period. During the benefits period, the surviving corporation will provide to continuing employees severance benefits that are no less favorable than those provided by Transphorm and its subsidiaries as of the date of the merger agreement and as disclosed to Renesas.

At or after the effective time of the merger, Renesas will use commercially reasonable efforts to provide continuing employees credit for service with Transphorm and its subsidiaries before the effective time of the merger and with Renesas, the surviving corporation, and any of their subsidiaries on or after the effective time of the merger, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except to the extent that it would result in duplication of coverage or benefits.

In addition, the merger agreement provides that:

•	each continuing employee will be immediately eligible to participate, without any waiting period, in any employee benefit plans sponsored by Renesas and its subsidiaries (other than the Transphorm plans) (which are referred to as “new plans”) to the extent that coverage pursuant to any new plan replaces coverage pursuant to an old plan in which such continuing employee participates immediately before the effective time of the merger (which are referred to as “old plans”);

•

for purposes of each new plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any continuing employee, Renesas will undertake commercially reasonable efforts to cause all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such new plan to be waived for such continuing employee and his or her covered dependents, and to cause any eligible expenses incurred by such continuing employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date that such continuing employee’s participation in the corresponding new plan begins to be given full credit pursuant to such new plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan;

•

Renesas will undertake commercially reasonable efforts to credit the accounts of such continuing employees pursuant to any new plan that is a flexible spending plan with any unused balance in the account of such continuing employee; and

•

any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time of the merger will be credited to such continuing employee following the effective time of the merger, will not be subject to accrual limits or other forfeiture and will not limit future accruals.

Efforts to Close the Merger

HSR Act; CFIUS

Transphorm and Renesas have each agreed to use its reasonable best efforts, as soon as reasonably practicable, to cause the expiration or termination of the applicable waiting period pursuant to the HSR Act or any other antitrust law applicable to the merger.

Transphorm and Renesas each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the DOJ on January 25, 2024. The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern Standard Time, on February 26, 2024.

Additionally, Renesas and Merger Sub have each agreed not to acquire or agree to acquire by merging or by acquiring in any other manner, any business of any person or other business organization or division if such business competes in any material line of business with Transphorm or its subsidiaries and the entering into a definitive agreement relating to the consummation of such transaction would reasonably be expected to (1) impose any delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration, or approval of any governmental authority necessary to consummate the merger or the expiration or termination of any applicable waiting period; (2) increase the risk of any governmental authority entering an order prohibiting the consummation of the merger; (3) increase the risk of not being able to remove any such order on appeal or otherwise; or (4) delay or prevent the consummation of the merger, subject to certain exceptions.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Transphorm or Renesas. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Subject to the terms of the merger agreement, each of Renesas and Merger Sub (and their respective controlled affiliates, if applicable) agreed to, if and to the extent necessary to obtain clearance of the merger pursuant to the HSR Act and any other antitrust laws applicable to the merger, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act, including if there is any legal proceeding by a governmental authority challenging the merger as violative of any antitrust law; provided, however, that Renesas shall not be required to (i) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Renesas, Merger Sub (or their respective affiliates, if applicable), or Transphorm and its subsidiaries; (B) the termination, modification, or assignment of existing relationships, joint ventures, contracts or obligations of Renesas, Merger Sub (or their respective affiliates, if applicable), or Transphorm and its subsidiaries; (C) the modification of any course of conduct regarding future operations of, or any other restrictions on, the activities of Renesas, Merger Sub (or their respective affiliates, if applicable), or Transphorm and its subsidiaries; or (ii) otherwise accept any limitations, requirements or conditions imposed, recommended or requested by the FTC or the DOJ that would have a material adverse effect on Renesas and its subsidiaries, taken as a whole.

Under the merger agreement, the merger cannot be completed until the CFIUS approval has been obtained. Each party’s obligations to complete the merger are contingent upon CFIUS approval.

CFIUS may impose conditions as a prerequisite for its clearance of the merger. Renesas may determine not to proceed with the merger should such conditions (i) result in a material adverse effect on Guarantor and its subsidiaries taken as a whole; (ii) violate any law of a competent jurisdiction applicable to Renesas or its affiliates; (iii) require Guarantor or its subsidiaries to sell, divest, or dispose of any material assets or material businesses of Guarantor or its subsidiaries; (iv) result in a material impediment to the reasonable integration of Transphorm with Renesas, including any mitigation that would materially limit the ability of Guarantor or its subsidiaries to own, control or operate Transphorm; or (v) reasonably be expected to materially impair the commercial value to Renesas of Transphorm and its subsidiaries, taken as a whole.

One or more governmental bodies may impose a condition, restriction, qualification, requirement, or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by Transphorm stockholders and the completion of the merger.

Although Transphorm expects that all required regulatory clearances and approvals will be obtained, Transphorm cannot assure you that these regulatory clearances and approvals will be obtained in a timely manner, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Guaranty

In connection with the transactions contemplated by the merger agreement, the Guarantor has guaranteed the due and punctual payment and performance of each of the covenants, obligations and agreements of Renesas and Merger Sub set forth in the merger agreement. The obligation of Renesas and Merger Sub to consummate the merger is not subject to any financing condition. Renesas and Merger Sub have represented to Transphorm that, as of January 10, 2024, they have, and as of the closing will have, available to them funds necessary to make all the payments required to be paid at the closing of the merger by Renesas and Merger Sub under the merger agreement. This includes funds needed to: (1) pay Transphorm stockholders the amounts due under the merger agreement for their Transphorm common stock, and (2) make payments in respect of outstanding Transphorm RSUs, Transphorm options and Transphorm warrants payable at the closing of the merger pursuant to the merger agreement.

Indemnification and Insurance

The merger agreement provides that the surviving corporation and its subsidiaries will (and Renesas will cause the surviving corporation and its subsidiaries to), for a period of six years after the effective time of the merger, honor and fulfill, in all respects, the obligations of Transphorm and its subsidiaries pursuant to any indemnification agreements entered into prior to the effective time of the merger between Transphorm and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director, officer of Transphorm or any of its subsidiaries prior to the effective time of the merger), on the other hand (such persons collectively are referred to as the “indemnified persons”). In addition, under the merger agreement, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation and its subsidiaries will (and Renesas will cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation, and the advancement of expenses that are at least as favorable as the indemnification, exculpation, and advancement of expenses provisions set forth in the charter, the bylaws and the other similar organizational documents of Transphorm and the subsidiaries of Transphorm, as applicable, as of the date of the merger agreement. During such six-year period or such period in which an indemnified person is asserting a claim for indemnification pursuant to the merger agreement, whichever is longer, such provisions may not be repealed, amended, or otherwise modified in any manner that would adversely affect the rights thereunder of any indemnified persons except as required by applicable law.

Furthermore, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation has agreed to (and Renesas has agreed to cause the surviving corporation to) indemnify and hold harmless, to the fullest extent permitted by Transphorm’s governing and organizational documents in effect on the date of the merger agreement or pursuant to any indemnification agreement with Transphorm or any of its subsidiaries in effect as of the effective time of the merger, each indemnified person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative, or investigative, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (1) the fact that an indemnified person is or was a director, officer or employee of Transphorm or any of its subsidiaries or is or was serving at the request of Transphorm or any of its subsidiaries as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Transphorm or its subsidiaries; (2) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, or agent of Transphorm or any of its subsidiaries or other affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the effective time of the merger); and (3) the merger, as well as any actions taken by Transphorm, Renesas or Merger Sub with respect to the merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent). If prior to the sixth anniversary of the effective time of the merger, any indemnified person delivers to Renesas a written notice asserting a claim for indemnification pursuant to the merger agreement, then the claim asserted in such notice will survive the sixth anniversary of the effective time of the merger until such claim is fully and finally resolved.

Under the merger agreement, for a period of six years after the effective time of the merger, the surviving corporation will (and Renesas will cause the surviving corporation to) maintain in effect Transphorm’s director and officer indemnification and insurance coverage in respect of acts or omissions occurring at or prior to the effective time of the merger on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of Transphorm’s current director and officer indemnification and insurance coverage, subject to certain exceptions.

Prior to the effective time of the merger, Transphorm has agreed to purchase a prepaid six-year “tail” policy with respect to the directors’ and officers’ liability insurance. The surviving corporation will (and Renesas will cause the surviving corporation to) maintain the tail policy in full force and effect and continue to honor its obligations thereunder for so long as the tail policy is in full force and effect.

For more information, refer to the section of this proxy statement captioned “The Merger—Interests of Transphorm’s Directors and Executive Officers in the Merger.”

Conditions to the Closing of the Merger

The respective obligations of Renesas, Merger Sub and Transphorm to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) at or prior to the effective time of the merger of certain conditions, including the following:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Transphorm common stock as of the record date;

•	the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act or receipt of all requisite consents pursuant to the HSR Act;

•

the absence of (1) any temporary restraining order or preliminary or permanent injunction issued by any court of competent jurisdiction; (2) any action taken by any governmental authority of competent jurisdiction; or (3) any law applicable to the merger will have been enacted by a competent jurisdiction, that in the case of each of the foregoing clauses (1), (2) or (3), prohibits or makes illegal consummation of the merger; and

•	the receipt of CFIUS approval.

The obligations of Renesas and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Renesas:

•

the accuracy of the representations and warranties of Transphorm set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the closing or the date in respect of which such representation or warranty was specifically made;

•	Transphorm having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied with by it at or prior to the closing;

•	receipt by Renesas and Merger Sub of a customary closing certificate of Transphorm; and

•	the absence of any company material adverse effect having occurred after the date of the merger agreement that is continuing.

The obligations of Transphorm to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Transphorm:

•

the accuracy of the representations and warranties of Renesas and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the closing or the date in respect of which such representation or warranty was specifically made;

•

Renesas and Merger Sub having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied with by Renesas and Merger Sub at or prior to the closing; and

•	the receipt by Transphorm of a customary closing certificate of Renesas and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Transphorm’s stockholders (except as otherwise provided in the merger agreement), in the following circumstances:

•	by mutual written agreement of Transphorm and Renesas;

•	by either Transphorm or Renesas if:

•

any restraint becomes final and non-appealable that prohibits or makes illegal the consummation of the merger, except that the right to terminate pursuant to this provision will not be available to any party that has failed to comply with certain covenants set forth in the merger agreement;

•

the merger has not been consummated by the termination date, except that if as of the termination date, (1) the relevant waiting periods applicable to the merger pursuant to the HSR Act have not expired or otherwise been terminated or requisite consents pursuant to the HSR Act have not been obtained, (2) a restraint related to CFIUS, the HSR Act or antitrust laws has been issued by a governmental authority of competent jurisdiction, that in any such case prohibits or makes illegal the consummation of the merger, or (3) the CFIUS approval has not been obtained, the termination date will automatically be extended to 11:59 p.m., Eastern time, on July 10, 2025; or

•

Transphorm’s stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and is the primary cause of, or primarily resulted in, the failure to approve the adoption of the merger agreement by Transphorm’s stockholders at the special meeting;

•	by Transphorm if:

•

subject to a 40-day cure period, Renesas or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, or covenants in the merger agreement such that the related closing condition would not be satisfied, except that Transphorm is not entitled to terminate the merger agreement, if, at the time that such termination would otherwise take effect, Transphorm is in material breach of the merger agreement;

•

prior to the adoption of the merger agreement by Transphorm’s stockholders: (1) Transphorm has received a superior proposal; (2) the Transphorm Board (or a committee thereof) has authorized Transphorm to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (3) Transphorm has complied in all material respects with its covenants under the merger agreement with respect to such superior proposal; and (4) Transphorm pays Renesas or its designee the applicable termination fee; and

•	by Renesas if:

•

subject to a 40-day cure period, Transphorm has breached or failed to perform in any material respect any of its representations, warranties, or covenants in the merger agreement such that the related closing condition would not be satisfied, except that Renesas is not entitled to terminate the merger agreement, if, at the time that such termination would otherwise take effect, Renesas is in material breach of the merger agreement; or

•

prior to the adoption of the merger agreement by Transphorm stockholders, the Transphorm Board (or a committee thereof) has effected a Transphorm Board recommendation change (except that Renesas’ right to terminate in such instance will expire at 5:00 p.m., Eastern time, on the 10th business day following the date on which such right to terminate first arose).

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, affiliate, agent, or other representative of such party) to the other parties, as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, nothing in the merger agreement will relieve any party from any liability for any fraud or any willful breach of the merger agreement prior to the termination of the merger agreement. Furthermore, no termination of the merger agreement will affect the rights or obligations of any party pursuant to any confidentiality agreement, which rights, obligations, and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fees and Remedies

The merger agreement contains certain termination rights for Transphorm and Renesas. Upon valid termination of the merger agreement under specified circumstances, Transphorm agreed to pay Renesas (or its designee) a termination fee of $12,938,000. Specifically, this termination fee will be payable by Transphorm to Renesas if the merger agreement is terminated:

•	by Transphorm prior to the adoption of the merger agreement by Transphorm stockholders, in order to enter into a definitive agreement providing for a superior proposal; or

•	by Renesas if the Transphorm Board changes its recommendation with respect to the merger.

Transphorm also agreed to pay Renesas (or its designee) the termination fee in certain circumstances if:

•

the merger agreement is terminated (1) because of Transphorm’s failure to obtain the required approval of Transphorm’s stockholders; or (2) subject to a 40-day cure period, because Transphorm breaches or fails to perform in any material respect any of its representations, warranties, or covenants in a manner that would cause the related closing conditions to not be satisfied;

•	prior to the termination of the merger agreement, an acquisition proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and

•

within one year of such termination, either, (i) Transphorm consummates an acquisition transaction or (ii) Transphorm enters into a definitive agreement providing for the consummation of an acquisition transaction and such acquisition transaction is subsequently consummated.

Transphorm is not required to pay a termination fee to Renesas on more than one occasion.

Upon valid termination of the merger agreement under specified circumstances, Renesas will be required to pay Transphorm a termination fee of $20,000,000. Specifically, this termination fee will be payable by Renesas to Transphorm if:

•

the merger agreement is terminated by Transphorm or Renesas if the merger has not occurred by the termination date (as it may be extended) and at the time of such termination, all of the conditions to closing have been satisfied or are capable of being satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing), other than the conditions of (1) a CFIUS-related restraint which prohibits or makes illegal the closing or (2) the failure of the parties to obtain CFIUS approval;

•

the merger agreement is terminated by Transphorm or Renesas as a result of a court of competent jurisdiction or other governmental authority issuing an order permanently enjoining or otherwise permanently prohibiting the consummation of the merger, which order or other action has become final and nonappealable and solely to the extent such order or other action relates to CFIUS; or

•	the merger agreement is terminated by Transphorm due to Renesas’ failure to perform its covenants related to obtaining CFIUS approval.

The merger agreement also provides that Transphorm, on the one hand, or Renesas and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, including the obligation to consummate the merger if the conditions set forth in the merger agreement are satisfied.

Under the merger agreement, Guarantor guarantees, among other things, the payment of the termination fee payable by Renesas to Transphorm, subject to the conditions set forth in the merger agreement.

Fees and Expenses

Except in specified circumstances, whether or not the merger is completed, Transphorm, on the one hand, and Renesas and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger agreement and the merger.

No Third-Party Beneficiaries

The merger agreement is binding upon and inures solely to the benefit of each party thereto, and nothing in the merger agreement, express or implied, is intended to or will confer upon any other person any rights or remedies, except (1) as set forth in or contemplated by the merger agreement; (2) if a court of competent jurisdiction grants an award of damages in lieu of specific performance, subject to certain limitations set forth in the merger agreement, Transphorm may enforce such award and seek additional damages on behalf of holders of shares of Transphorm common stock, Transphorm RSUs and Transphorm options; (3) from and after the effective time of the merger, the rights of the holders of shares of Transphorm common stock, Transphorm RSUs and Transphorm options to receive the merger consideration; and (4) with respect to certain terms of the merger agreement, the Transphorm related parties and Renesas related parties, and their successors and assigns, as applicable.

Amendment, Extension, and Waiver

Subject to applicable law, the merger agreement may be amended or waived by the parties at any time by execution of an instrument in writing signed on behalf of each Renesas, Merger Sub, and Transphorm prior to the effective time of the merger. However, after the adoption of the merger agreement by Transphorm’s stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

At any time and from time to time prior to the effective time of the merger, any party may (1) extend the time for the performance of any of the obligations or other acts of the other parties; (2) waive any inaccuracies in the representations and warranties made to such party in the merger agreement; and (3) waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement (subject to compliance with applicable law). Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the merger agreement will not constitute a waiver of such right.

Governing Law and Venue

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware. The venue for disputes relating to the merger agreement is the Delaware Court of Chancery or, to the extent that the Delaware Court of Chancery does not have jurisdiction, federal or state court in the State of Delaware.

Waiver of Jury Trial

Each of the parties has irrevocably waived any and all right to trial by jury in any action arising out of or relating to the merger agreement, the merger, or the guarantee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Transphorm common stock as of February 15, 2024 by:

•	each person, or group of affiliated persons, known by Transphorm to beneficially own more than five percent of Transphorm common stock;

•	each of Transphorm’s named executive officers;

•	each of Transphorm’s directors; and

•	all of Transphorm’s current executive officers and directors as a group.

Transphorm has determined beneficial ownership in accordance with the rules of the SEC. The calculation of the percentage of beneficial ownership is based on 63,275,207 shares of Transphorm common stock outstanding as of February 15, 2024. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity, Transphorm has deemed to be outstanding all shares of Transphorm common stock as to which such person or entity has the right to acquire within 60 days of February 15, 2024, including through the exercise of any stock option or other right, or the vesting of restricted stock units. Transphorm did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated in the footnotes below, to Transphorm’s knowledge, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

Unless otherwise indicated, the address for each person or entity listed in the table below is c/o Transphorm, Inc., 75 Castilian Drive, Goleta, California 93117. The information provided in the table is based on Transphorm’s records, information filed with the SEC and information provided to Transphorm, except where otherwise noted.

Name of Beneficial Owner	Shares Beneficially Owned (#)	Percentage Beneficially Owned (%)
5% Stockholders
KKR Phorm Investors L.P.(1)	24,724,468	38.88%
SAS Capital Co., Ltd.(2)	5,771,500	8.98%
Ameriprise Financial, Inc.(3)	4,943,812	7.81%
Yaskawa Electric Corporation(4)	4,420,000	6.91%
Nexperia B.V.(5)	4,000,000	6.32%

Named Executive Officers and Directors
Mario Rivas(6)	484,472	*
Cameron McAulay(7)	225,587	*
Primit Parikh(8)	569,766	*
Julian Humphreys(9)	110,547	*
Katharina McFarland(10)	97,424	*
Umesh Mishra(11)	611,793	*
Cynthia (Cindi) Moreland(12)	73,232	*
Kelly Smales(13)	81,597	*
Eiji Yatagawa(14)	—	—
All current directors and executive officers as a group (8 persons)(15)	1,769,946	2.75%

*	Represents less than 1% of the total.
(1)

The number of shares beneficially owned consists of (i) 24,411,968 shares of common stock held by Phorm Investor and (ii) 312,500 shares of common stock issuable upon exercise of outstanding warrants held by Phorm Investor. KKR Phorm Investors GP LLC, as the general partner of Phorm Investor; KKR Group Partnership L.P., as the sole member of KKR Phorm Investors GP LLC; KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P.; KKR Group Co. Inc., as the sole shareholder of KKR Group Holdings Corp.; KKR & Co. Inc., as the sole shareholder of KKR Group Co. Inc.; KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc.; and Messrs. Henry R. Kravis and George R. Roberts, as founding partners of KKR Management LLP, may be deemed to be the beneficial owners with respect to the securities directly owned by Phorm Investor. Eiji Yatagawa is a member of the Transphorm Board and serves as an executive of one or more affiliates of Kohlberg Kravis Roberts & Co. L.P. The principal business address of each of the entities and persons identified in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(2)

According to information reported by SAS Capital Co.. Ltd. (“SAS”) on a Schedule 13G/A filed on February 12, 2024, the number of shares beneficially owned consists of (i) 4,750,000 shares of common stock held by SAS, and (ii) 1,021,500 shares of common stock issuable upon exercise of outstanding warrants held by SAS. Ms. Doris Hsu has voting and investment control over the securities held by SAS. The principal business address of SAS and Ms. Hsu is 2 F., No. 1, Sec. 2, Ligong 1st Rd., Wujie Township, Yilan County 26841, Taiwan (R.O.C.).

(3)

According to information reported by Ameriprise Financial, Inc. (which is refered to as “AFI”) on a Schedule 13G/A filed on February 14, 2024, Columbia Seligman Technology and Information Fund (which is refered to as the “Fund”) has sole voting and dispositive power over 3,216,212 shares of common stock, and AFI and Columbia Management Investment Advisers, LLC (which is referred to as “CMIA”) may be deemed to beneficially own 4,943,812 shares of common stock, which consists of (i) 4,888,927 shares as to which AFI and CMIA have shared voting power and (ii) 4,943,812 shares as to which AFI and CMIA have shared dispositive power. CMIA and AFI do not directly own any shares of Transphorm common stock. As the investment adviser to the Fund and various other unregistered and registered investment companies and other managed accounts, CMIA may be deemed to beneficially own these shares. As the parent holding company of CMIA, AFI may be deemed to beneficially own these shares. Each of CMIA and AFI disclaims beneficial ownership of these shares. The principal business address of CMIA and the Fund is 290 Congress Street, Boston, MA 02210. The principal business address of AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(4)

According to information reported by Yaskawa Electric Corporation (which is refered to as “Yaskawa”) on a Schedule 13G/A filed on February 13, 2024, the number of shares beneficially owned consists of (i) 3,770,000 shares of common stock held by Yaskawa, and (ii) 650,000 shares of common stock issuable upon exercise of an outstanding warrant held by Yaskawa. The principal business address of Yaskawa is 2-1 Kurosakishiroishi, Yahatanishi-ku, Kitakyushu 806-0004, Japan.

(5)

The number of shares beneficially owned consists of 4,000,000 shares of common stock held by Nexperia B.V. (which is refered to as “Nexperia”). Wingtech Technology Co. Ltd. owns 80% of the equity of Nexperia and may be deemed to be the beneficial owner having voting and dispositive power with respect to these shares. The principal business address of Wingtech Technology Co. Ltd. 4F-6F, Building 4 of Juxin Yuan, No. 188, Pingfu Road, Xuhui District, Shanghai, China. The principal business address of Nexperia is Jonkerbosplein 52, 6534 AB Nijmegen, The Netherlands.

(6)

The number of shares beneficially owned consists of (i) 92,314 shares of common stock held by Mr. Rivas, and (ii) 392,338 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of February 15, 2024.

(7)

The number of shares beneficially owned consists of (i) 69,114 shares of common stock held by Mr. McAulay, and (ii) 156,473 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of February 15, 2024.

(8)

The number of shares beneficially owned consists of (i) 183,976 shares of common stock held by Dr. Parikh, and (ii) 385,790 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of February 15, 2024.

(9)

The number of shares beneficially owned consists of (i) 48,818 shares of common stock held by Dr. Humphreys, (ii) 48,125 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of February 15, 2024, and (iii) 13,604 shares of common stock issuable upon the vesting of restricted stock units within 60 days of February 15, 2024.

(10)

The number of shares beneficially owned consists of (i) 42,570 shares of common stock held by Ms. McFarland, (ii) 41,250 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of February 15, 2024, and (iii) 13,604 shares of common stock issuable upon the vesting of restricted stock units within 60 days of February 15, 2024.

(11)

The number of shares beneficially owned consists of (i) 182,253 shares of common stock held by Dr. Mishra, and (ii) 429,540 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of February 15, 2024.

(12)

The number of shares beneficially owned consists of (i) 33,691 shares of common stock held by Ms. Moreland, (ii) 28,125 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of February 15, 2024, and (iii) 11,416 shares of common stock issuable upon the vesting of restricted stock units within 60 days of February 15, 2024.

(13)

The number of shares beneficially owned consists of (i) 30,182 shares of common stock held by Ms. Smales, (ii) 37,812 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of February 15, 2024, and (iii) 13,603 shares of common stock issuable upon the vesting of restricted stock units within 60 days of February 15, 2024.

(14)

Mr. Yatagawa is a member of the Transphorm Board and serves as an executive of one or more affiliates of Kohlberg Kravis Roberts & Co. L.P. Mr. Yatagawa disclaims beneficial ownership of the securities held by KKR Phorm Investors L.P. The principal business address of Mr. Yatagawa is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001.

(15)

Includes (i) 1,127,115 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of February 15, 2024 and (ii) 52,227 shares of common stock issuable upon the vesting of restricted stock units within 60 days of February 15, 2024.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, Transphorm will have no public stockholders and there will be no public participation in any future meetings of Transphorm’s stockholders. However, if the merger is not completed, Transphorm’s stockholders will continue to be entitled to attend and participate in stockholder meetings.

Transphorm will hold an annual meeting of stockholders in 2024 only if the merger has not already been completed.

Stockholders who intend to have a proposal considered for inclusion in Transphorm’s proxy materials for presentation at Transphorm’s 2024 annual meeting of stockholders, if held, pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to Transphorm no later than May 3, 2024.

Transphorm’s bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in Transphorm’s proxy materials. To be timely for Transphorm’s 2024 annual meeting of stockholders, Transphorm’s Corporate Secretary must receive the required written notice at Transphorm’s principal executive offices not earlier than June 17, 2024, and not later than July 17, 2024.

WHERE YOU CAN FIND MORE INFORMATION

Transphorm files annual, quarterly, and current reports, proxy statements and other information with the SEC.

The SEC allows Transphorm to “incorporate by reference” information into this proxy statement, which means that Transphorm can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that Transphorm has previously filed with the SEC. These documents contain important information about Transphorm and its financial condition and are incorporated by reference into this proxy statement.

The following Transphorm filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on June 28, 2023;

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2023, September 30, 2023, and December 31, 2023, filed with the SEC on August 14, 2023, November  13, 2023, and February 20, 2024, respectively;

•

Current Reports on Form 8-K filed with the SEC on January 11, 2024, December  28, 2023, October  11, 2023, October  4, 2023, August  8, 2023, August  7, 2023, July  27, 2023, July  25, 2023, July  6, 2023, July  5, 2023, June  20, 2023, May  23, 2023, May  12, 2023, and April 3, 2023; and

•

the description of Transphorm common stock contained in Transphorm’s Registration Statement on Form 8-A (File No. 001-41295) filed with the SEC on February 18, 2022, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Transphorm also incorporates by reference into this proxy statement each additional document that Transphorm may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly, and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.

These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents that Transphorm files with the SEC, without charge, by requesting them in writing from Transphorm at the following address:

Transphorm, Inc.

75 Castilian Drive

Goleta, California 93117

Attention: Chief Financial Officer

If you would like to request documents from Transphorm, please do so as soon as possible to receive them before the special meeting. If you request any documents from Transphorm, Transphorm will mail them to you by first class mail, or another equally prompt method. Please note that all of Transphorm’s documents that Transphorm files with the SEC are also promptly available through the “SEC Filings” section of Transphorm’s website, https://ir.transphormusa.com/financial-information/sec-filings. The information included on Transphorm’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the merger, the special meeting, or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Transphorm common stock, please contact Transphorm’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd floor

New York, NY 10005

Stockholders Call Toll Free: (800) 967-5068

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MISCELLANEOUS

Transphorm has supplied all information relating to Transphorm, and Renesas has supplied, and Transphorm has not independently verified, all of the information relating to Renesas, Merger Sub, and Guarantor contained in this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF TRANSPHORM COMMON STOCK AT THE SPECIAL MEETING. TRANSPHORM HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 4, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

RENESAS ELECTRONICS AMERICA INC.,

TRAVIS MERGER SUB, INC.,

and, solely for the purposes set forth in Section 9.17,

RENESAS ELECTRONICS CORPORATION

and

TRANSPHORM, INC.

Dated January 10, 2024

-i-

-ii-

SCHEDULES

Schedule 8.3(b)	Parent Account Information
Schedule 8.3(c)	Company Account Information

EXHIBITS

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

-iii-

AGREEMENT AND PLAN OF MERGER

This agreement and plan of merger (this “Agreement”) is dated January 10, 2024, and is by and among Renesas Electronics America Inc., a California corporation (“Parent”), Travis Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Renesas Electronics Corporation, a Japanese corporation (solely for the purposes set forth in Section 9.17) (“Guarantor”), and Transphorm, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.

RECITALS

A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. The Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the “Merger”), are advisable and in the best interests of the Company and the Company Stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants in this Agreement, and the consummation of the Merger, in each case, upon the terms and subject to the conditions set forth in this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (iv) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement in accordance with the DGCL.

C. Each of the board of directors of Parent and the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants under this Agreement, and the consummation of the transactions contemplated by this Agreement, including the Merger, in each case, upon the terms and subject to the conditions set forth in this Agreement herein; (iii) in the case of Merger Sub, determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of Merger Sub and Parent (in its capacity as sole stockholder of Merger Sub) and directed that the adoption of this Agreement be submitted for approval by action by written consent to Parent in its capacity as Merger Sub’s sole stockholder; and (iv) in the case of Merger Sub, resolved to recommend that Parent vote in favor of the adoption of this Agreement in accordance with the DGCL.

D. Concurrently with the execution of this Agreement, certain Company Stockholders have entered into a voting agreement with Parent (the “Voting Agreement”), pursuant to which, among other things, each such Company Stockholder has agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote all of such Company Stockholder’s shares of Company Common Stock in favor of the adoption of this Agreement.

AGREEMENT

The Parties therefore agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement in effect as of the execution of this Agreement or a confidentiality agreement executed after the execution of this Agreement containing terms no less restrictive in the aggregate to the counterparty than those contained in the Confidentiality Agreement (except for such changes necessary in order for the Company to be able to comply with its covenants under this Agreement), it being understood that any such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of, or amendment to, any Acquisition Proposal. If the provisions of any such confidentiality agreement executed after the execution of this Agreement would be less restrictive in the aggregate to the counterparty than the terms of the Confidentiality Agreement (other than because of the absence of a “standstill” or similar provisions or other prohibition on the making of any Acquisition Proposal), then such confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement if the Company offers to amend the Confidentiality Agreement so as to make the provisions of the Confidentiality Agreement as restrictive in the aggregate as the provisions of such confidentiality agreement.

(b) “Acquired Company” means (a) the Company and (b) each Subsidiary of the Company.

(c) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) to the Company or the Company Board (or any committee thereof) to engage in an Acquisition Transaction.

(d) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates), whether from the Company or any other Person, of securities representing more than 20 percent of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20 percent of the total outstanding voting power of the Company after giving effect to the consummation of such tender offer or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) of assets (x) generating 20 percent or more of the consolidated revenues (measured based on the 12 full calendar months prior to the date of determination) of the Acquired Companies or (y) constituting 20 percent or more of the fair market value of the consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of the Acquired Companies, in each case except for sales or non-exclusive licenses or sublicenses of Company products in the ordinary course of business; or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) would hold securities representing more than 20 percent of the total voting power of the Company (or the surviving company) outstanding after giving effect to the consummation of such transaction.

(e) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, for purposes of this Agreement, KKR Phorm Investors L.P. and its Affiliates shall not be deemed an Affiliate of the Company or any of its Subsidiaries.

(f) “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. Law).

(g) “Affordable Care Act” means the Patient Protection and Affordable Care Act (Pub. L. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), and the regulations promulgated pursuant to each of the foregoing laws.

(h) “Antitrust Law” means, collectively, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(i) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of March 31, 2023, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended March 31, 2023.

(j) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco or the Bank of Japan is closed.

(k) “Bylaws” means the bylaws of the Company in effect as of the date of this Agreement.

(l) “Capitalization Date” means 5:00 p.m. Eastern time on January 8, 2024.

(m) “Certificate of Merger” means the certificate of merger, in customary form, relating to the Merger.

(n) “CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.

(o) “CFIUS Approval” means, in the event that the Parties have filed a joint voluntary notice pursuant to 31 C.F.R. § 800.501, that (i) CFIUS has issued a written notice to the Parties that it has concluded all action pursuant to Section 721 and has determined that there are no unresolved national security concerns with respect to the Merger; or (ii) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (x) the President has announced a decision not to take any action to suspend or prohibit the Merger or (y) the President has not taken any action within 15 days from the date that the President received the report from CFIUS; or (iii) CFIUS has issued a written notice that the notified transaction is not a “covered transaction” within the meaning of Section 721.

(p) “Charter” means the Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement.

(q) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware finds it does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court).

(r) “Code” means the U.S. Internal Revenue Code of 1986.

(s) “Company Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, employment, bonus, stock option, stock purchase or other equity-based award, performance award, incentive compensation, profit sharing, savings, retirement, disability, life insurance, health or medical benefits, employee assistance program, sick leave, vacation, supplemental income, deferred compensation, severance, termination pay, post-employment or retirement benefits, retention, change of control compensation, and other similar fringe, welfare or other employee benefit or remuneration of any kind, whether or not in writing, whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA whether or not subject to ERISA, which is maintained or contributed to for the benefit of any Service Provider and with respect to which the Company or any of its Subsidiaries or ERISA Affiliates has any liability, contingent or otherwise.

(t) “Company Board” means the Board of Directors of the Company.

(u) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(v) “Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(w) “Company Equity Plans” means the compensatory plans set forth in Section 1.1(w) of the Company Disclosure Letter that provide or have provided for the issuance of any Company Equity-Based Awards.

(x) “Company Equity-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or any benefit measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Equity Plans or Company Benefit Plans (including Company RSUs and Company Options).

(y) “Company Financial Advisor” means BofA Securities, Inc.

(z) “Company Intellectual Property” means any Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries.

(aa) “Company Material Adverse Effect” means any change, event, condition, development, fact, occurrence, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Acquired Companies, taken as a whole. None of the following, and no Effects arising out of, relating to or resulting from the following (in each case, by themselves or when aggregated), will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) general economic conditions anywhere in the world, or conditions in the global economy generally (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(ii) any conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets anywhere in the world, including (a) changes in interest rates or credit ratings; (b) changes in exchange rates; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(iii) any conditions in the industries in which the Acquired Companies conduct business, or changes in such conditions (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(iv) any conditions in any specific jurisdiction or geographical area in which the Acquired Companies conduct business, or changes in such conditions (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(v) any regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) anywhere in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(vi) any geopolitical conditions, outbreak of hostilities, armed conflicts, protests, civil unrest, civil disobedience, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) anywhere in the world, including an outbreak or escalation of hostilities involving the United States or any other Governmental Authority or the declaration by the United States or any other Governmental Authority of a national emergency or war (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(vii) any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, volcanic eruptions, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages or other force majeure events anywhere in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities) (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(viii) any pandemics (including the COVID-19 pandemic), epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated or recommended by any Governmental Authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities (including COVID-19 Measures);

(ix) inflation or any changes in the rate of increase or decrease of inflation;

(x) the development, continuation or worsening of supply chain disruptions affecting the industry in which the Acquired Companies conduct business (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(xi) the negotiation, execution, delivery, announcement or performance of this Agreement or the pendency or consummation of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Acquired Companies with employees (including any employee attrition), suppliers, customers, partners, lenders, lessors, vendors, Governmental Authorities or any other third Person (except that this clause (xii) shall not apply to representations and warranties that specifically address the consequences of the entry into this Agreement or the consummation of the Merger);

(xii) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of this Agreement;

(xiii) any action taken or refrained from being taken, in each case which Parent has expressly approved, consented to or requested in writing (including by email) following the date of this Agreement;

(xiv) any changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof, any changes in the regulatory accounting requirements applicable to any industry in which the Acquired Companies operate (including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof), or any action taken for the purpose of complying with such changes to GAAP or Law (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred), or any COVID-19 Measures;

(xv) any changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under this definition);

(xvi) any failure, in and of itself, by the Acquired Companies to meet (a) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (a) or (b) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under this definition);

(xvii) the availability or cost of equity, debt or other financing to Parent, Merger Sub or any of their respective Affiliates;

(xviii) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its stockholders, executive officers or other employees or any member of the Company Board

(or any Affiliates of any of the foregoing) in connection with, arising from or otherwise relating to the Merger, including any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock;

(xix) the identity of, or any facts or circumstances relating to, Parent or Merger Sub or their respective Affiliates, or the respective plans or intentions of the foregoing with respect to the Company or its business; or

(xx) any breach by Parent or Merger Sub of this Agreement.

(bb) “Company Options” means any options to purchase shares of Company Common Stock outstanding pursuant to any of the Company Equity Plans.

(cc) “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

(dd) “Company Registered Intellectual Property” means all of the Company Intellectual Property that is Registered Intellectual Property.

(ee) “Company Related Parties” means, collectively, (i) prior to the Effective Time, the Acquired Companies; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Acquired Companies and each of their respective Affiliates.

(ff) “Company RSUs” means any restricted stock units covering shares of Company Common Stock outstanding pursuant to any of the Company Equity Plans.

(gg) “Company Software” means computer software, the Intellectual Property Rights related to which is Company Intellectual Property.

(hh) “Company Stockholders” means the holders of shares of Company Capital Stock.

(ii) “Company Termination Fee” means an amount in cash equal to $12,938,000.

(jj) “Company Warrant” means each outstanding warrant to purchase shares of Company Common Stock.

(kk) “Confidentiality Agreement” means the Confidentiality Letter Agreement, dated November 15, 2023, between the Company and Guarantor.

(ll) “Consent” means any consent, approval, clearance, waiver, Permit or order.

(mm) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(nn) “Contract” means any written or oral legally binding contract, lease, license, indenture, note, bond, agreement or other binding instrument.

(oo) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof, or any related or associated epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).

(pp) “COVID-19 Measures” means any mandated or recommended quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline, response or recommendation of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such Law, directive, guidance, response or recommendation.

(qq) “D&O Insurance” means the Company’s current directors’ and officers’ liability insurance.

(rr) “DGCL” means the General Corporation Law of the State of Delaware.

(ss) “DOJ” means the United States Department of Justice.

(tt) “DTC” means the Depository Trust Company.

(uu) “Environmental Law” means all applicable federal, national, state, provincial or local Laws relating to pollution, worker health and safety with respect to exposure to Hazardous Substance, and protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

(vv) “ERISA” means the Employee Retirement Income Security Act of 1974.

(ww) “ERISA Affiliate” means any Person under common control with the Company or any Subsidiary or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(xx) “Exchange Act” means the Securities Exchange Act of 1934.

(yy) “FCPA” means the United States Foreign Corrupt Practices Act of 1977.

(zz) “FTC” means the United States Federal Trade Commission.

(aaa) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(bbb) “Government Bid” means any offer made by the Company or any of its Affiliates (including its Subsidiaries) prior to the Closing Date which, if accepted, would result in a Government Contract.

(ccc) “Government Contract” means any prime Contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter Contract or other similar arrangement of any kind that is currently active in performance or that has been active in performance at any time since January 1, 2021 with: (a) any Governmental Authority; (b) any prime contractor of a Governmental Authority in its capacity as a prime contractor; or (c) any subcontractor at any tier with respect to any contract of a type described in clause “(a)” or clause “(b)” above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

(ddd) “Government Shutdown” means any shutdown resulting from the lack of Congressional budget appropriations, after the date of this Agreement, of certain United States federal government services provided by (i) the FTC and DOJ to review Merger under the HSR Act or (ii) CFIUS to review the joint voluntary notice filed by the Parties pursuant to 31 C.F.R. § 800.501.

(eee) “Governmental Authority” means any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, arbitral body, administrative agency or commission of any governmental authority or other governmental authority or instrumentality, whether domestic, foreign or supranational.

(fff) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.

(ggg) “Guarantor RSU” means a restricted stock unit issued under the Guarantor Stock Compensation Plan.

(hhh) “Guarantor Stock Compensation Plan” means the Renesas Electronics Corporation Terms and Conditions on Stock Compensation.

(iii) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products.

(jjj) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(kkk) “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with such borrowed money), or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property, equipment and software (other than ordinary course trade payables); (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all obligations of such Person pursuant to (A) defined benefit pension, multiemployer pension, post-retirement health and welfare benefit plans, (B) unpaid annual or other bonus obligations, (C) unpaid severance liabilities currently being paid or payable in respect of employees and service providers of the Company or any of its Subsidiaries who terminated employment or whose services to the Company or any of its Subsidiaries have ceased (as applicable) and (D) deferred compensation liabilities of the Company or any of its Subsidiaries, together, in each of clause (A) through (D), with any associated employer payroll taxes; and (vi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person of a type descried in clauses (i) through (v).

(lll) “Intellectual Property Rights” means the rights associated with or arising under any of the following anywhere in the world: (i) patents and applications therefor and all reissues, divisionals, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) copyrights, copyright, mask works and any registrations and applications in the foregoing and all other corresponding rights in work of authorship (“Copyrights”); (iii) (A) trademarks, trade names, logos, service marks, trade dress and internet domain names and all goodwill associated therewith, and (B) registrations and applications therefor and corresponding rights in indicia of origin ((A) and (B), “Marks”); (iv) trade secrets rights and corresponding rights in confidential business and technical information, know-how, inventions (whether patentable or not), proprietary information, and any rights in technology, software, invention disclosures, technical data and customer lists, and all documentation relating to any of the foregoing (“Trade Secrets”); and (v) any similar or equivalent rights to any of the foregoing (as applicable).

(mmm) “Intervening Event” means any Effect, or any material consequence of such Effect, that (i) as of the date of this Agreement was not known to, or reasonably foreseeable by, the Company Board, in each case based on facts known to the Company Board as of the date of this Agreement (or, if known by the Company Board, the consequences of which were not known to, or reasonably foreseeable by, the Company Board, in each case based on facts known to the Company Board as of the date of this Agreement); and (ii) does not relate to (A) an Acquisition Proposal or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account in determining whether an Intervening Event has occurred).

(nnn) “IRS” means the United States Internal Revenue Service.

(ooo) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge as of the date of this Agreement of the individuals set forth on Section 1.1(ooo) of the Company Disclosure Letter, in each case, after reasonable inquiry of their direct reports who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving the Company Intellectual Property, Knowledge does not require the Company, or any of its directors, officers or employees, to have conducted or have obtained any freedom to operate opinions or any clearance searches in respect of any Patents, Marks or other Intellectual Property Rights. If not conducted or obtained, no knowledge of any Patents, Marks or other Intellectual Property Rights of any third Person that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

(ppp) “Law” means any statute, law (including common law), ordinance, rule, regulation or stock exchange listing requirement.

(qqq) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(rrr) “Lookback Date” means the thirty-six month period immediately prior to the date of this Agreement.

(sss) “Material Contract” means any of the following Contracts (other than a Company Benefit Plan except as provided in subsections (i) and (ix) below) in effect as of the date of this Agreement:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as a whole;

(ii) the IP Contracts;

(iii) any Government Contract, excluding consideration of clause (i) of this definition;

(iv) any Contract (A) containing any covenant materially limiting the right of the Company or any of its Subsidiaries to engage in or compete with any Person in any material line of business or any geographical area, including pursuant to a “most favored nation” or exclusivity provision; (B) provides for any other “exclusivity” requirement in favor of any third party, including any “take or pay,” “sole source” or “requirements” obligations; (C) provides preferential rights or rights of first or last offer or refusal to any third party; or (D) prohibiting or limiting the right of the Company or any of its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies;

(v) any Contract (A) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries with a value greater than $1,000,000 after the date of this Agreement other than in the ordinary course of business; or (B) pursuant to which the Company or any of its Subsidiaries will, or has the right to, acquire any ownership interest in any Person (other than any Subsidiary of the Company) after the date of this Agreement;

(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $1,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;

(vii) any Contract that involves a joint venture;

(viii) any Labor Agreement;

(ix) any Contract for the employment or engagement of any natural person that (A) provides for annual base salary or annual cash consulting fees (as applicable) in excess of $175,000 or (B) cannot be terminated without prior notice or the payment of severance or similar termination benefits;

(x) any Contract that is with (A) any of the 10 largest customers of the Company and its Subsidiaries, taken as a whole (the “Material Customers”) by annual recurring revenue as of March 31, 2023; or (B) any of the 10 largest commercial vendors of the Company and its Subsidiaries, taken as a whole (the “Material Vendors”), by total spend for the 12-month period ended March 31, 2023;

(xi) any Contract that is an agreement in settlement of a dispute or Legal Proceeding (including with any Governmental Authority) that imposes material obligations on the Company or any of its Subsidiaries after the date of this Agreement or such Contract that requires the Company or any of its Subsidiaries to pay consideration of more than $1,000,000 after the date of this Agreement;

(xii) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries; and

(xiii) any Contract that provides for (A) indemnification of any officer, director or employee by the Company, other than Contracts providing for indemnification entered into in connection with the distribution, sale or license of services or hardware or software products in the ordinary course of business consistent with past practice; or (B) accelerated vesting in connection with a change of control, including the transactions contemplated hereunder (including as a result of any termination of employment following a change of control, including the transactions contemplated hereunder).

(ttt) “Nasdaq” means The Nasdaq Stock Market LLC.

(uuu) “Order” means any order, judgment, injunction, ruling, award, decree or writ of any Governmental Authority.

(vvv) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has materially impaired or materially delayed, or would reasonably be expected to materially impair or materially delay, the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants pursuant to this Agreement.

(www) “Parent Related Parties” means, collectively, (i) Parent and Merger Sub; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub, their respective Subsidiaries and each of their respective Affiliates (including, from and after the Effective Time, the Acquired Companies).

(xxx) “Parent Termination Fee” means an amount in cash equal to $20,000,000.

(yyy) “Permit” means any permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities.

(zzz) “Permitted Lien” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into in the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy by the Company or any of its Subsidiaries of the real property subject thereto; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports; (ix) non-exclusive licenses to Company Intellectual Property granted by the Acquired Companies in the ordinary course of business; (x) any other liens that do not secure a liquidated amount or indebtedness for borrowed money, that have been incurred or suffered in the ordinary course of business, and that would not have a Company Material Adverse Effect; (xi) statutory, common law or contractual liens of landlords under real property leases; (xii) liens or encumbrances imposed on the underlying fee interest in real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries; (xiii) liens imposed by applicable Law (other than Laws in respect of Taxes); and (xiv) liens securing obligations under Indebtedness.

(aaaa) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(bbbb) “Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII; and (ii) Effective Time.

(cccc) “Registered Intellectual Property” means all (i) Patents; (ii) registered and applied-for Marks; (iii) registered Copyrights; and (iv) domain names.

(dddd) “Related Party” means a Company Related Party or a Parent Related Party, as applicable.

(eeee) “Representatives” means the Affiliates, directors, officers, employees, consultants, agents, representatives and advisors of a Party.

(ffff) “Sanctioned Country” means any country or region or government thereof that is, or has been in the five years prior to the date of this Agreement, the subject or target of a comprehensive embargo under applicable Trade Controls (including Cuba, Iran, North Korea, Syria and prohibited regions of Ukraine including Crimea, Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR)).

(gggg) “Sanctioned Person” means any Person that is the subject or target of applicable sanctions under Trade Controls including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions-or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s

(“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions-or export-related restricted party list; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

(hhhh) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(iiii) “SEC” means the United States Securities and Exchange Commission.

(jjjj) “Section 721” shall mean Section 721 of the Defense Production Act of 1950, as amended and codified at 50 U.S.C. Section 4565.

(kkkk) “Securities Act” means the Securities Act of 1933.

(llll) “Service Provider” means any current or former employee, officer, individual consultant, individual independent contractor, or member of the board of directors of the Company or any of its Subsidiaries.

(mmmm) “Subsidiary” of any Person means (i) a corporation more than 50 percent of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; and (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).

(nnnn) “Superior Proposal” means any written Acquisition Proposal on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable from a financial point of view to the Company Stockholders (in their capacity as such) than the Merger (taking into account (i) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination; and (ii) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), which factors may include, among other things, the (A) identity of the Person making the proposal; (B) likelihood of consummation in accordance with the terms of such Acquisition Proposal; and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50.1 percent.”

(oooo) “Tax” means all U.S. federal, state, local, and non-U.S. income, gross receipts, property, escheat, unclaimed property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, estimated, ad valorem, severance, value-added, stamp, occupation, windfall profits, transfer or excise tax, or any other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind whatsoever in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts, however denominated, whether disputed or not.

(pppp) “Tax Returns” means all returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority relating to Taxes.

(qqqq) “Transaction Documents” means, collectively, the Confidentiality Agreement, the Voting Agreement and any other document contemplated by those agreements, or any document or instrument delivered in connection with this Agreement or those agreements.

(rrrr) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (or their respective directors, officers or employees) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates (or their respective directors, officers or employees), in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement or the Transaction Documents, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing or any other communications to the Company Stockholders, in each case other than any Legal Proceedings (A) solely among the Parties or their respective Affiliates related to this Agreement, the Transaction Documents or the Merger or (B) pursuant to the HSR Act or other Antitrust Laws, which is governed by Section 6.3.

(ssss) “UPE” means “ultimate parent entity” as that term is defined in the HSR Act and its implementing regulations.

(tttt) “Willful Breach” means, with respect to any covenant or agreement in this Agreement, a breach that is a consequence of an act deliberately undertaken or omitted to be taken by the breaching Party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a breach of the relevant covenant or agreement.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternative Acquisition Agreement	5.4(a)
Anti-Bribery Laws	3.22(c)
Certificates	2.10(c)(i)
CFIUS Mitigation	6.2(b)
CFIUS Notice	6.2(a)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.4(c)(i)
Company Disclosure Letter	1.4
Company Option Consideration	2.8(c)
Company Plans	6.10(b)
Company Relevant Persons	3.22(b)
Company RSU Consideration	2.8(b)
Company SEC Reports	3.9
Company Securities	3.7(b)
Company Stockholder Meeting	6.5(a)
Company Warrant Consideration	2.9
Comparable Plans	6.10(b)
Copyrights	1.1(lll)
Covenant Exceptions	5.1(a)
Dissenting Company Shares	2.7(c)(i)
DTC Payment	2.10(d)
Effect	1.1(aa)
Effective Time	2.2

Term	Section Reference
Electronic Delivery	9.14
Enforceability Limitations	3.2
Enforcement Expenses	8.3(e)
Exchange Fund	2.10(b)
Excluded Compensation and Benefits	6.10(b)
Former Government Employee	3.13(c)(v)
Guaranteed Obligations	9.17(a)
Guarantor	Preamble
Indemnified Persons	6.9(a)
International Employee Plans	3.19(a)
IP Contracts	3.16(d)
Labor Agreements	3.20(a)
Labor Entities	3.20(a)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(lll)
Material Customers	1.1(sss)(x)
Material Vendors	1.1(sss)(x)
Maximum Annual Premium	6.9(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.10(c)
Notice Period	5.4(d)(ii)(3)
OFAC	1.1(eeee)
Old Plans	6.10(c)
Other Required Company Filing	6.4(e)
Other Required Parent Filing	6.4(f)
Owned Company Shares	2.7(a)(ii)
Parent	Preamble
Party	Preamble
Patents	1.1(lll)
Payment Agent	2.10(a)
Per Share Price	2.7(a)(iii)
Personal Information	3.17(a)
Privacy and Data Security Requirements	3.17(a)
Proxy Statement	6.4(a)
Required Permits	3.21
Requisite Stockholder Approval	3.4
Restraint	7.1(c)
RSU Acceleration	2.8(a)
Security Breach	3.17(b)
Surviving Corporation	2.1
Tail Policy	6.9(c)
Termination Date	8.1(c)
Termination Payment	8.3(e)
Trade Controls	3.22(b)
Trade Secrets	1.1(lll)
Uncertificated Shares	2.10(c)(ii)
Unvested Company RSU Consideration	2.8(a)(ii)
US Continuing Employee	2.8(a)(ii)
Vested Cash Portion	2.8(a)(iv)

Term	Section Reference
Vested Company RSU	2.8(b)
Vested Company RSU Consideration	2.8(b)
Voting Agreement	Recitals

1.3 Certain Interpretations.

(a) References to this Agreement. Unless the context of this Agreement otherwise requires, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. References to this Agreement (in this Agreement or any Transaction Document) mean this Agreement as amended, supplemented or otherwise modified from time to time in accordance with Section 9.3.

(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the phrase “the date hereof” means “the date of this Agreement;” and (iii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Threats. Unless the context of this Agreement otherwise requires, the word “threat” or “threatened” will be deemed to be immediately followed by the words “in writing.”

(d) Neither, etc. Not Exclusive. Unless the context of this Agreement otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

(e) Extent. The phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(f) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to United States dollars. All amounts in this Agreement will be paid in Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than Dollars, to the extent applicable, the Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time that such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny.

(g) Meaning of Terms. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.

(h) References to Persons. References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities. It is agreed that a breach of this Agreement by Merger Sub will be deemed to be a breach of this Agreement by Parent.

(i) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(j) Writings. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.

(k) Legislation; Contracts. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations, statutory instruments and applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.

(l) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is related to the subject matter of such representation; (ii) such item is otherwise specifically set forth on the balance sheet or financial statements; or (iii) such item is specifically set forth on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(m) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(n) Applicable Time. Unless otherwise indicated, all references to a specific time are to the then-applicable local time in San Francisco, California.

(o) Calculation of Time Periods. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day; (iii) if any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; (iv) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (v) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(p) Nature of Days and Months. Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.

(q) Representations Are Not Covenants. Nothing contained in Article III or Article IV may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 3.27 and Section 4.11 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.

(r) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, the Parties irrevocably waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(s) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.

(t) No Admission. The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Company Disclosure Letter will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or materiality.

(u) Nature of Information Disclosed. It is understood and agreed that (i) the specification of any dollar amount in the representations and warranties contained in this Agreement is not intended to imply that such amounts (or higher or lower amounts) are or are not material; and (ii) the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such items are or are not material or are within or outside of the ordinary course of business. In each case, no Party may use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement is or is not material for purposes of this Agreement or whether any obligation, item or matter included in the Company Disclosure Letter is or is not material for purposes of this Agreement or is within or outside of the ordinary course of business.

(v) No Reliance by Others on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of facts or circumstances as of the date of this Agreement or as of any other date.

(w) Made Available. The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to documents or other information means that such documents or information have been physically or electronically delivered to the relevant Party prior to the date of this Agreement, including by being (i) posted to the virtual data room managed by the Company in connection with the Merger or (ii) filed with or furnished to the SEC and available in its Electronic Data Gathering, Analysis and Retrieval (EDGAR) database.

(x) Ordinary Course. References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Acquired Companies that is materially consistent with past practice.

1.4 Company Disclosure Letter. The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations, warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of such disclosure.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the fourth Business Day after the satisfaction or waiver (to the extent permitted under this Agreement) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under this Agreement) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as set forth in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.9, the Charter as in effect immediately prior to the Effective Time will be amended and restated in its entirety to read as set forth on Exhibit A to this Agreement, and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.9, the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation (with the name of the Surviving Corporation being “Transphorm, Inc.”), until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers of the Surviving Corporation.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and such shares will constitute the only issued and outstanding shares of the Surviving Corporation;

(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor; and

(iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be automatically converted into the right to receive cash in an amount equal to $5.10, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.10 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12) and subject to Section 2.13.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to fully reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Dissenting Company Shares. Notwithstanding anything to the contrary in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by a holder, or owned by a Person, who has (A) neither voted in favor of the Merger nor consented to the Merger in writing and (B) properly demanded appraisal of such shares of Company Common Stock pursuant to, and in accordance with, Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7 but instead, such holders or other applicable Persons holding or owning the Dissenting Company Shares will be entitled only to such rights as are granted by Section 262 of the DGCL (it being understood that at the Effective Time, such Dissenting Company Shares will no longer be outstanding, will automatically be cancelled and will cease to exist). Such holder or other applicable Person will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL. However, if, after the Effective Time, such holder or other applicable Person fails to perfect, effectively withdraws or waives, or otherwise loses such Person’s right to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such Person is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price in accordance with this Agreement and will not thereafter be deemed to be Dissenting Company Shares.

(ii) Notification of Parent of Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of any Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares. The Company may not, except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of any Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and may offer comments or suggestions with respect to such demands, but Parent will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Effect on Equity Awards.

(a) Company RSUs.

(i) Prior to the Effective Time, the Company Board shall have adopted appropriate resolutions and taken all other actions necessary and appropriate to provide that, as of immediately prior to the Effective Time, the unvested portion of certain outstanding Company RSUs that vest solely on the basis of continued service over specified period(s) of time shall be accelerated as set forth on Section 2.8(a)(i) of the Company Disclosure Letter, with such acceleration contingent on the occurrence of the Closing (the “RSU Acceleration”).

(ii) At the Effective Time, unless otherwise agreed to by the affected parties or as provided in Section 2.8(a)(iv), each unvested Company RSU will (taking into account the effect of any RSU Acceleration or other applicable vesting acceleration in connection with the Merger), automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (A) if such holder is a Continuing Employee that is a tax resident in the US (such employee, a “US Continuing Employee”), a Guarantor RSU Grant for that number of Guarantor RSUs calculated as set forth on Section 2.8(a)(ii) of the Company Disclosure Letter; or (B) if such holder is not a US Continuing Employee, at Parent’s discretion, either (A) subject to Section 2.8(a)(iii) and Section 2.8(a)(iv), a Guarantor RSU Grant for that number of Guarantor RSUs calculated as set forth on Section 2.8(a)(ii) of the Company Disclosure Letter or (B) the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such unvested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment (such cash amount, the “Unvested

Company RSU Consideration”). The Unvested Company RSU Consideration shall be subject to the vesting schedule set forth on Section 2.8(a)(iii) of the Company Disclosure Letter.

(iii) Each Guarantor RSU Grant shall be subject to the vesting schedule set forth on Section 2.8(a)(iii) of the Company Disclosure Letter and to the terms and conditions set forth in the Guarantor Stock Compensation Plan and the related grant notice, and Parent shall (and shall cause Guarantor to) cause the issuance of any Guarantor RSU Grants, taking into account the terms and conditions thereof, to constitute a substitution of the corresponding cancelled Company RSU with a substantially equivalent award under the terms of the Company’s 2020 Equity Incentive Plan. Parent shall (and shall cause Guarantor to) obtain any requisite approvals and satisfy all applicable Laws required to effect the Guarantor RSU Grants, and Parent will (or will cause Guarantor to) cause the Guarantor RSU Grants to be granted as promptly as practicable after the Closing, but in any event within 45 days after the Closing. Any portion of a Guarantor RSU Grant that vests shall be settled within 30 days following the applicable vesting date.

(iv) Notwithstanding Section 2.8(a)(ii) or Section 2.8(a)(iii), to the extent that the vesting schedule applicable to any Company RSU as of immediately prior to the Effective Time would have caused any portion of such Company RSU to vest (had such Company RSU not been cancelled and converted into the right to receive a Guarantor RSU Grant as provided herein) prior to the grant date of the corresponding Guarantor RSU Grant (the “Vested Cash Portion”), then (A) no Guarantor RSU Grant shall be made in respect therefor and (B) the Unvested Company RSU Consideration with respect to such Vested Cash Portion shall be an amount in cash (without interest) equal to (x) the number of shares of Company Common Stock that was subject to such Vested Cash Portion as of immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment, which cash amount shall be paid no later than 30 days following such applicable vesting date of the Vested Cash Portion.

(b) Unsettled Vested Company RSUs. At the Effective Time (taking into account the effect of any vesting acceleration in connection with the Merger, including the RSU Acceleration), each vested Company RSU that has not yet settled (including as a result of the operation of Section 2.8(a)) (a “Vested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such Vested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company RSU Consideration” and together with the Unvested Company RSU Consideration, the “Company RSU Consideration”).

(c) Company Options. At the Effective Time, each outstanding Company Option (whether vested or unvested) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock subject to the Company Option multiplied by (y) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Company Option, less applicable Taxes required to be withheld with respect to such payment (the “Company Option Consideration”). For the avoidance of doubt, any Company Option (whether vested or unvested) that has a per Share exercise price that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

(d) Payment Procedures. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Company Options and Vested Company RSUs with respect to such Company Options and Vested Company RSUs (as applicable). As promptly as reasonably practicable following the Closing Date, but in no event later than the first regularly scheduled payroll date that is no less than five Business Days after the Closing Date, the applicable former holders of Company Options and Vested Company RSUs will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of the Company Option Consideration and Vested Company RSU Consideration required to be paid to such former holders pursuant to this Section 2.8.

(e) Necessary Further Actions. The Company will take all action within its power and authority reasonably necessary to effect the cancellation of Company Equity-Based Awards as of the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). Subject to obtaining any required consents from the holders thereof, all Company Equity-Based Awards and all Company Equity Plans will terminate as of the Effective Time (but subject to the consummation of the Merger).

2.9 Effect on Company Warrants. At the Effective Time, each Company Warrant will, automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash, equal to (a) the total number of shares of Company Common Stock subject to the Company Warrant multiplied by (b) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Company Warrant, less applicable Taxes required to be withheld with respect to such payment (the “Company Warrant Consideration”). For the avoidance of doubt, any Company Warrant that has a per Share exercise price that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

2.10 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7 (other than with respect to Owned Company Shares) and holders of Company Warrants pursuant to Section 2.9, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock and holders of Company Warrants become entitled pursuant to Section 2.7 and Section 2.9, respectively. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) short-term commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7(a)(iii) and Section 2.9; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7(a)(iii) and Section 2.9 for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7(a)(iii) and Section 2.9. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Exchange and Payment Procedures.

(i) Certificated Shares. Promptly following the Effective Time (and in any event within one Business Day), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent (or affidavit of loss in lieu of a Certificate as provided in Section 2.12)); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.12) for cancellation, together with such letter of transmittal, duly completed and validly executed, in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price. The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.10(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(ii) Uncertificated Shares. Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (B) the Per Share Price. The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.10(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(iii) Company Warrants. Each holder of record (as of immediately prior to the Effective Time) of a Company Warrant whose Company Warrant was converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.9 will, at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the Company Warrant Consideration set forth opposite such Company Warrantholder’s name on the payment schedule delivered to the Payment Agent prior to or promptly following the Effective Time. No interest will be paid or accrued for the benefit of any holder of a Company Warrant on the amount payable pursuant to this Section 2.10(c)(iii). Each Company Warrant will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.9.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and DTC with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the product obtained by multiplying (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the aggregate consideration payable with respect to such shares of Company Common Stock pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) Escheat. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.10 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section  2.7.

2.11 No Further Ownership Rights in Company Common Stock or Company Warrants. From and after the Effective Time, (a) all shares of Company Common Stock and all Company Warrants will no longer be outstanding and will automatically be cancelled and cease to exist; (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c)); and (c) each holder of a Company Warrant previously representing the right to acquire shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive consideration payable therefor in accordance with Section 2.9 and Section 2.10. The consideration paid in accordance with the terms of this Article II (i) upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock; or (ii) upon conversion of any Company Warrant will be deemed to have been paid in full satisfaction of all right pertaining to such Company Warrant. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock and Company Warrants that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.10(c)) be cancelled and exchanged as provided in this Article II.

2.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.13 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws related to Taxes. To the extent that such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent will be fully authorized (in the name of Merger Sub, in the name of the Company, and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the Company SEC Reports (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature); or (b) as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and Bylaws, each as amended to date. The Company is not in violation of the Charter or the Bylaws.

3.2 Corporate Power; Enforceability. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, (a) the Company has the requisite corporate power and authority to (i) execute and deliver this Agreement and any Transaction Document to which it is a party; (ii) perform its covenants under this Agreement and any Transaction Document to which it is a party; and (iii) subject to receiving the Requisite Stockholder Approval, consummate the Merger; and (b) the execution and delivery of this Agreement and any Transaction Document to which it is a party by the Company, the performance by the Company of its covenants under this Agreement, and, subject to receiving the Requisite Stockholder Approval, the consummation of the Merger have each been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been (and each Transaction Document to which the Company is a party will be) duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and Guarantor (or such other counterparty thereto), constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and in the best interests of the Company and the Company Stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants in this Agreement, and the consummation of the Merger, in each case, upon the terms and subject to the conditions set forth in this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (iv) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL (clause (iv), the “Company Board Recommendation”).

(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Per Share Price to be received by the holders of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) pursuant to this Agreement is fair from a financial point of view to such holders (it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

3.4 Requisite Stockholder Approval. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock (voting together as a single class) entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is required pursuant to applicable Law, the Charter or the Bylaws to consummate the Merger.

3.5 Non-Contravention. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws or the equivalent organizational or governing documents of any “significant subsidiary” of the Company (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC); (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval and assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of the Company in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and CFIUS; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock and Related Matters.

(i) Authorized Capital Stock and Stock Reservation. The authorized capital stock of the Company consists of (A) 750,000,000 shares of Company Common Stock; and (B) 5,000,000 shares of Company Preferred Stock. As of the Capitalization Date, the Company has reserved (i) 11,001,299 shares of Company Common Stock for issuance pursuant to the Company Equity Plans, including those shares reserved for maximum achievement of defined performance metrics with respect to certain Company Equity-Based Awards; and (ii) 4,027,929 shares of Company Common Stock for issuance pursuant to the Company Warrants.

(ii) Current Capitalization. As of the Capitalization Date, (A) 63,255,961 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; (C) Company Equity-Based Awards representing the right to receive up to 2,925,374 shares of Company Common Stock were outstanding, excluding any such awards covered by the following clause (D); (D) Company Options to acquire 3,878,069 shares of Company Common Stock with an exercise price per share less than the Per Share Price were outstanding; and (E) Company Warrants to acquire 3,214,811 shares of Company Common Stock with an exercise price per share less than the Per Share Price were outstanding.

(iii) Company Equity Awards. Section 3.7(a)(iii) of the Company Disclosure Letter sets forth as of the Capitalization Date a complete and accurate list of each outstanding Company Equity-Based Award and: (A) the name of the Company Equity Plan pursuant to which such Company Equity-Based Award was granted, (B) the name and/or employee identification number of the holder of such Company Equity-Based Award, (C) the type of award and number of shares of Company Common Stock subject to such outstanding Company Equity-Based Award, (D) if applicable, the exercise price, purchase price or similar pricing of such Company Equity-Based Award, (E) the date on which such Company Equity-Based Award was granted or issued, (F) any applicable vesting, repurchase or other lapse of restrictions schedule (provided that any acceleration of vesting terms are provided as set forth below), and the extent to which such Company Equity-Based Award is vested and exercisable as of the Capitalization Date, and (G) with respect to Company Options, the date on which such Company Option expires, the exercise price per share of Company Common Stock or purchase price (as applicable), and whether each Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. Section 3.7(a)(iii) of the Company Disclosure Letter identifies as of the Capitalization Date any acceleration of vesting terms applicable to outstanding Company Equity-Based Awards, other than any vesting acceleration explicitly set forth within the terms of any Company Equity Plan.

(iv) Validity; No Other Issuances. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. Since the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting, or settlement of Company Equity-Based Awards granted prior to the date of this Agreement.

(b) No Other Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. Subject to the terms of the Charter, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(c) No Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization or formation of each Subsidiary of the Company and any joint ventures, partnerships or similar arrangements in which the Company or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest), in each case as of the date of this Agreement. Each Subsidiary of the Company (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate or entity power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing or have such requisite corporate or entity power would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as in effect as of the date of this Agreement. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.

(c) No Other Interests in Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire or redeem from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

3.9 Company SEC Reports. The Company has filed with or furnished to the SEC all forms, reports and documents that have been required to be filed by it pursuant to applicable Laws since the Lookback Date and prior to the date of this Agreement (such forms, reports and documents, the “Company SEC Reports”). Each Company SEC Report complied as to form, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on such date. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), no Company SEC Report contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. As of the date of this Agreement, none of the Company SEC Reports is, to the Company’s Knowledge, the subject of ongoing SEC review.

3.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule

13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that such system was effective. The Company’s independent registered public accounting firm has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2022. Since December 31, 2022, and through the date of this Agreement, to the Knowledge of the Company, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022, and conclude, after such assessment, that such system was effective. Since the Lookback Date, the principal executive officer and principal financial officer of the Company have each made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that has not been subsequently remediated that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business; or (d) that would not have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since April 1, 2023, through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted, in the ordinary course of business, in all material respects; and (ii) the Company has not taken any action that, if taken or proposed to be taken during the Pre-Closing Period, would require the consent of Parent pursuant to Section 5.2(a), Section 5.2(b), Section 5.2(e), Section 5.2(f), Section 5.2(g), Section 5.2(h), Section 5.2(j), Section 5.2(k) or with respect to the foregoing, Section 5.2(p).

3.13 Material Contracts.

(a) Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement (other than (i) any Material Contracts contemplated by clause (i) of the definition of “Material Contract” and (ii) any Material Contracts which have otherwise been made publicly available pursuant to the Company SEC Reports), and, a true, correct and complete copy of each Material Contract has been made available to Parent, or has been publicly made available on EDGAR.

(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. None of the Company, any of its Subsidiaries party thereto nor, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any Material Contract, and no event has occurred that would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate or renegotiate in any material respects the terms of any such Material Contract, except for such notices to terminate or renegotiate that would not have a Company Material Adverse Effect.

(c) Government Contracts.

(i) With respect to each Government Contract to which the Company is currently a party or has received final payment within three years prior to the date of this Agreement and to each Government Bid, the Company and each of its Subsidiaries has complied and is in compliance in all material respects with all terms and conditions of each Government Contract and Government Bid, including all incorporated clauses, provisions, certifications, representations, requirements, schedules, attachments, regulations and applicable Laws, including without limitation, as applicable, the Truthful Cost or Pricing Data Act, the Federal Acquisition Regulation, and 48 C.F.R. Chapter 99 (Cost Accounting Standards);

(ii) Except as set forth on Section 3.13(c)(ii) of the Company Disclosure Letter, as of the date of this Agreement, the Company and its Subsidiaries have not received any written notice of termination, “show cause” or cure notice pertaining to any such Government Contract; provided that this clause shall not apply to any notice received more than three years prior to the date of this Agreement and which notice is related to a Company Government Contract that is no longer ongoing as of the date of this Agreement;

(iii) None of the Company nor its officers, directors nor, to the Knowledge of the Company, any of their respective employees, has been or is under indictment, or Company civil, administrative or criminal investigation involving a Government Contract or Government Bid, including but not limited to any allegations of defective performance or work product, mischarging, factual misstatement, failure to act or other material omission or alleged irregularity or has information with respect to any alleged fraudulent or criminal activity involving a Government Contract or Government Bid. Within the past three years, the Company has not entered into any consent order or administrative agreement relating directly or indirectly to any Government Contract or Government Bid that has had a Company Material Adverse Effect;

(iv) To the Knowledge of the Company, no reasonable basis exists to give rise to a material claim by a Governmental Authority for fraud (as such concept is defined under the state or federal Laws of the United States) in connection with any Government Contracts or Government Bids;

(v) To the Knowledge of the Company, no Company employee formerly employed by a Governmental Authority in the past three years (“Former Government Employee”) participated personally and substantially in any procurement decisions related to any Government Contract or Government Bid by such Governmental Authority, and the Company and all Former Government Employees are in compliance with all applicable Laws regarding post-employment conflict of interest restrictions applicable to such Former Government Employees.

3.14 Real Property.

(a) Owned Real Property. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property.

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 2,500 rentable square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications and amendments thereto). Except as would not have a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens); (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in breach of or default pursuant to any Lease, nor does there exist a fact or circumstance that, with the passing of time or the giving of notice, would become a breach or default pursuant to any Lease or permit the termination, modification or acceleration of rent under such Lease; (iii) each Lease is legal, valid, and binding on the Company or each Subsidiary of the Company party thereto and in full force and effect; (iv) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy any portion of such Leased Real Property in excess of 2,500 rentable square feet; and (v) the Company has not collaterally assigned or granted any other security interest in any such Lease or any interest therein.

3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has failed to comply with any Environmental Law; (b) has received any written notice alleging that the Company or any Subsidiary has violated any applicable Environmental Law; (c) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released, disposed, or owned or operated any property or facility contaminated by any Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; (d) has exposed any person to Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; or (e) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law.

3.16 Intellectual Property.

(a) Registered Intellectual Property. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Registered Intellectual Property as of the date of this Agreement. As of the date of this Agreement, the Company and its Subsidiaries have maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices, and has used reasonable business judgement in its prosecution, maintenance, and abandonment of Company Registered Intellectual Property. The Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, not invalid or unenforceable. All legally required compensation has been paid to any employee of the Company and/or its Subsidiaries who contributed to the development of any invention covered by any Patent included in the Company Registered Intellectual Property.

(b) Ownership. The Company and its Subsidiaries solely and exclusively own all right, title, and interest, free and clear of all encumbrances other than Permitted Liens, in and to the material Company Intellectual Property. There are no material restrictions on the Company or its Subsidiaries’ right to sell any product or service of the Company or any of its Subsidiaries, or to use, transfer or license any Company Intellectual Property, except for any such prohibitions or restrictions that are set forth in Section 1.1(sss)(iv) of the Company Disclosure Letter.

(c) No Order. No Company Intellectual Property (including any included in the Company’s current products) is subject to any Legal Proceeding or outstanding order against the Company or any of its Subsidiaries, in effect as of the date of this Agreement, prohibiting or materially restricting the Company or any of its Subsidiaries from using, transferring, or licensing thereof, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect.

(d) IP Contracts. Section 3.16(d) of the Company Disclosure Letter sets forth a complete and accurate list of Contracts in effect as of the date of this Agreement pursuant to which (i) the Company or any of its Subsidiaries has granted a license or other right to a third Person under any material Company Intellectual Property, excluding, in each case, any (A) non-disclosure agreements and rights to use feedback; (B) non-exclusive licenses granted by the Company to customers and distributors in the ordinary course of business or in the ordinary course of business to Service Providers in connection with the provision, support, maintenance, development or sale of any Company product or service; and (C) non-exclusive licenses authorizing limited use of brand materials or other Intellectual Property Rights that are incidental to the primary purpose of the Contract; (ii) a third Person has licensed or granted any other right to the Company or any of its Subsidiaries to any Patent or other Intellectual Property Rights that is material to the operation of the business of the Company or any of its Subsidiaries, taken as a whole, excluding, in each case, any (A) non-disclosure agreements and rights to use feedback; (B) non-exclusive licenses or related services Contracts for commercially available technology or software that are not material to the Company or any of its Subsidiaries; (C) any licenses to software and materials licensed as open-source, public-source or freeware; (D) Contracts with Service Providers for the assignment of, or license to, any Intellectual Property Rights; and (E) non-exclusive licenses authorizing limited use of brand materials or other Intellectual Property Rights that are incidental to the primary purpose of the Contract; or (iii) or any settlement, co-existence, or covenant not to sue Contract to which the Company or any of its Subsidiaries is a party that materially limits the Company’s rights and ability to exploit the Company Intellectual Property (all such Contracts that are, or are required to be, listed under clauses (i), (ii) or (iii) of this Section 3.16(d), the “IP Contracts”).

(e) No Infringement. To the Knowledge of the Company, (i) none of the Company’s or its Subsidiaries’ products and services or the operation of any of their businesses infringes or misappropriates as of the date of this Agreement, or has since the Lookback Date infringed or misappropriated, the Intellectual Property Rights of any third Person, and (ii) no third Person is infringing or misappropriating, as of the date of this Agreement, or has since the Lookback Date infringed or misappropriated any Company Intellectual Property, in each case except where such infringement or misappropriation would not have a Company Material Adverse Effect.

(f) No Notice of Infringement. Since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any third Person alleging that the Company’s or any of its Subsidiaries’ products or services or the operation of any of their businesses infringes or misappropriates the

Intellectual Property Rights of any third Person in a manner that has or could reasonably be expected to result in a Company Material Adverse Effect to the Company, or challenging the validity or enforceability of any Patents constituting Company Intellectual Property or other material Company Intellectual Property. Since the Lookback Date, neither the Company nor any of its Subsidiaries has made or asserted any written notice alleging infringement or misappropriation of any Company Intellectual Property or challenging the validity or enforceability of any Intellectual Property Rights.

(g) Employee Agreements. All of the current and former employees of the Company and its Subsidiaries who have contributed to or participated in the conception or development of any material Company Intellectual Property have entered into proprietary rights agreements with the Company or a Subsidiary in which they have, subject to limitations of applicable Law, assigned or vested ownership of all their rights in such Intellectual Property Rights to the Company or the Subsidiary and have agreed to maintain the confidentiality of such Intellectual Property Rights. Neither the Company nor any of its Subsidiaries has been a member or promoter of, or contributor to, any industry standards body or similar organization that requires or obligates the Company or any of its Subsidiaries to grant or offer to any third party any license or right to any Company Intellectual Property. The Company and its Subsidiaries have taken reasonable steps to safeguard and maintain the secrecy of material confidential and proprietary information of or third-party data in the possession or under the control of, the Company or any of its Subsidiaries. Without limiting the foregoing, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has disclosed any material confidential and proprietary information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction, and disclosure.

(h) Source Code Escrow. Neither the Company nor any of its Subsidiaries has disclosed, licensed, made available or delivered to any escrow agent or other Person any of the source code for any Company Software (except to a Service Provider obligated in writing to (i) maintain the confidentiality of, and not disclose, such source code and (ii) use such source code only in the provision of services to the Company or any of its Subsidiaries), and, as of the date of this Agreement, no event has occurred that would legally require the Company or any of its Subsidiaries to do any of the foregoing. Neither this Agreement nor the consummation of the Merger will result in the disclosure, license, making available or delivery to a third party of any source code included in the Company Software (including any release from escrow of any such source code).

(i) Open Source Software. The Company and its Subsidiaries have not used open source software in any manner that, with respect to any material Company Software, (i) requires its disclosure or distribution in source code form; (ii) requires the licensing thereof for the purpose of making derivative works; or (iii) imposes any restriction on the consideration to be charged for the distribution thereof. With respect to any open source software that is used by the Company or any of its Subsidiaries, the Company or the applicable Subsidiary is in compliance with all applicable agreements with respect thereto, except for any such non-compliance that would not have a Company Material Adverse Effect.

(j) Standards Bodies. None of the Company or any of its Subsidiaries is a member or promoter of, or a contributor to, or made any commitments or agreements regarding, any patent pool, industry standards body, standard-setting organization or other similar organization, in each case that requires or obligates the Company or any of its Subsidiaries to grant or offer to any other Person any license or other right to any Company Intellectual Property, in each case except as would not have a Company Material Adverse Effect.

(k) Products and Services; Products Warranty. Since March 31, 2023, each of product manufactured, sold or distributed or service provided by the Company and any of its Subsidiaries has been in conformity with all product specifications, all express and implied warranties and all applicable law, except for any such non-conformity that would not have a Company Material Adverse Effect.

3.17 Privacy and Security.

(a) Privacy. Except as would not have a Company Material Adverse Effect, the Company’s and each of its Subsidiaries’ collection, use and disclosure of any information that includes “personal data,” “personal information,” or any equivalent term under applicable Privacy and Data Security Requirements (“Personal Information”) is, and since the Lookback Date has been, in compliance with (i) the Company’s published, public-facing policies, (ii) all applicable Laws, (iii) their respective obligations under any Contract to which the Company or any Subsidiary is a party, and (iv) any applicable industry standard including, as applicable, the Payment Card Industry Data Security Standard to which the Company or any of its Subsidiaries are legally bound or have publicly represented compliance in writing, in each case of (i), (ii), (iii), and (iv), regarding privacy or data security with respect to the processing of Personal Information by or for the Company or its Subsidiaries (collectively, “Privacy and Data Security Requirements”). Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has since the Lookback Date, been subject to any Legal Proceedings for any alleged violation of Privacy and Data Security Requirements and, since the Lookback Date, there have been no investigations by any Governmental Authority involving the Company or any of its Subsidiaries for any alleged violation of Privacy and Data Security Requirements. Except as would not have a Company Material Adverse Effect, the consummation of any of the transactions contemplated hereby will not violate any of the applicable Privacy and Data Security Requirements.

(b) Security. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries maintain, and since the Lookback Date have maintained, commercially reasonable security measures designed to protect Personal Information in their possession or control or stored by or on behalf of the Company or any Subsidiary from unauthorized access, use, and disclosure, or unauthorized or accidental loss, destruction or alteration or other misuse. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries have since the Lookback Date, suffered any security incident or data breach that has resulted in any unauthorized or disclosure, loss, acquisition, access or use of, any Personal Information in their possession or control (“Security Breach”). Except as would not have a Company Material Adverse Effect, since the Lookback Date, the Company and its Subsidiaries have not notified, or, to the Knowledge of the Company, been required under any Privacy and Data Security Requirement to notify, any Person of any Security Breach. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have, since the Lookback Date, entered into written agreements with each third party handling Personal Information on behalf of the Company or any Subsidiary that require such third parties to take steps to secure such Personal Information.

3.18 Tax Matters.

(a) Tax Returns, Payments and Reserves. The Company and each of its Subsidiaries have (i) filed (taking into account valid extensions) all income and other material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects; and (ii) paid all Taxes that are due and owing (whether or not shown on any Tax Return). The most recent financial statements contained in the Company SEC Reports reflect a reserve in accordance with GAAP for all Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements.

(b) No Waivers. Neither the Company nor any of its Subsidiaries has executed or agreed in writing to any waiver, except in connection with any ongoing Tax examination disclosed on Section 3.18(b) of the Company Disclosure Letter, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired, nor is any written request for any such waiver or extension from any Governmental Authority outstanding.

(c) Withholding Taxes. The Company and each of its Subsidiaries (i) has withheld with respect to their employees and other third Persons all U.S. federal and state income Taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be withheld; and (ii) has paid over any amounts so withheld to the appropriate Tax authority. The Company has properly collected and remitted sales, value added, and similar Taxes with respect to sales made to, or purchases made by, its customers or users. The Company has, as applicable, received and retained the appropriate certification or similar documentation to establish an exemption from withholding.

(d) No Audits. No audits or other examinations or other proceedings with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. Within the past five years, no written claim has been made by a Governmental Authority to the Company or any of its Subsidiaries in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. There are no written requests for rulings or determinations in respect of any Tax pending between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand.

(e) No Spin-offs. During the two years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(f) No Listed Transactions. Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulations Section 1.6011-4(b)(2).

(g) No Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Company and its Subsidiaries; or (ii) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, or otherwise by operation of law; or (iii) has been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company or any of its Subsidiaries).

(h) No Tax Liens. There are no liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens.

(i) No Power of Attorney. Neither the Company nor any of its Subsidiaries has executed any power of attorney with respect to Taxes that will continue in effect after the Closing.

(j) USRPHC. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(k) Tax Accounting. Neither the Company nor any of its Subsidiaries (i) has applied for, been granted or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) or (ii) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) an installment sale or open transaction disposition made on or prior to the Closing Date, (B) a gain recognition agreement or closing agreement under Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (C) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law) or excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19 (or any similar provision of state, local or non-U.S. Law) arising from any transaction that occurred on or prior to the Closing Date or (D) a prepaid amount received or deferred revenue accrued on or prior to the Closing Date.

3.19 Employee Plans.

(a) Company Benefit Plans. Section 3.19(a) of the Company Disclosure Letter lists each material Company Benefit Plan as of the date of this Agreement. With respect to each material Company Benefit Plan other than an International Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Benefit Plan; (ii) the most recent determination letter or opinion letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the plan documents embodying or governing such Company Benefit Plan (or for unwritten Company Benefit Plans a written description of the material terms of such Company Benefit Plan) and any funding medium for the Company Benefit Plan; (iv) the most recent summary plan descriptions and all material modifications thereto; (v) any related trust agreements; (vi) the last three years of non-discrimination testing results; (vii) all non-routine correspondence to and from any governmental agency; (viii) the most recent actuarial valuation report; and (ix) any material written communications to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Company Benefit Plan. With respect to each material Company Benefit Plan that is maintained primarily for the benefit of any Service Provider whose primary work location is based outside of the United States (the “International Employee Plans”), to the extent applicable, the Company has made available to Parent true, correct and complete copies of (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such International Employee Plan; and (2) any document comparable to the determination letter referenced pursuant to clause (ii) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment.

(b) Qualified Status. Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified and has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, and to the Knowledge of the Company, no event or omission has occurred that would cause any such Company Benefit Plan to lose such qualification or require corrective action to the IRS or Employee Plan Compliance Resolution System to maintain such qualification.

(c) Absence of Certain Plans. No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has within the six years prior to the date of this Agreement maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or otherwise has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 210 of ERISA or Section 413(c) of the Code); (iii) any employee benefit plan that is or was subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). Neither the Company nor any ERISA Affiliate has within the six years prior to the date of this Agreement incurred any liability under Title IV of ERISA that has not been paid in full.

(d) Compliance. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan has been established, maintained, funded, operated and administered in accordance with its terms and with all applicable Laws and regulations, including the applicable provisions of ERISA, the Code, the Affordable Care Act, and any applicable regulatory guidance issued by any Governmental Authority.

(e) Company Benefit Plan Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust pursuant to any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure, and, to the knowledge of the Company, there is no reasonable basis for any such Legal Proceeding.

(f) No Prohibited Transactions. Except as would not have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Benefit Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.

(g) No Post-Termination Welfare Benefit Plan. Except as would not have a Company Material Adverse Effect, neither the Company nor any ERISA Affiliate provides or has any obligation to provide post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(h) Payments and Benefits. Except as would not have a Company Material Adverse Effect, neither the execution and delivery of this Agreement, the shareholder approval of this Agreement, nor the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or other service provider of the Company or any of its ERISA Affiliates; (ii) further restrict any rights of the Company to amend or terminate any Company Benefit Plan; (iii) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code.

(i) Section 409A. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been documented and operated in compliance with, or pursuant to an exemption from, Section 409A of the Code.

(j) International Employee Plans. Except as would not have a Company Material Adverse Effect, each International Employee Plan has, since the Lookback Date, been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any applicable Laws. No International Employee Plan has material unfunded liabilities that as of the Effective Time will not be fully accrued for in its financial statements or fully offset by insurance.

(k) Tax “Gross-up” or Similar Payments. No Company Benefit Plan provides for any tax “gross-up” or similar “make-whole” payments pursuant to Code Section 4999 or Code Section 409A.

3.20 Labor Matters.

(a) Union Activities. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement (collectively, “Labor Agreements”). To the Knowledge of the Company, there are no activities or proceedings of any labor organization, trade union or similar employee-representative body (collectively, “Labor Entities”) to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No Labor Agreement is being negotiated by the Company or any of its Subsidiaries. There is no strike or lockout against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(b) Employment Law Compliance. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are and since the Lookback Date have been in compliance with all applicable Laws and Orders with respect to employment (including applicable Laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

(c) Employee Matters. To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries with a title of Director or higher (i) has stated, orally or in writing, any present intention to terminate or materially alter the nature of his or her employment with the Company or such Subsidiary, (ii) is bound by any contract that could materially restrict him or her in the performance of his or her duties for the Company or its Subsidiary or the ability of the Company or its Subsidiary to conduct its business, or (iii) is in violation of any non-competition, non-solicitation, confidentiality, or similar obligation owed to the Company or any of its Subsidiaries.

3.21 Permits. Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, the Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company and its Subsidiaries as currently conducted (such Permits, the “Required Permits”). Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, (a) the Company and its Subsidiaries are in compliance with the terms of the Required Permits; and (b) no suspension or cancellation of any of the Required Permits is pending or, to the Knowledge of the Company, threatened.

3.22 Compliance with Laws.

(a) General Compliance. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries is and since the Lookback Date has been in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written communication since the Lookback Date and prior to the date of this Agreement from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in material compliance with or is in material default or material violation of any applicable Laws.

(b) Export Controls. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf and at the direction of the Company or any of its Subsidiaries (“Company Relevant Persons”), is currently, or has been in the five years prior to the date of this Agreement: (i) a Sanctioned Person; (ii) organized, resident or located in a Sanctioned Country; (iii) engaged in any dealings or transactions with or for the benefit of any Sanctioned Person, or in any Sanctioned Country in violation of applicable United States or non-U.S. Laws relating to export, reexport, transfer and import controls, trade or economic sanctions, or U.S. anti-boycott Laws (collectively, “Trade Controls”); or (iv) otherwise in violation of applicable Trade Controls.

(c) Anti-Bribery Laws. Since the Lookback Date, the Company and each of its Subsidiaries, including each of their respective directors, officers or employees, and, to the Knowledge of the Company, agents or other Persons acting on the Company’s or Subsidiaries’ behalf, have not, while acting on behalf of or at the direction of the Company or its Subsidiaries, directly or indirectly, (i) committed a violation of the FCPA or any other applicable U.S. or non-U.S. Laws relating to the prevention of corruption, money laundering, or bribery (“Anti-Bribery Laws”); or (ii) provided, accepted, given, received, offered, promised, or authorized or agreed to give or receive anything of value to or from any “foreign official” (as defined by the FCPA) to unlawfully obtain business, or direct business to any person, or secure an improper advantage, in each case in violation of Anti-Bribery Laws.

(d) Anti-Bribery and Trade Controls Compliance. Neither the Company nor any of its Subsidiaries has received from any Governmental Authority or other Person any written notice, inquiry, or allegation or made any disclosure to a Governmental Authority, in each case, related to Trade Controls or Anti-Bribery Laws.

(e) Exclusions. No representation or warranty is made in this Section 3.22 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10;

(b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with Privacy and Data Security Requirements, or matters pertaining to privacy, security, or Personal Information, which are exclusively addressed by Section 3.17; (d) compliance with applicable Tax Laws, which is exclusively addressed by Section 3.18 and Section 3.19 (to the extent related to Taxes); (e) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 3.18, Section 3.19 and Section 3.20; or (f) compliance with employment or labor law matters, which is exclusively addressed by Section 3.20.

3.23 Legal Proceedings; Orders.

(a) No Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.

(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any Order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants pursuant to this Agreement.

3.24 Insurance.

(a) Policies and Programs. Except as would not have a Company Material Adverse Effect, each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect.

(b) No Cancellation. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries have received any written notice regarding any cancellation or invalidation of any such insurance policy other than in connection with ordinary renewals.

3.25 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that have not been so disclosed.

3.26 Brokers. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger.

3.27 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered pursuant to this Agreement:

(i) none of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by Parent or Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered pursuant to this Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the date of this Agreement or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by this Agreement. Parent is the sole record and beneficial stockholder of Merger Sub.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement and any Transaction Document to which it is a party; (b) perform its covenants under this Agreement and any Transaction Document to which it is a party; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants under this Agreement, and the consummation of the Merger have each been duly authorized by all necessary action on the part of each of Parent and Merger Sub (other than, in the case of Merger Sub, as set forth in Section 6.17). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Acquired Companies are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and CFIUS; and (iv) such other Consents the failure of which to obtain would not have a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would have a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would have a Parent Material Adverse Effect.

4.6 Ownership of Company Capital Stock. During the three years prior to the date of this Agreement, none of Parent, Merger Sub, Guarantor or any of their respective Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as such terms are defined in Section  203 of the DGCL) of the Company.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries would be liable.

4.8 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger.

4.9 Sufficient Funds. Parent has available to it, and will have on the Closing Date, the funds necessary to (i) consummate the transactions contemplated by this Agreement and to make all of the payments contemplated by this Agreement; (ii) pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub in connection with the Merger; and (iii)  satisfy all of the other payment obligations of Parent and Merger Sub contemplated hereunder.

4.10 Absence of Stockholder and Management Arrangements. As of the date of this Agreement, other than this Agreement, the Voting Agreement and Confidentiality Agreement, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, manger, member, employee or Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.11 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered pursuant to this Agreement:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered pursuant to this Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by or discussions with the Company’s management (whether prior to or after the date of this Agreement); or (C) in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Covenants.

(a) Ordinary Course Operation. During the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, use its reasonable best efforts to conduct its business and operations in the ordinary course of business. The covenants of the Company and its Subsidiaries pursuant to the previous sentence are subject to the following exceptions: (i) as expressly contemplated by this Agreement, including Section 5.2; (ii) as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Company Disclosure Letter; (iii) any actions taken in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in reliance on this clause (iii), the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult, with Parent (if reasonably practicable and legally permissible) prior to taking such actions); (iv) as required by applicable Law; or (v) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed) (all such exceptions, the “Covenant Exceptions”).

(b) Additional Affirmative Covenants. During the Pre-Closing Period and for so long as Section 5.2 is in effect, the Company will, and will cause each of its Subsidiaries to, subject to Covenant Exceptions, use its commercially reasonable efforts to (i) preserve intact its material assets, properties, Material Contracts and business organizations; (ii) keep available the services of its current officers and key employees; and (iii) preserve its current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of its Subsidiaries has business relations, in each case to the extent that the Company or one of its Subsidiaries has not, as of the date of this Agreement, already notified such third Person of its intent to terminate those relationships.

(c) Clarification on Provision Interaction. It is agreed that no action or failure to act by the Company or any of its Subsidiaries in compliance with any provision of Section 5.2 will be deemed a breach of this Section 5.1.

5.2 Forbearance Covenants. During the Pre-Closing Period, the Company will not, and will not permit any of its Subsidiaries to (in each case subject to the Covenant Exceptions):

(a) amend or otherwise change the Charter, the Bylaws or any other similar organizational document (other than immaterial amendments to such organizational documents of the Company’s Subsidiaries);

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell or deliver, or agree or commit to issue, sell or deliver, any of its equity securities (whether through the issuance or granting of options, warrants, commitments, restricted stock units, subscriptions, rights to purchase or otherwise), except, in each case, (i) for the issuance, delivery or sale of (or agreement or commitment to issue, sell or deliver) shares of Company Common Stock pursuant to Company Equity-Based Awards outstanding as of the date of this Agreement, in each case in accordance with their terms; (ii) for the issuance, delivery or sale of (or agreement or commitment to issue, sell or deliver) shares of Company Common Stock pursuant to Company Warrants outstanding as of the date of this Agreement; (iii) in connection with agreements in effect on the date of this Agreement (including any offer letters or similar agreements entered into or extended through the date of this Agreement, provided that any such compensatory equity securities not yet granted as of the date of this Agreement and contemplated under offer letters or similar agreements newly engaging any service providers are set forth in Section 5.2(c) of the Company Disclosure Letter); or (v) for the issuance, delivery or sale of (or agreement to issue, sell or deliver) equity securities by any Subsidiary to the Company or another Subsidiary;

(d) acquire, repurchase or redeem any of its equity securities, except, in each case (i) pursuant to the terms and conditions of Company Equity-Based Awards outstanding as of the date of this Agreement in accordance with their terms or to otherwise satisfy Tax obligations with respect to awards granted pursuant to Company Equity Plans or to pay the exercise price of Company Options; or (ii) for transactions between the Company and any of its Subsidiaries or among any Subsidiaries of the Company;

(e) (i) adjust, split, subdivide, combine or reclassify any of its capital stock or other equity or voting interests; (ii) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests, or make any other actual, constructive or deemed distribution in respect of its capital stock or other equity or voting interests, except for dividends or other distributions made by any Subsidiary of the Company to the Company or one of its other Subsidiaries; (iii) pledge or encumber any of its capital stock or other equity or voting interests (other than Permitted Liens); or (iv) modify the terms of any of its capital stock or other equity or voting interests;

(f) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any third Person or any equity interest in such Person, or enter into any contractual joint venture, partnership or similar arrangement with any third Person;

(g) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

(h) (i) incur or assume any indebtedness for borrowed money or issue any debt securities, except, in each case, (A) for loans or advances between Subsidiaries of the Company or between the Company and its Subsidiaries; (B) obligations incurred pursuant to business credit cards in the ordinary course of business; or (C) the incurrence of indebtedness pursuant to credit facilities of the Acquired Companies in effect as of the date of this Agreement; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third Person, except with respect to obligations of the Company or its Subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any third Person, except, in each case, for (1) extensions of credit to customers in the ordinary course; (2) advances of reimbursable expenses to directors, officers and other employees, in each case in the ordinary course of business; and (3) for loans or advances between wholly-owned Subsidiaries of the Company or between the Company and its wholly-owned Subsidiaries and capital contributions in or to Subsidiaries of the Company; or (iv) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any lien thereon (other than Permitted Liens);

(i) except (i) in order to comply with applicable Law, (ii) as required pursuant to the terms of any Company Benefit Plan set forth on Section 3.19(a) of the Company Disclosure Letter and in effect on, and made available to Parent prior to, the date of this Agreement, or (iii) as provided in this Agreement (including as permitted pursuant to this Section 5.2(i)), (A) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any material Company

Benefit Plan; (B) grant to any Service Provider whose annual base cash compensation exceeds $175,000 any increase in cash compensation, bonus or material fringe or other material benefits, or, in the case of any such Service Provider whose annual base cash compensation does not exceed $175,000, grant any such increase that would result in such Service Provider’s annual base compensation exceeding $175,000; (C) grant to any Service Provider any increase in change in control, retention, severance or termination pay; (D) enter into any employment, consulting, change in control, retention, severance or termination agreement with any Service Provider (other than with newly-hired non-officer employees or consultants in the ordinary course of business, or to replace personnel terminated for cause, death or disability or who resign voluntarily); or (E) terminate any employee of the Company or any of its Subsidiaries with an annual base cash compensation in excess of $175,000, other than terminations for cause or in the ordinary course of business;

(j) implement any reduction in force, mass layoff, collective redundancy, early retirement program, or other voluntary or involuntary termination program (other than individual employee terminations in the ordinary course of business consistent with past practice);

(k) settle, release, waive or compromise any pending or threatened material Legal Proceeding, except for the settlement of any Legal Proceedings (i) solely for monetary damages in an amount (A) not in excess of $250,000 individually or $500,000 in the aggregate or (B) that does not exceed the amount reflected or reserved against in the Audited Company Balance Sheet; or (ii) settled in compliance with Section 6.14;

(l) except as required by applicable Law or GAAP, (i) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (ii) make any change in any of its accounting principles or practices;

(m) (i) make or change any material Tax election (other than elections that are consistent with past practice); (ii) settle or compromise any material Tax claim or assessment; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (iv) change any annual Tax accounting period, (v) adopt or change any income or other material method of Tax accounting, (vi) file any amended material Tax Return, (vii) file any Tax Return inconsistent with past practice; or (viii) surrender any right to claim a Tax refund (other than by reason of passage of time);

(n) (i) incur, authorize or commit to incur any material capital expenditures other than (A) consistent in all material respects with the capital expenditure budget set forth in Section 5.2(n) of the Company Disclosure Letter; (B) pursuant to obligations imposed by Material Contracts or Leases; or (C) pursuant to agreements in effect prior to the date of this Agreement; (ii) (x) enter into any Contract which, if entered into prior to the date of this Agreement, would be a Material Contract, or (y) modify, amend or terminate any Material Contract in a manner that is adverse in any material respect to the Company and its Subsidiaries, taken as a whole; (iii) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; or (iv) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(o) enter into a new line of business or cease, abandon, discontinue, dispose of, or materially modify operations with respect to, any material existing line of business; or

(p) enter into, or agree or commit to enter into, a Contract to take any of the actions prohibited by this Section 5.2.

5.3 Process Related to Affirmative Covenants and Forbearance Covenants.

(a) In General. If the Company desires to take an action that would be prohibited pursuant to Section 5.1 or Section 5.2 without the prior approval of Parent, then prior to taking such action, the Company (in lieu of the procedure outlined in Section 9.2) may request consent by sending an email to each of the individuals listed in Section 5.3(a) of the Company Disclosure Letter specifying, in reasonable detail, the action proposed to be taken (or omitted from being taken). Any of the individuals identified in Section 5.3(a) of the Company Disclosure Letter may grant consent on behalf of Parent.

(b) Following the Occurrence of Certain Events. Notwithstanding anything to the contrary in this Agreement, if either Parent or Merger Sub notifies the Company that it has purported to terminate this Agreement for any reason, then the covenants of the Company and its Subsidiaries pursuant to Section 5.2 and Section 6.13 will immediately cease and such provisions will no longer be in effect.

5.4 No Solicitation of Acquisition Proposals.

(a) No Solicitation. Subject to the other provisions of this Section 5.4, during the Pre-Closing Period, the Company will, and will cause its Subsidiaries and its executive officers and directors, and will instruct its legal and financial advisors and use reasonable best efforts to cause each of its Representatives (other than its non-controlled Affiliates that are not directors, officers or employees of the Company) to, cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person and its Representatives relating to an Acquisition Transaction to the extent that such discussions, negotiations or access would otherwise be prohibited by this Section 5.4(a). Unless the Company has already so requested, promptly following the date of this Agreement (and in any event within two Business Days), the Company will request that each Person (other than Parent, Merger Sub and their respective Representatives) that has executed a confidentiality agreement in connection with its consideration of an Acquisition Transaction promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement. Subject to the other provisions of this Section 5.4, during the Pre-Closing Period, the Company and its Subsidiaries, and their respective directors and executive officers, will not, and the Company will not authorize or direct any of its or its Subsidiaries’ other employees, consultants or other Representatives to, directly or indirectly, (i) solicit, initiate or propose the making, submission or announcement of, or knowingly induce, encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal (except that the Company, its Subsidiaries and its and their Representatives may refer the Person to the provisions of this Section 5.4 and make inquiries of a Person (and its Representatives) making an Acquisition Proposal solely for the purpose of clarifying the terms of, such Acquisition Proposal); (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly induce, encourage, facilitate or assist, an Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate, knowingly facilitate or engage in discussions or negotiations with any Person or Group (other than Parent, Merger Sub or their respective Representatives) with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to the making of an Acquisition Proposal (except that the Company, its Subsidiaries and its and their Representatives may refer the Person to the provisions of this Section 5.4 and make inquiries of a Person (and its Representatives) making an Acquisition Proposal solely for the purpose of clarifying the terms of, such Acquisition Proposal); (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than, in each case, an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. Notwithstanding the foregoing, following the date of this Agreement, the Company will not be required to enforce, and will be permitted to amend or waive, any provision of any “standstill” or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a proposal from being made to the Company Board (or any committee thereof).

(b) Permitted Conduct Related to Certain Proposals. Notwithstanding anything to the contrary in this Section 5.4, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their respective Representatives (including the Company Financial Advisor), (i) participate or engage in discussions or negotiations with; (ii) subject to an Acceptable Confidentiality Agreement, (1) furnish any non-public information relating to the Company or any of its Subsidiaries to or (2) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to; or (iii) otherwise facilitate the making of a Superior Proposal by, in each case, any Person or Group or their respective Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement that was not solicited in material breach of Section 5.4(a). The Company and the Company Board (or a committee thereof) may only take the actions contemplated by the preceding sentence if the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (B) the failure to take the actions contemplated by this Section 5.4(b) would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties pursuant to applicable Law.

(c) No Company Board Recommendation Change or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.4(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent; (B) adopt, approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Company Stockholder Meeting is scheduled to be held within 10 Business Days, then within one Business Day after Parent so requests in writing) (it being understood that the Company will not be obligated to affirm the Company Board Recommendation on more than two occasions); (D) make any recommendation in connection with a tender or exchange offer for shares of Company Common Stock, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m. Eastern time, on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a Company Board Recommendation Change or a violation of this Section 5.4 provided that it shall be considered a modification adverse to Parent if any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders by 5:30 pm Eastern time, on the 10th Business Day after commencement thereof); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”), it being understood that none of (1) the determination in itself by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal; (2) the delivery, in itself, by the Company to Parent or its Representatives of any notice contemplated by Section 5.4(d); or (3) the public disclosure, in itself, of the items in clauses (1) and (2) if required by applicable Law will constitute a Company Board Recommendation Change or violate this Section 5.4; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Permissible Company Board Recommendation Change and Entry into Alternative Acquisition Agreement.

(i) Intervening Events. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) made a determination of the type described in Section 5.4(d)(i)(1) and (B) intends to effect a Company Board Recommendation Change pursuant to this Section 5.4(d)(i), which notice will describe the Intervening Event in reasonable detail; and

(3) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, until 11:59 p.m. Eastern time at the end of such four Business Day period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents to enable Parent to propose in writing an offer binding on Parent and Merger Sub to effect revisions to the terms of this Agreement, and, at the end of such four Business Day period, the Company Board (or a committee thereof) shall have considered in good faith any such binding offer, and shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make a Company Board Recommendation Change in connection with such an Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.

(ii) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, if the Company has received a written Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) such Superior Proposal did not result from a material breach of this Section 5.4;

(3) the Company has provided prior written notice to Parent at least four Business Days prior to taking such action (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a written Acquisition Proposal that has not been withdrawn and (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, which notice will include the identity of the Person or Group making such Acquisition Proposal and a summary of the material terms of such Acquisition Proposal and, if in writing, a copy thereof, such Acquisition Proposal (unless any such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or Group that is in effect on the date of this Agreement); and

(4) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, until 5:00 p.m. Eastern time on the last day of the Notice Period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal, it being understood that (A) in the event of any material revision, amendment, update or supplement to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(d)(ii)(4) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being two Business Days); and (B) at the end of the Notice Period, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Transaction Documents to which Parent has irrevocably committed to in writing,) determined that such Acquisition Proposal continues to constitute a Superior Proposal and the failure to make a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.

(e) Notice to Parent of Acquisition Proposals. During the Pre-Closing Period, the Company will promptly (and, in any event, by the later of (i) 24 hours from the receipt thereof or (ii) 5:00 p.m. Eastern time on the next Business Day) notify Parent in writing if (A) an Acquisition Proposal is, to the Knowledge of the Company, received by, the Company or any of its Representative or (B) any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives in respect of an Acquisition Proposal. Such notice must include (I) the identity of the Person or Group making such proposal or request and (II) a summary of the material terms and conditions of such proposal or request and, if in writing, a copy thereof, unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or Group that is in effect on the date of this Agreement. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations. From the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company will promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or Group or its Representatives pursuant to Section 5.4 that was not previously made available to Parent or its Representatives.

(f) Permitted Disclosures by the Company and the Company Board.

(i) Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (A) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (C) informing any Person of the existence of the provisions contained in this Section 5.4; or (D) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Acquired Companies) that the Company Board (or a committee thereof), after consultation with its outside legal counsel, has determined in good faith is required by applicable Law, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.4(c); and

(ii) It is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person or Group making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be a Company Board Recommendation Change.

(g) Breach of No-Solicitation Covenants by Representatives of the Company. The Company agrees that if it (i) permits any of its Representatives (other than an employee or consultant of the Company who is not an executive officer of the Company) to take any action or (ii) is made aware of an action by one of its Representatives and does not use its reasonable best efforts to prohibit or terminate such action and, in each case, such action would constitute a material breach of this Section 5.4 if taken by the Company during the Pre-Closing Period, then such action will be deemed to constitute a breach by the Company of this Section 5.4.

5.5 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Efforts; Required Action and Forbearance.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by using reasonable best efforts to:

(i) cause the conditions to the Merger set forth in Article VII to be satisfied; and (1) seek to obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and

(ii) to the extent directed by Parent, (1) seek to obtain all consents, waivers and approvals; and (2) deliver all notifications, in each case, pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; provided, however, that neither the Company nor any of its Subsidiaries will be required to agree to the payment of a consent fee or other similar consideration (including increased or accelerated payments) in connection with obtaining any such consent, waiver or approval.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action (or fail to take any action) that is intended to have or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting the (i) consummation of the Merger; or (ii) ability of such Party to fully perform its covenants pursuant to this Agreement. For the avoidance of doubt, no action by the Company, Parent or Merger Sub taken (or failed to be taken) in compliance with the terms of this Agreement will be considered a violation of this Section 6.1.

6.2 CFIUS

(a) CFIUS Notice. Parent and the Company shall submit, or cause to be submitted, (i) as promptly as practicable following the execution of this Agreement, a draft of the joint notice to CFIUS (“CFIUS Notice”) contemplated under 31 C.F.R. § 800.501(g) with respect to the transactions contemplated by this Agreement; (ii) as promptly as practicable after receiving feedback from CFIUS regarding the draft CFIUS Notice referenced in clause (i), a formal CFIUS Notice as contemplated by 31 C.F.R. § 800.501(a); and (iii) as promptly as practicable (and in any event in accordance with applicable regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or that Parent and the Company mutually agree should be made, in each case in connection with this Agreement and the Merger. Parent and the Company shall reasonably cooperate with each other in connection with any such filing or the provision of any such information (including, to the extent permitted by applicable Law, (A) providing copies, or portions thereof, of all such documents to the non-filing Party prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith and (B) keeping each other timely apprised of the status and content of any material communications with, and any inquiries or requests for additional information or documentary material from, CFIUS) and in connection with resolving any investigation or other inquiry of any Governmental Authority under Section 721 with respect to any such filing or any such transaction; provided, that, notwithstanding anything to the contrary in this Agreement, no Person shall be required to share communications containing its confidential business information or information that is protected by attorney-client privilege.

(b) CFIUS Mitigation. Parent and the Company shall take, or cause to be taken, all actions necessary, proper or advisable to obtain CFIUS Approval (such actions constituting “CFIUS Mitigation”) so as to enable the Closing as soon as practicable; provided, however, that Parent shall not be required, in order to obtain CFIUS Approval, to take, or cause to be taken, any action that would (i) result in a material adverse effect on Guarantor and its Subsidiaries taken as a whole, (ii) violate any Law of a competent jurisdiction applicable to Parent or its Affiliates, (iii) require Guarantor or its Subsidiaries to sell, divest, or dispose of any material assets or material businesses of Guarantor or its Subsidiaries, (iv) result in a material impediment to the reasonable integration of the Company with Parent, including any mitigation that would materially limit the ability of Guarantor or its Subsidiaries to own, control or operate the Company, or (v) reasonably be expected to materially impair the commercial value to Parent of the Acquired Companies, taken as a whole.

6.3 Antitrust Filings.

(a) Filings Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub will (and will cause their respective Affiliates, including their UPE if applicable, to), on the one hand, and the Company will (and will cause its Affiliates, if applicable, to), on the other hand, promptly file a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act with the FTC and the Antitrust Division of the DOJ (and, in any event, within 10 Business Days following the date of this Agreement, unless Parent and the Company agree to file such form at a later date). Each of Parent and the Company will (and will cause each of its respective Representatives, as applicable, to) (A) cooperate and coordinate with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) any information that may be required in order to make such filings; (C) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC or the DOJ; and (D) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. Parent and Merger Sub will not, and will cause their respective Affiliates not to, (a) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other Antitrust Law, as the case may be, unless the Company has consented in writing to such withdrawal and refiling (such consent not to be unreasonably withheld, conditioned or delayed); or (b) extend any waiting period under any Antitrust Law or enter into any agreement with any Governmental Authority not to consummate the Merger, unless the Company has consented in writing to such extension or agreement (such consent not to be unreasonably withheld, conditioned or delayed).

(b) Efforts to Cause the Closing. In furtherance and not in limitation of Section 6.3(a), if and to the extent necessary to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act, in each case as promptly as practicable so as to allow the consummation of the Merger as promptly as practicable, and in any event at least three Business Days prior to the Termination Date, each of Parent and

Merger Sub (and their respective Affiliates, if applicable) will (and will cause each of its respective Affiliates, as applicable, to) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act, including if there is any Legal Proceeding by a Governmental Authority challenging the Merger as violative of any Antitrust Law, then each of the Company, Parent and Merger Sub (and their respective Affiliates, if applicable) shall use reasonable best efforts to contest and resist any such Legal Proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger; provided, however, that Parent shall not be required to (i) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent, Merger Sub (or their respective Affiliates, if applicable), or the Acquired Companies; (B) the termination, modification, or assignment of existing relationships, joint ventures, Contracts or obligations of Parent, Merger Sub (or their respective Affiliates, if applicable), or the Acquired Companies; (C) the modification of any course of conduct regarding future operations of, or any other restrictions on, the activities of Parent, Merger Sub (or their respective Affiliates, if applicable), or the Acquired Companies; or (ii) otherwise accept any limitations, requirements or conditions imposed, recommended or requested by the FTC or the DOJ that would have a material adverse effect on Parent and its Subsidiaries, taken as a whole. Subject to the terms of this Agreement, Parent shall be entitled to direct the defense of the Merger in any investigation or litigation by, or negotiations with, any Governmental Authority or other Person relating to the Merger or regulatory filings under applicable Antitrust Laws; provided, however, that Parent shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such investigation, litigation or negotiation, as applicable.

(c) Cooperation. In furtherance and not in limitation of Section 6.3(a) and Section 6.3(b), the Company will (and will cause its Subsidiaries to), and Parent and Merger Sub will (and will cause their respective Affiliates to), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Law; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with the Representatives of the other Party without approval of the Party providing the non-public information. Each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis. All requests for access or information pursuant to this Section 6.3 must be directed to the Company’s Chief Executive Officer or another person designated in writing by the Company.

6.4 Proxy Statement and Other Required SEC Filings.

(a) Preparation. Promptly after the execution of this Agreement (but in no event later than 30 Business Days after the execution of this Agreement), the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.4 and unless there has been a Company Board Recommendation Change, the Company will (i) include the Company Board Recommendation in the Proxy Statement; and (ii) use appropriate efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly following the (A) confirmation by the SEC that it has no further comments or (B) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders.

(b) Mutual Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either received from the SEC. Until the Requisite Stockholder Approval is obtained, if any information relating to the Company, Parent or Merger Sub or any of their respective directors or officers is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include on the date of filing with the SEC, the date of mailing to the Company Stockholders, or at the time of the Company Stockholder Meeting, any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information will promptly notify the other Parties. The Company and Parent will cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the holders of shares of Company Common Stock as of the record date established for the Company Stockholder Meeting.

(c) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.

(d) No Amendments to Proxy Statement. Except in connection with a Company Board Recommendation Change or thereafter, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

(e) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with assistance and cooperation from Parent and Merger Sub as reasonably requested by the Company) will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Except in connection with a Company Board Recommendation Change or thereafter, or in connection with a disclosure with respect to an Acquisition Proposal in accordance with

Section 5.4, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel.

(f) Other Required Parent Filings. If Parent or Merger Sub determines that it is required to file any document with the SEC as a result of the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub (with assistance and cooperation from the Company as reasonably requested by Parent) will use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub may file any Other Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give good faith consideration to all reasonable additions, deletions or changes suggested by the Company or its counsel.

(g) Accuracy; Supplied Information.

(i) By the Company. On the date of filing with the SEC, the date of mailing to the Company Stockholders (if applicable) of the Proxy Statement or any Other Required Company Filing, and at the time of the Company Stockholder Meeting (as applicable), neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation or covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing (or any statements based on such information). The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any Other Required Parent Filings will not, at the time that such Proxy Statement or Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii) By Parent. On the date of filing with the SEC, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation or covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing (or any statements based on such information). The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.5 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of, among other things, (i) seeking the Requisite Stockholder Approval; and (ii) to the extent applicable, in accordance with Regulation 14A under the Exchange Act, seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. Unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change, the Company will (A) submit this Agreement for adoption by the Company Stockholders at the Company Stockholder Meeting; and (B) use appropriate efforts to solicit (or cause to be solicited) from the Company Stockholders proxies in favor of the matters to be considered at the Company Stockholder Meeting. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than (x) matters of procedure and matters required by applicable Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement and (y) in accordance with Regulation 14A under the Exchange Act seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will be permitted to postpone or adjourn the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (ii) if, after consultation with Parent, the Company believes in good faith that such postponement or adjournment is reasonably necessary to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (iii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC; or (iv) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment of the Company Stockholder Meeting is necessary in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise (including with respect to a Company Board Recommendation Change). Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned (A) by more than 10 days at a time; or (B) with respect to Section 6.5(b)(i), by more than 30 days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled or most recently convened. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

6.6 Anti-Takeover Laws. Neither Parent nor the Company will take any action that would cause any restrictions on business combinations set forth in any “takeover” Law to become applicable to this Agreement or the Merger. Each of Parent, the Company and the Company Board will (a) take all reasonable actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Merger; and (b) if any “anti-takeover” Law is or becomes applicable to the Merger, take all reasonable actions within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger.

6.7 Information Access During the Pre-Closing Period. As necessary during the Pre-Closing Period, the Company will, and will cause its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records, and personnel of the Company and its Subsidiaries for purposes that are, in good faith, directly and actually related to, and explicitly necessary for, the consummation of the Merger. Notwithstanding the prior sentence, the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) such access would violate, or cause a default pursuant to, or give a third Person the right to terminate or accelerate rights pursuant to, a

Contract to which the Company or any of its Subsidiaries is a party or is otherwise bound; (d) such access would result in the disclosure of any Trade Secrets or commercially sensitive information of any third Person; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.7 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.7 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, health and safety measures, and insurance requirements, and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase I or Phase II environmental assessments. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its covenants set forth in this Section 6.7 by electronic means if physical access is not reasonably feasible or would not be permitted under applicable public health or similar Laws or measures. All requests for access or information pursuant to this Section 6.7 must be directed to the Company’s Chief Executive Officer or another person designated in writing by the Company.

6.8 Section 16(b) Exemption. Prior to the Effective Time, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Acquired Companies pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and each present and former director, officer or employee of the Company or any of its Subsidiaries and any other Person that is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or its Subsidiaries, together with such person’s heirs, executors or administrators (and any person who has such role prior to the Effective Time) (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.9(b), whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights of any Indemnified Persons thereunder except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of Section 6.9(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law and, as applicable, pursuant to any indemnification agreements with the Company or any of its Subsidiaries in effect as of the Effective Time, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to, in whole or in part, (i) the fact that an Indemnified Person is or was a director, officer or employee of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or its Subsidiaries; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates or otherwise at the request of the Company or any of its Subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); or (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), including any Legal Proceeding relating in whole or in part to the enforcement of this Section 6.9 or any other indemnification or advancement right of any Indemnified Person. In addition, from the Effective Time until six years from the Effective Time, Parent will, and will cause the Surviving Corporation to, advance any expenses as incurred (including fees and expenses of legal counsel) of any Indemnified Person with respect to any Legal Proceeding of the type described in the foregoing sentence (including in connection with enforcing this Section 6.9) to the fullest extent permitted by applicable Law. Notwithstanding the foregoing, if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.9(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. Notwithstanding anything to the contrary in this Agreement, Parent, the Surviving Corporation and their respective Affiliates will cooperate with the applicable Indemnified Person in the defense of any such matter and none of Parent, the Surviving Corporation or any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding (and no Indemnified Person will be liable to Parent, the Surviving Corporation or their respective Affiliates for any settlement effected without his or her prior express written consent). Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are at least equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.9(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300 percent of the amount paid by the Company for coverage for its last full fiscal year (such 300 percent amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 6.9(c), the Company may purchase a prepaid “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the premium for the Tail Policy does not exceed 300 percent of the amount paid by the Company for coverage for its last full fiscal year. If the Company purchases the Tail Policy prior to the Effective Time, then the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.

(d) Successors and Assigns. Proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9 if Parent, the Surviving Corporation or any of their respective successors or assigns either (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person.

(e) No Impairment; Third-Party Beneficiary Rights. The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and his or her heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or the Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of (i) the Indemnified Persons and (ii) other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy are intended to be third-party beneficiaries of this Section 6.9, with full rights of enforcement. The rights of the Indemnified Persons (and other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy) pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law.

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.9 are joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.10 Employee Matters.

(a) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing but subject to Section 6.10(c), nothing will prohibit the Surviving Corporation from amending or terminating any such Company Benefit Plans or compensation or severance arrangements in accordance with their terms (subject, in each case, to Section 6.10(b)) or if otherwise required pursuant to applicable Law.

(b) Employment; Benefits. For the one year period immediately following the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Company Benefit Plans and any other employee benefit plans or other compensation (excluding any Excluded Compensation and Benefits) of the Surviving Corporation or any of its Subsidiaries (the “Company Plans”) on terms and conditions that are no less favorable in the aggregate than those in effect at the Company or its Subsidiaries on the date of this Agreement; (ii) provide compensation and benefits (excluding any Excluded Compensation and Benefits but including severance only to the extent the terms of such severance benefits are pursuant to a Company Benefit Plan that is in effect as of the date hereof of and is set forth in Section 6.10(b) of the Company Disclosure Letter) to each Continuing Employee that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (excluding any Excluded Compensation and Benefits) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”); or (iii) provide some combination of Company

Plans and Comparable Plans such that each Continuing Employee receives compensation and benefits (excluding any Excluded Compensation and Benefits) that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (excluding any Excluded Compensation and Benefits) provided to such Continuing Employee immediately prior to the Effective Time. In each case, base compensation and target cash incentive compensation opportunity will not be decreased for a period of one year following the Effective Time for any Continuing Employee employed during that period. For a period of one year following the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide to Continuing Employees severance benefits that are no less favorable than those provided by the Acquired Companies as of the date of this Agreement as disclosed in Section 6.10(b) of the Company Disclosure Letter. For purposes of this Section 6.10, “Excluded Compensation and Benefits” shall mean any equity or equity-based compensation, defined benefit, deferred compensation, retiree health or welfare, long-term incentive, change in control, retention or other similar compensation or benefits.

(c) New Plans. At or after the Effective Time, Parent will undertake commercially reasonable efforts to, or will undertake commercially reasonable efforts to cause the Surviving Corporation or any other Subsidiary of Parent to, cause to be granted to the Continuing Employees credit for all service with the Acquired Companies prior to the Effective Time and with Parent, the Surviving Corporation, and any of their Subsidiaries on or after the Effective Time, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by Parent and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any Continuing Employee, Parent will undertake commercially reasonable efforts to, or will undertake commercially reasonable efforts to cause the Surviving Corporation or any Subsidiaries of Parent to, cause all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and Parent will undertake commercially reasonable efforts to, or will undertake commercially reasonable efforts to cause the Surviving Corporation or any Subsidiaries of Parent to, cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) Parent will undertake commercially reasonable efforts to, or will undertake commercially reasonable efforts to cause the Surviving Corporation or any Subsidiaries of Parent to credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, will not be subject to accrual limits or other forfeiture and will not limit future accruals.

(d) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.10 nor any provisions of this Agreement relating to Company Benefit Plans will be deemed to (i) guarantee employment in Parent or any Affiliate of Parent; (ii) interfere with or restrict in any way the rights of Parent, which rights are hereby expressly reserved, to terminate any Continuing Employee for any reason; (iii) subject to the limitations and requirements specifically set forth in this Section 6.10, require Parent, the Surviving Corporation or any of their respective Subsidiaries to maintain or continue any Company Plan or prevent the amendment, modification, suspension or termination thereof after the Effective Time;

(iv) create any third-party beneficiary rights in any Person; or (v) be treated as an amendment of, or undertaking to amend, suspend or terminate any Company Benefit Plan.

6.11 Covenants of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective covenants pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.12 Notification of Certain Matters.

(a) Notification by the Company. During the Pre-Closing Period, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company that is set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.

(b) Notification by Parent. During the Pre-Closing Period, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub that is set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.

(c) Impact of Non-Compliance. Notwithstanding anything to the contrary in this Agreement, a breach of the covenants of the Company or its Subsidiaries under this Section 6.12 may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives as the basis for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Section 8.1(e).

6.13 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, the Company and its Representatives (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change or otherwise in connection with an Acquisition Proposal in accordance with Section 5.4), on the one hand, and Parent and Merger Sub and their respective Representatives, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Merger. Notwithstanding the foregoing, the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with prior communications of the Company or any communications plan previously agreed to by Parent and the Company (in which case such communications may be made consistent with such plan); (iii) related to an Acquisition

Proposal or Company Board Recommendation Change or, in each case, any action taken pursuant thereto; (iv) with respect to any dispute or Legal Proceeding among the Parties or their respective Affiliates, related to this Agreement or the Transaction Documents; or (v) consistent with previous public disclosures made by the Parties in compliance with this Section 6.13.

6.14 Transaction Litigation.

(a) Notice. During the Pre-Closing Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary in Section 9.2, the notice contemplated by the prior sentence will only be delivered to counsel to Parent and may be delivered by email. Notwithstanding anything to the contrary in this Agreement, a breach of the covenants of the Company under this Section 6.14(a) may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives as the basis for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Section 8.1(e).

(b) Cooperation. Unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change, the Company (i) will (A) give Parent the opportunity to participate in the defense, settlement or prosecution of (but not control) any Transaction Litigation; (B) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (C) consider in good faith Parent’s advice with respect to any Transaction Litigation; and (ii) may not compromise or settle, or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.14(b), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company and its counsel shall consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the consent set forth in Section 6.14(b)(ii).

6.15 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then each Party will use its reasonable best efforts to take such action.

6.17 Parent Vote at Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement and approving the Merger in accordance with the DGCL.

6.18 Conduct of Business by Parent and Merger Sub. During the Pre-Closing Period, unless the Company otherwise consents, Parent and Merger Sub will not, and will cause any of their Affiliates not to, acquire or agree to acquire by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner (including licensing), any business of any Person or other business organization or division thereof if such business competes in any line of business of the Company or its Subsidiaries and the entering into of a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to

(i) impose any delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv)  delay or prevent the consummation of the Merger.

6.19 Prohibition on Certain Discussions. Except as approved by the Company Board (or a committee thereof), at all times during the Pre-Closing Period, Parent will not, and will cause its Affiliates not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any director, officer, employee or equityholder of the Company (a) regarding any continuing employment or consulting relationship with Parent, the Surviving Corporation or any of their respective Affiliates following the Effective Time; or (b) pursuant to which any such Person would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained at the Company Stockholder Meeting.

(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents pursuant thereto will have been obtained.

(c) No Prohibitive Injunctions or Laws. No (i) temporary restraining order or preliminary or permanent injunction issued by any court of competent jurisdiction that prohibits or makes illegal the consummation of the Merger will be in effect, (ii) action will have been taken by any Governmental Authority of competent jurisdiction that prohibits or makes illegal the consummation of the Merger or (iii) Law of a competent jurisdiction will have been enacted that prohibits or makes illegal the consummation of the Merger (any such order, injunction, action or Law, a “Restraint”). It is agreed that the receipt by any Party of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 7.1(c) to be satisfied.

(d) CFIUS Approval. The CFIUS Approval shall have been obtained.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) In General. Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in Article III will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

(ii) Specified Representations and Warranties. The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), Section 3.4, Section 3.12(a) and Section 3.26 that (A) are not qualified by Company Material Adverse Effect or materiality will be true and correct in all material respects as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Company Material Adverse Effect or materiality will be true and correct (without disregarding such Company Material Adverse Effect or materiality qualifications) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date).

(iii) Capitalization. The representations and warranties set forth in Section 3.7(a)(ii) and the first sentence of Section 3.7(b) will be true and correct as of the Capitalization Date, except where the failure to be so true and correct would not reasonably be expected to result in the requirement of Parent to pay additional merger consideration in the aggregate in excess of $500,000 relative to the merger consideration that would have been payable had the representations and warranties set forth in Section 3.7(a)(ii) and the first sentence of Section 3.7(b) been true and correct as of the Capitalization Date.

(b) Performance of Covenants of the Company. The Company will have performed and complied with, in all material respects, all covenants in this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier time, in which case such representation and warranty will be true and correct as of such earlier time), except for such failures to be true and correct that would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

(b) Performance of Covenants of Parent and Merger Sub. Parent and Merger Sub will have performed and complied with, in all material respects, all covenants in this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by duly authorized officers of Parent and Merger Sub, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

7.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use the requisite efforts to cause the Closing to occur as required by this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as otherwise provided in this Agreement), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company if any Restraint has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to comply with the terms of Section 6.1, Section 6.2, Section 6.3 or Section 6.18, as applicable, or to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such Restraint;

(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m. Eastern time on January 10, 2025 (such time and date, as it may be extended pursuant to Section 9.10(b)(iii), the “Termination Date”), provided that (i) if as of the Termination Date (A) the condition set forth in Section 7.1(b) has not been satisfied, (B) the condition set forth in Section 7.1(c) has not been satisfied as a result of a Restraint related to CFIUS, the HSR Act or Antitrust Laws, or (C) the condition set forth in Section 7.1(d) has not been satisfied, then, in each case, the Termination Date shall automatically be extended (without any action required by any Party) to 11:59 p.m. on July 10, 2025; (ii) the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (I) Parent if the Company has the right to terminate this Agreement pursuant to Section 8.1(g); (II) either Parent or the Company if the other is pursuing a Legal Proceeding against it pursuant to Section 9.10(b); or (III) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (X) the failure of the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII to be satisfied prior to the Termination Date; or (Y) the failure of the Effective Time to have occurred prior to the Termination Date; and (iii) in the event of a Government Shutdown that occurs prior to the Termination Date, at a time when the conditions set forth in Section 7.1(b), Section 7.1(c) or Section 7.1(d) have not been satisfied, the Termination Date shall be automatically extended by one calendar day for each calendar day that such Government Shutdown lasts (such extension as a result of one or more Government Shutdowns not to exceed 180 days in the aggregate);

(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting;

(e) by Parent if the Company has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) if (i) such breach or failure to perform is incapable of being cured or (ii) if such breach or failure to perform is capable of being cured, such breach or failure to perform has not been cured prior to the date that is 40 days (or such shorter period of time as remains prior to the Termination Date) after the delivery by Parent to the Company of written notice of such breach or failure to perform, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, except Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if, at the time that such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of this Agreement;

(f) by Parent if, prior to receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will expire at 5:00 p.m. Eastern time on the 10th Business Day following the date on which such right to terminate first arose;

(g) by the Company if Parent or Merger Sub has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) (including, for the avoidance of doubt, the obligation to consummate the Closing in accordance with Section 2.3) if (i) such breach or failure to perform is incapable of being cured or (ii) if such breach or failure to perform is capable of being cured, such breach or failure to perform has not been cured prior to the date that is 40 days (or such shorter period of time as remains prior to the Termination Date) after the delivery by the Company to Parent of written notice of such breach or failure to perform, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, except the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if, at the time that such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of this Agreement; or

(h) by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.4(d)(ii) with respect to such Superior Proposal; and (iv) the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to Section 8.3(b)(iii).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon, in the case of Section 8.1(a), the mutual written agreement of Parent and the Company or, otherwise, the delivery of written notice by the terminating Party to the other Parties, as applicable. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Parties, as applicable, except, and subject in all respects to this Section 8.2, that Section 6.13, Article IX and this Article VIII will each survive the termination of this Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to Section 8.3, nothing in this Agreement will relieve any Party from any liability for any fraud or Willful Breach of this Agreement occurring prior to the termination of this Agreement. No termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. Notwithstanding the foregoing, (a) Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent, (b) Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees, (ii) sales, use, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with entering into this Agreement and the consummation of the Merger and (iii) all filing fees to be paid in connection with the approvals contemplated by Section 6.2 and Section 6.3.

(b) Company Payments.

(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), as applicable, an Acquisition Proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned prior to such termination; and (C) within one year of the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e) either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then the Company will, within two Business Days following the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time). For purposes of this Section 8.3(b)(i), all references to “20 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50.1 percent.”

(ii) Company Board Recommendation Change. If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must, within two Business Days following such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).

(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must, concurrently with such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).

(c) Parent Payments. In the event that (i) (A) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(c) and (B) at the time of any such termination, all of the conditions in Article VII have been satisfied or are capable of being satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), other than the conditions set forth in (x) Section 7.1(c) (solely to the extent that the Restraint giving rise to such termination right relates to CFIUS or the President of the United States) or (y) Section 7.1(d), (ii) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(b) (solely to the extent that the Restraint giving rise to such termination right relates to CFIUS or the President of the United States), or (iii) this Agreement is validly terminated by the Company pursuant to Section 8.1(g) based on a failure by Parent to perform its covenants or agreements under Section 6.2, then, in each case, Parent must, within two Business Days following such termination, pay or cause to be paid to the Company the Parent Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(c) (which Schedule may be updated by the Company from time to time).

(d) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or Parent Termination Fee, respectively, on more than one occasion, whether or not such fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The

Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee or the Parent Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.

(e) Payments; Default. The Parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amount due pursuant to Section 8.3(c) (any such amount due, a “Termination Payment”) and, in order to obtain such payment, the other Party commences a Legal Proceeding that results in a judgment against such Party for the Termination Payment or any portion thereof, then the Party that has failed to pay the Termination Payment will pay or cause to be paid to the other Party the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the other Party in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal or other authoritative source on the date that such payment or portion thereof was required to be made) through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”).

(f) Sole and Exclusive Remedy.

(i) If this Agreement is validly terminated pursuant to Section 8.1 in circumstances in which the Company Termination Fee is payable pursuant to Section 8.3(b), Parent’s receipt of the Company Termination Fee, any Enforcement Expenses and Parent’s right to specific performance pursuant to Section 9.10(b) will be the sole and exclusive remedies of the Parent Related Parties against the Company Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger. Notwithstanding anything in this Agreement to the contrary, upon payment of the Company Termination Fee (to the extent owed pursuant to Section 8.3(b)) and any Enforcement Expenses (to the extent owed pursuant to Section 8.3(e)), the Company Related Parties will not have any further liability or obligation to any of the Parent Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that the Parties or their respective Affiliates (or both) may be entitled to remedies with respect to the Confidentiality Agreement.

(ii) If this Agreement is validly terminated pursuant to Section 8.1 in circumstances in which the Parent Termination Fee is payable pursuant to Section 8.3(c), the Company’s receipt of the Parent Termination Fee, any Enforcement Expenses and the Company’s right to specific performance pursuant to Section 9.10(b) will be the sole and exclusive remedies of the Company Related Parties against the Parent Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger. Notwithstanding anything in this Agreement to the contrary, upon payment of the Parent Termination Fee (to the extent owed pursuant to Section 8.3(c)) and any Enforcement Expenses (to the extent owed pursuant to Section 8.3(e)), the Parent Related Parties will not have any further liability or obligation to any of the Company Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that the Parties or their respective Affiliates (or both) may be entitled to remedies with respect to the Confidentiality Agreement. For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the obligation of Parent and Merger Sub to consummate the Merger in accordance with Section 9.10(b) and the payment of the Parent Termination Fee under Section 8.3(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of such specific performance requiring Parent and Merger Sub to consummate the Merger and to pay the Parent Termination Fee (if entitled under Section 8.3(c)). In any circumstance where performance by Parent of its obligations under this Agreement would relieve Parent of its obligation to pay the Parent Termination Fee, the Company may, in its sole discretion (i) seek specific performance pursuant to Section 9.10(b); (ii) withdraw any claim for specific performance and require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under Section 8.3(b); or (iii) if the Company is unable for any reason to obtain specific performance, require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under Section 8.3(c).

(iii) In connection with the termination of this Agreement, in no event will Parent or any of the Parent Related Parties seek or obtain (or permit any of their Representatives or any other Person acting on their behalf to seek or obtain) any monetary recovery or award in excess of the Company Termination Fee (provided, that, in the circumstances in which the Company Termination Fee is payable in accordance with Section 8.3, Section 8.3(f)(i), and not this Section 8.3(f)(iii), will apply) against the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Termination Fee against the Company Related Parties for, or with respect to, this Agreement or the Merger, the Transaction Documents, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure. For the avoidance of doubt, (A) other than the obligations of the Company provided in this Agreement, no Company Related Party or any Person other than the Company will have any liability for monetary damages to any Parent Related Party or any other Person relating to or arising out of this Agreement or the Merger and (B) this Agreement, including this Section 8.3(f), is subject to Section 9.16.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices.

(a) Addresses for Notice. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email (except that notice given by email will not be effective unless either (A) a duplicate copy of such email notice is given by one of the other delivery methods described in this Section 9.2 reasonably promptly but otherwise without regard to the time periods specified in such other clauses or (B) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 9.2 (excluding “out of office” or other automated replies)). In each case, the intended recipient is set forth below.

if to Parent, Guarantor, Merger Sub or the Surviving Corporation to:

Renesas Electronics America Inc.,

c/o

Renesas Electronics Corporation

3-2-24, Toyosu, Koto-ku

Tokyo 135-0061, Japan

Email: [***]

Attention: General Counsel

with a copy (which will not constitute notice) to:

Goodwin Procter LLP

520 Broadway, Suite 500

Santa Monica, CA 90401

Attn:	Jon A. Olsen

Jean A. Lee

Email:	jolsen@goodwinlaw.com

jeanlee@goodwinlaw.com

if to the Company (prior to the Effective Time) to:

Transphorm, Inc.

75 Castilian Drive

Suite 100

Goleta, California 93117

Attn:	Primit Parikh
Email:	[***]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:	Erika Muhl

Douglas K. Schnell

Broderick Henry

Email:	EMuhl@wsgr.com

dschnell@wsgr.com

bhenry@wsgr.com

(b) Additional Procedures Related to Notices. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 9.2 as of the date of rejection, refusal or inability to deliver. Any notice received by the addressee on any Business Day after 9:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 9.2 through a notice given in accordance with this Section 9.2, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval.

9.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the covenants or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement (and, for purposes of this Section 9.4, Parent and Merger Sub will be deemed to constitute one Party). Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

9.5 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Parent may assign any and all of its rights under this Agreement to any of its Affiliates or in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent, it being understood that such assignment will not impede or delay the consummation of the Merger or impair in any manner the rights of the holders of Company Common Stock, Company RSUs, Company Options or Company Warrants pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement.

9.6 Confidentiality. Parent, Merger Sub and the Company acknowledge that Guarantor and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms; except that the Confidentiality Agreement will automatically terminate as of the Effective Time. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Acquired Companies furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger or pursuant to this Agreement (including any information obtained pursuant to Section 6.7) in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were the counterparty thereto. In addition, in the event of any termination of this Agreement pursuant to Article VIII, it is agreed that, notwithstanding anything to the contrary in the Confidentiality Agreement, any term of the confidentiality and non-use obligations under the Confidentiality Agreement will be deemed to be extended to two years following such termination.

9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreement, the Voting Agreement and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement (as modified pursuant to Section 9.6) will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the (i) Effective Time and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated.

9.8 Third-Party Beneficiaries. Except as set forth in Section 6.9 and this Section 9.8, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement, except (a) as set forth in or contemplated by Section 6.9 (with respect to which the Indemnified Persons are third-party beneficiaries with full rights of enforcement); (b) if a court of competent jurisdiction has declined to grant specific performance (notwithstanding such remedy being sought) and has instead granted an award of damages, then the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company

Common Stock and Company Equity Based-Awards (which Parent and Merger Sub acknowledge and agree may include damages based on a decrease in share value or lost premium to the extent recoverable under Delaware law); (c) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and Company Equity-Based Awards to receive the merger consideration set forth in Article II (with respect to which the holders of shares of Company Common Stock and Company Equity-Based Awards are third-party beneficiaries with full rights of enforcement); (d) as set forth in or contemplated by Section 8.3(f); and (f) as set forth in or contemplated by Section 9.16 (with respect to which the Related Parties are third-party beneficiaries with full rights of enforcement). The rights granted pursuant to clause (b) of the second sentence of this Section 9.8 will only be enforceable on behalf of the holders of shares of Company Common Stock and Company Equity-Based Awards by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock and Company Equity-Based Awards and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit.

9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.10 Remedies.

(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement and to cause Parent to consummate the Merger; (B) the provisions of Section 8.2 and Section 8.3, including the availability of monetary damages or the Company Termination Fee or Parent Termination Fee, as applicable, are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii) No Objections; Cooperation. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and

(B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties prior to the Termination Date.

(iii) Tolling of the Termination Date. Notwithstanding anything to the contrary in this Agreement, if any Party initiates a Legal Proceeding to prevent breaches (or threatened breaches) of this Agreement, to enforce specifically the terms of this Agreement, or both, then the Termination Date will be automatically extended by (A) the amount of time during which such Legal Proceeding is pending plus 20 Business Days; or (B) such other time period established by the court presiding over such Legal Proceeding.

9.11 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.

9.12 Consent to Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement or the Merger; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the Merger will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the Merger in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

9.14 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.

9.15 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.

9.16 Non-Recourse. Each Party agrees, on behalf of itself and its other applicable Related Parties, that all Legal Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any of the Transaction Documents or the Merger; (b) the negotiation, execution or performance of this Agreement or any of the Transaction Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the Transaction Documents); (c) any breach or violation of this Agreement or any of the Transaction Documents; or (d) any failure of the Merger to be consummated, in each case, may be made only (i) against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the Transaction Documents, Persons expressly identified as parties to such Transaction Documents; and (ii) in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, each Party agrees, on behalf of itself and its other applicable Related Parties, that no recourse under this Agreement or any of the Transaction Documents or in connection with the Merger will be sought or had against any other Person, including any other applicable Related Party, and no other Person, including any other Related Party, will have any liabilities or obligations (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d) in the prior sentence, it being acknowledged and agreed that no liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d), in each case, except for claims that the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.2(b), Section 8.3(f), Section 9.10(b) and this Section 9.16): (i) against any Person that is party to, and solely pursuant to the terms and conditions of, any Transaction Document; or (ii) against the Company, Parent, Merger Sub and Guarantor solely in accordance with, and pursuant to the terms and conditions of, this Agreement. For the avoidance of doubt, this Section 9.16 will not limit the Company’s or the Surviving Corporation’s rights pursuant to Section 9.17.

9.17 Guaranty.

(a) Guaranteed Obligations. To induce the Company to enter into this Agreement, Guarantor absolutely, unconditionally and irrevocably guarantees, as principal and not as surety, to the Company, the Surviving Corporation and their successors and assigns the due and punctual payment and performance of each of the covenants, obligations and agreements of Parent and Merger Sub, as applicable, under this Agreement (the “Guaranteed Obligations”). This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual discharge and performance of the Guaranteed Obligations. This guaranty is a guaranty of payment and performance and not of collection. Any breach or nonperformance of any of the Guaranteed Obligations shall also be deemed to be a default of Guarantor. So long as this Section 9.17 is in effect, Guarantor shall not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against the Company, the Surviving Corporation or their respective successors and assigns, or any express intended third-party beneficiary described in Section 9.8 of any of the Guaranteed Obligations, or any other guarantor of the Guaranteed Obligations or any security therefor.

(b) Performance by Guarantor. If and whenever Parent or Merger Sub defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, Guarantor shall, as soon as reasonably practicable following demand, unconditionally perform (or procure the performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits are conferred on the Company, the Surviving Corporation and their respective successors and assigns as such Person would have received if the Guaranteed Obligations had been duly performed and satisfied by Parent and Merger Sub.

(c) Representations of Guarantor. Guarantor represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) as follows.

(i) Guarantor (A) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation; and (B) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(ii) Guarantor has the requisite corporate power and authority to (A) execute and deliver this Section 9.17 and (B) perform its covenants under this Section 9.17. The execution and delivery of this Section 9.17 by Guarantor and the performance by Guarantor of its covenants under this Section 9.17 have each been duly authorized by all necessary action on the part of Guarantor. This Agreement has been duly executed and delivered by Guarantor and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

(d) No Other Representations by Guarantor. Except for the representations and warranties expressly set forth in this Section 9.17, neither Guarantor nor any other Person makes any other express or implied representation or warranty on behalf of Guarantor or any of its Affiliates (other than the representations and warranties of Parent and Merger Sub set forth in Article IV). Guarantor’s obligations under this Section 9.17 are expressly limited to Guaranteed Obligations and shall automatically expire upon the full discharge and performance of all Guaranteed Obligations and, thereafter, Guarantor shall no longer have any duties or obligations under this Agreement.

(e) Continuing Guaranty; Discharge. This guaranty is to be a continuing guaranty and accordingly is to remain in force until all of the Guaranteed Obligations have been performed or satisfied. This guaranty is in addition to and without prejudice to and not in substitution for any rights that the Company, the Surviving Corporation, their respective successors and assigns and any express intended third-party beneficiary described in Section 9.8 may now or in future have or hold for the performance and observance of the Guaranteed Obligations. The Guaranteed Obligations shall be discharged as a result of (i) indefeasible payment in full of the Guaranteed Obligations in accordance with the terms of this Agreement, or (ii) those defenses with respect to the Guaranteed Obligations that Parent or Merger Sub has under the specific terms of this Agreement.

(f) Acknowledgement by Guarantor. As a separate and independent stipulation, Guarantor acknowledges, confirms and agrees that any of the Guaranteed Obligations (including any monies payable) that is or becomes unenforceable against, or not capable of recovery from, Parent or Merger Sub by reason of any legal limitation, disability or incapacity on or of Parent or Merger Sub or any other fact or circumstances (other than any limitation imposed by this Agreement) will nevertheless be enforceable against and recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor were the sole or principal obligor in respect of that Guaranteed Obligation. Without limiting the generality of the foregoing, (i) Guarantor waives: (A) notice of acceptance of this guaranty, and of the creation or existence of any of the Guaranteed Obligations and of any action by the Company in reliance hereon or in connection herewith; (B) presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and (C) any requirement that suit be brought against, or any other action by the Company, the Surviving Corporation, their respective successors and assigns, and any third-party beneficiary be taken against, or any notice of default or other notice be given to, or any demand be made on, Parent, Merger Sub or any other Person, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations or as a condition to the enforcement of this Agreement or the Guaranteed Obligations against Guarantor; and (ii) the liability of Guarantor under this Agreement and the Guaranteed Obligations shall be irrevocable and enforceable irrespective of: (A) any change in the time, manner, terms, place of payment or in any other term of all or any of the Guaranteed Obligations, or any other document executed in connection therewith; (B) any release, amendment, waiver, or consent to departure from any other guaranty for all or any of the Guaranteed Obligations; (C) any failure, omission, delay, waiver, or refusal by the Company, the Surviving Corporation, their respective successors and assigns and any third-party beneficiary to exercise, in whole or in part, any right or remedy held by such Person with respect to the Guaranteed Obligations except to the extent such failure, omission, delay, waiver, or refusal would excuse performance or limit the liability of Parent or Merger Sub; (D) any change in the existence, structure or ownership of Guarantor, Parent or Merger Sub, or any insolvency, bankruptcy, reorganization, or other similar proceeding; or (E) any other circumstance that might otherwise constitute a defense available to, or discharge of, Guarantor not available to Parent or Merger Sub.

(g) No Liability of the Company. The Company will not owe any obligations or have any liability to Guarantor under or in connection with this Agreement. Guarantor irrevocably and unconditionally waives any claim or other remedy not available to Parent or Merger Sub that Guarantor may have against the Company and any third-party beneficiary in respect of any liability. Without prejudice to the generality of the foregoing, Guarantor accepts all of the exclusions, disclaimers and limitations of, and any acknowledgement of the Company or other provision that would have the effect of reducing, the liability of the Company and its Affiliates under or in connection with this Agreement as if Guarantor were Parent and Merger Sub.

(h) Guarantor-Related Parties. Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that (i) no recourse hereunder may be had against any Representative of Guarantor, other than Parent or Merger Sub, whether by or through attempted piercing of the corporate veil or otherwise, by the enforcement of any judgment or assessment or by any legal or equitable Legal Proceeding, by virtue of any Law, or otherwise, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative of Guarantor, other than Parent or Merger Sub, under this Section 9.17 or for any claim based on, in respect of or by reason of the Guaranteed Obligations. The Company acknowledges and agrees that Guarantor is agreeing to enter into this Section 9.17(h) in reliance on the provisions set forth in this Section 9.17(h) and that this Section 9.17(h) shall survive the termination of this Agreement.

(i) Applicable Provisions. Guarantor shall be deemed a “Party” for purposes of Section 9.3, Section 9.5, Section 9.9, Section 9.10, Section 9.11, Section 9.12 and Section 9.13.

[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.

RENESAS ELECTRONICS AMERICA INC.

By:	/s/ Sailesh Chittipeddi
Name: Sailesh Chittipeddi
Title: President

TRAVIS MERGER SUB, INC.

By:	/s/ Sailesh Chittipeddi
Name: Sailesh Chittipeddi
Title: President

RENESAS ELECTRONICS CORPORATION

By:	/s/ Shuhei Shinkai
Name: Shuhei Shinkai
Title: Senior Vice President and CFO

TRANSPHORM, INC.

By:	/s/ Primit Parikh
Name: Primit Parikh
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Amended and Restated Certificate of Incorporation

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TRANSPHORM, INC.

FIRST: The name of the corporation is Transphorm, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, DE 19808, New Castle County. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the “DGCL”).

FOURTH: The Corporation is authorized to issue one class of stock, to be designated “Common Stock” with a par value of $0.01 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is One Hundred (100).

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the “Board of Directors”). In addition to the powers and authority expressly conferred upon them by statute or by this Second Amended and Restated Certificate of Incorporation (the “Certificate”) or the Bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws.

SEVENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article SEVENTH.

EIGHTH:

Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2. Subject to any provisions in the Bylaws of the Corporation related to indemnification of directors of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

Section 3. The Corporation shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Section 4. Neither any amendment nor repeal of any Section of this Article EIGHTH, nor the adoption of any provision of this Certificate or the Bylaws of the Corporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ANNEX B

OPINION OF BOFA SECURITIES, INC.

January 10, 2024

The Board of Directors

Transphorm, Inc.

75 Castilian Drive

Goleta, California 93117

Members of the Board of Directors:

We understand that Transphorm, Inc., a Delaware corporation (“Transphorm”), proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among Transphorm, Renesas Electronics America Inc., a California corporation (“Buyer”), Travis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and Renesas Electronics Corporation, a Japanese corporation (solely for the purposes set forth in Section 9.17 of the Agreement), pursuant to which, among other things, Merger Sub will merge with and into Transphorm (the “Merger”) and each outstanding share of the common stock, par value $0.0001 per share, of Transphorm (“Transphorm Common Stock”) (other than Owned Company Shares and Dissenting Company Shares (each as defined in the Agreement)), will be converted into the right to receive $5.10 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Transphorm Common Stock (other than holders of Owned Company Shares and Dissenting Company Shares) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

1.	reviewed certain publicly available business and financial information relating to Transphorm;

2.

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Transphorm furnished to or discussed with us by the management of Transphorm, including certain financial forecasts relating to Transphorm prepared by the management of Transphorm (such forecasts, the “Transphorm Forecasts”);

3.	reviewed the estimated net operating loss tax attributes of Transphorm provided by the management of Transphorm with the management of Transphorm;

4.	discussed the past and current business, operations, financial condition and prospects of Transphorm with members of senior management of Transphorm;

5.	reviewed the trading history for Transphorm Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

6.	compared certain financial and stock market information of Transphorm with similar information of other companies we deemed relevant;

7.	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

8.

considered the fact that Transphorm publicly announced that it would explore its strategic alternatives and the results of our efforts on behalf of Transphorm to solicit, at the direction of Transphorm, indications of interest and definitive proposals from third parties with respect to a possible acquisition of all or a portion of Transphorm;

9.	reviewed a draft, dated January 10, 2024, of the Agreement (the “Draft Agreement”); and

10.	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Transphorm that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Transphorm Forecasts and the NOLs, we have been advised by Transphorm, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Transphorm as to the future financial performance of Transphorm. We have relied, at the direction of Transphorm, upon the assessments of the management of Transphorm as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting Transphorm and its business. We have also relied, at the direction of Transphorm, on the assessments of the management of Transphorm as to the ability to utilize the NOLs and have been advised by Transphorm, and have assumed, at the direction of Transphorm, that such NOLs will be utilized in the amounts and at the times projected. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Transphorm, nor have we made any physical inspection of the properties or assets of Transphorm. We have not evaluated the solvency or fair value of Transphorm or Buyer under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Transphorm and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We have assumed, at the direction of Transphorm, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Transphorm or the contemplated benefits of the Merger. We also have assumed, at the direction of Transphorm, that the final executed Agreement will not differ in any material respect from the Draft Agreement.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, the form or structure, or financial or other terms, aspects or implications of any voting or support agreements or any other arrangements, agreements or understandings entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Transphorm Common Stock (other than holders of Owned Company Shares and Dissenting Company Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise.

Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Transphorm or in which Transphorm might engage or as to the underlying business decision of Transphorm to proceed with or effect the Merger. We are also not expressing any view or opinion with respect to, and we have relied, at the direction of Transphorm, upon the assessment of representatives of Transphorm regarding legal, regulatory, accounting, tax and similar matters relating to Transphorm or the Merger, as to which matters we understand that Transphorm obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

We have acted as financial advisor to Transphorm in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Transphorm has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Transphorm and certain of its affiliates, KKR & Co. Inc., a significant stockholder of Transphorm, and certain of its affiliates and portfolio companies, and Buyer and certain of its affiliates.

We and our affiliates in the past have not provided material investment banking, commercial banking and other financial services to Transphorm, although we may provide such services in the future. We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to KKR and its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services. With respect to KKR and/or its affiliates and/or portfolio companies, we and our affiliates are acting or have acted as financial advisor in connection with the acquisition or sale of certain portfolio companies, and the acquisition or sale of the assets in connection with certain portfolio companies. In addition, we and our affiliates are currently acting or have acted as arranger and lender in connection with the acquisition or sale of certain portfolio companies of KKR and/or its affiliates or the assets thereof. We and our affiliates are acting or have acted as a bookrunner or manager in connection with sales of equity, debt and equity-linked securities by KKR and/or its affiliates and/or portfolio companies. We and our affiliates are currently acting or have acted in various capacities including lender, bookrunner and arranger in connection with certain credit facilities and lending arrangements, and we and our affiliates provide certain markets, trading and treasury services, in each case to KKR and/or its affiliates and/or portfolio companies.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Buyer and/or its affiliates and have received or in the future may receive compensation for the rendering of these services, including providing certain treasury, markets, liquidity and foreign exchange services, as well as commercial credit services such as acting as lender and providing letters of credit, and providing certain debt capital markets and advisory services.

It is understood that this letter is for the benefit and use of the Board of Directors of Transphorm (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Transphorm, Buyer or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Transphorm Common Stock (other than holders of Owned Company Shares and Dissenting Company Shares) is fair, from a financial point of view, to such holders.

Very truly yours,

BOFA SECURITIES, INC.

ANNEX C

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (as the same may be amended from time to time in accordance with its terms, this “Agreement”), dated as of January 10, 2024, is entered into by and between KKR Phorm Investors L.P. (the “Stockholder”), in such Person’s capacity as a stockholder of Transphorm, Inc., a Delaware corporation (the “Company”), and Renesas Electronics America Inc., a California corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Travis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Company has informed Parent and the Stockholder that the Company Board has, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and any other “takeover” Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the transactions contemplated hereby (the “203 Approval”);

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of (a) the number of shares of Company Common Stock set forth on Schedule A hereto under the heading “Subject Shares,” being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the date hereof and (b) any additional shares of Company Common Stock that the Stockholder may acquire record and/or beneficial ownership of after the date hereof (such shares of Company Common Stock, and in the case of clause (b) from and after the date of such acquisition only, the “Subject Shares”); and

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, Parent has requested that the Stockholder, and the Stockholder has agreed to, enter into this Agreement with respect to the Subject Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

VOTING AGREEMENT

Section 1.01 Voting Agreement.

(a) Beginning on the date hereof until the Expiration Date, the Stockholder hereby agrees, subject to the terms of this Agreement and the 203 Approval, to (i) vote or exercise its right to consent with respect to all Subject Shares that the Stockholder is entitled to vote at the time of any vote or action by written consent to adopt the Merger Agreement at any meeting of the Company Stockholders, and at any adjournment or postponement thereof, at which the Merger Agreement (or, subject to Section 1.01(d) and Section 5.04, any amended version thereof) is submitted for the consideration and vote of the Company Stockholders and (ii) vote in favor of the approval of any proposal to adjourn the meeting of the Company Stockholders to a later date or dates if there are not sufficient votes present for there to be a quorum or for the adoption of the Merger

Agreement on the date on which such meeting is held. Beginning on the date hereof until the Expiration Date, the Stockholder hereby agrees that it will not vote any Subject Shares in favor of, or consent to, and will vote the Subject Shares against and not consent to, the approval of any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, or (C) corporate action the consummation of which would reasonably be expected to interfere with, prevent or delay the consummation of the transactions contemplated by the Merger Agreement.

(b) Beginning on the date hereof until the Expiration Date, at every meeting of the Company Stockholders at which any of the matters described in Section 1.01(a) is to be considered (and at every adjournment or postponement thereof), the Stockholder shall appear (in person, including virtually, or by proxy) at such meeting or otherwise cause each Subject Share to be counted as present for purposes of establishing a quorum.

(c) Beginning on the date hereof until the Expiration Date, the Stockholder shall execute and deliver (or cause the holders of record of the Subject Shares to execute and deliver), as promptly as reasonably practicable following receipt, any proxy card or voting instructions it receives that are sent by the Company to its stockholders soliciting proxies with respect to any matter described in Section 1.01(a), which shall be voted in the manner described in Section 1.01(a).

(d) Notwithstanding anything in this Agreement to the contrary, (i) the Stockholder shall not be required to vote (or cause to be voted) any of the Subject Shares to amend the Merger Agreement (including any schedule or exhibit thereto) in a manner that (A) (1) delays the payment of the Per Share Price or (2) imposes any additional restrictions or conditions on the payment of the Per Share Price, (B) imposes any additional conditions on the consummation of the Merger, (C) reduces the amount of or alters the kind of consideration to be paid to the holders of Company Common Stock in connection with the Merger, (D) impedes or delays the consummation of the Merger, or (E) from and after the adoption of the Merger Agreement by the holders of Company Common Stock, requires further approval of the Company Stockholders under the General Corporation Law of the State of Delaware (the “ DGCL”) and (ii) the Stockholder shall remain free to vote (or execute proxies with respect to) the Subject Shares with respect to any matter not covered by Section 1.01(a) in any manner the Stockholder deems appropriate.

(e) Proxies. Other than (i) for the purposes of voting the Subject Shares consistent with this Agreement, (ii) the granting of proxies to vote Subject Shares to an Affiliate of the Stockholder constituting a Permitted Transfer (as defined below), and (iii) the granting of proxies to vote Subject Shares with respect to the election of directors, ratification of the appointment of the Company’s auditors at the Company’s annual meeting or special meeting of stockholders, and other routine matters at the Company’s annual meeting or any special meeting, in either case, to the extent such matters are not inconsistent with the obligations contemplated by this Agreement, the Stockholder shall not, directly or indirectly, grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to the voting of any of the Subject Shares.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE

STOCKHOLDER

The Stockholder represents and warrants to Parent that:

Section 2.01 Corporate Authorization; Binding Agreement. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby are within the organizational powers of the Stockholder and have been duly authorized by all necessary action on the part of the Stockholder. This Agreement constitutes a legal valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. Other than as provided in the Merger Agreement and except for any filings by the Stockholder with the U.S. Securities and Exchange Commission (the “SEC”), the execution, delivery and performance by the Stockholder of this Agreement does not require any action by or in respect of, or any notice, report or other filing by the Stockholder with or to, or any consent, registration, approval, permit or authorization from, any Governmental Authority, other than any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder.

Section 2.02 Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the performance of its obligations contemplated hereby do not and will not (a) violate the certificate of formation or limited partnership agreement of the Stockholder, (b) violate any Law applicable to the Stockholder, (c) require any consent, payment, notice to, or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Stockholder is entitled under any provision of any agreement or other instrument binding on the Stockholder, or (d) result in the creation or imposition of any lien on any asset of the Stockholder, except, with respect to clauses (b), (c) and (d), as would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder.

Section 2.03 Ownership of Shares. The Stockholder is the beneficial owner of, and has sole voting control over, the Subject Shares, free and clear of any liens or restrictions on the right to vote or otherwise dispose of the Subject Shares. The Stockholder has, and will have at all times during the term of this Agreement, the right to vote and direct the vote of, and to dispose of and direct the disposition of, the Subject Shares, and there are no Contracts obligating the Stockholder to Transfer (as defined below), or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. Except for this Agreement, none of the Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney that is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

Section 2.04 Total Shares. As of the date hereof, except for the Subject Shares and other Company Securities set forth on Schedule A hereto, the Stockholder does not beneficially own any Company Securities.

Section 2.05 No Other Representations. The Stockholder acknowledges and agrees that other than the representations expressly set forth in this Agreement, Parent has not made, and is not making, any representations or warranties to the Stockholder with respect to Parent, the Merger Agreement or any other matter. The Stockholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

Section 2.06 Absence of Litigation. The Stockholder represents that there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting (a) the Stockholder or any of the Subject Shares or (b) any of the Stockholder’s controlled Affiliates or any of their respective properties or assets, in each case before (or, in the case of threatened Legal Proceedings, that would be before) or by any Governmental Authority or arbitrator that would in either case reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise materially and adversely impact the Stockholder’s ability to perform its obligations hereunder or on a timely basis; provided that the Stockholder makes no representations or warranties regarding any Legal Proceeding involving the Company or relating to the Merger Agreement.

Section 2.07 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder in the Stockholder’s capacity as such.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Stockholder as follows:

Section 3.01 Corporation Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

Section 3.02 No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, the Stockholder has not made, and is not making, any representations or warranties to Parent with respect to the Stockholder, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE 4

COVENANTS OF THE STOCKHOLDER

The Stockholder hereby agrees that:

Section 4.01 No Proxies for or Encumbrances on Subject Shares.

(a) Except as otherwise provided by this Agreement or as contemplated by the Merger Agreement, the Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (a) grant any proxies, powers of attorney or any other authorizations or consents, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares, (b) sell, assign, transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer or other disposition of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by operation of law or otherwise, including pursuant to any derivative transaction), any Subject Shares (or any beneficial ownership therein or portion thereof) during the term of this Agreement or consent to any of the foregoing, or (c) otherwise permit any lien or encumbrance to be created on any of the Subject Shares, except for such liens or encumbrances as would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder (each of (a), (b) and (c), a “Transfer”); provided that nothing herein shall prohibit a Transfer of Subject Shares to an Affiliate of the Stockholder (a “Permitted Transfer”); provided further, that, any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to assume all of the obligations of the Stockholder under, and be bound by the terms of, this Agreement, by executing and delivering a joinder agreement in form and substance reasonably satisfactory to Parent and the Company. Any Transfer in violation of this Section 4.01 shall be null and void ab initio. The Stockholder hereby agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person to which legal or beneficial ownership shall pass, whether by operation of law or otherwise including its successors or permitted assigns, and if any involuntary Transfer of any of the Subject Shares shall occur (including a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold the Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement as the Stockholder for all purposes hereunder. The Stockholder authorizes the Company to impose stop orders to prevent the Transfer of any of the Subject Shares in violation of this Agreement. For the avoidance of doubt, any direct or indirect transfer of equity or other interests in the Stockholder by its equityholders will not constitute a Transfer.

(b) In the event that the Stockholder intends to undertake a Permitted Transfer during the term of this Agreement of any Subject Shares, the Stockholder shall provide prior notice thereof to the Company and Parent, and Parent shall authorize the Company to, or authorize the Company to instruct its transfer agent to, (i) lift any stop order in respect of the Subject Shares to be so Transferred in order to effect such Permitted Transfer only upon receipt of written certification by Parent and the Company that the written joinder agreement entered into by the transferee agreeing to be bound by this Agreement pursuant to Section 4.01(a) is reasonably satisfactory to Parent and the Company and (ii) re-enter any stop order in respect of the Subject Shares to be so Transferred upon completion of the Permitted Transfer.

Section 4.02 Directors. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a designee of the Stockholder who is a director of the Company from acting in such capacity or fulfilling the obligations of such office (including, for the avoidance of doubt, exercising his or her fiduciary duties), including by voting, in his or her capacity as a director of the Company, in such designee’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a Company Stockholder), including with respect to Section 5.4 of the Merger Agreement. In this regard, any such designee of the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s designee’s capacity as a director of the Company. The representations, warranties and covenants made herein by the Stockholder are made solely with respect to the Stockholder and the Subject Shares. This Agreement shall not limit, affect or prohibit, or be construed to limit, affect or prohibit, any actions taken, or required or permitted to be taken, by any Representative of the Stockholder or any of its Affiliates in any other capacity (other than as a Company Stockholder), including, if applicable, as a director of the Company or any of its Subsidiaries, and any actions taken whatsoever, or failure to take any actions whatsoever, by any of the foregoing persons in such capacity as a director of the Company or any of its Subsidiaries shall not be deemed to constitute a breach of this Agreement.

Section 4.03 Appraisal Rights. The Stockholder hereby irrevocable waives and agrees not to exercise any rights (including under Section 262 of the DGCL) it may have to demand appraisal, dissent or any similar or related matter with respect to any Subject Shares that may arise with respect to the Merger. Notwithstanding the foregoing, (a) nothing in this Section 4.03 shall constitute, or be deemed to constitute, a waiver or release by the Stockholder of any claim or cause of action against Parent to the extent arising out of a breach of this Agreement by Parent and (b) the waiver contained in this Section 4.03 shall be of no force or effect in the event this Agreement is terminated.

Section 4.04 Actions. The Stockholder hereby agrees not to commence or pursue any Legal Proceeding or claim, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors or members thereof or officers, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated thereby, including any such claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided that the foregoing shall not limit any actions taken by the Stockholder in response to any claims commenced against the Stockholder or its Representatives; provided further that this Section 4.04 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement by Parent or any of its Affiliates.

Section 4.05 Adverse Actions. The Stockholder hereby agrees that the Stockholder shall not, at any time prior to the Expiration Date enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

Section 4.06 Adjustments. In the event of any stock split, stock dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, then the terms of this Agreement shall apply to the Company Securities received in respect of the Subject Shares by the Stockholder immediately following the effectiveness of the events described in this Section 4.06, as though they were Subject Shares hereunder.

Section 4.07 Disclosure.

(a) The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Subject Shares, the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by applicable Law (including stock exchange rules), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in each case, to the extent required by applicable Law (including stock exchange rules). The Stockholder acknowledges that Parent, Merger Sub and the Company may file this Agreement or a form hereof with the SEC or any other Governmental Authority. Prior to making any disclosure or filing pursuant to this Section 4.07(a), Parent, Merger Sub and the Company shall provide the Stockholder with a reasonable amount of time to review and comment on any such disclosure or filing and will consider in good faith any reasonable comments made by the Stockholder with respect thereto.

(b) The Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent and the Company (not to be unreasonably withheld, conditioned or delayed), except (x) as may be required by applicable Law (including stock exchange rules, including an amendment to its Schedule 13D relating to the Company) or that is required by any Governmental Authority or under any subpoena, civil investigative demand or other similar process by a court having jurisdiction over the Stockholder or any of its Affiliates or (y) ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers, directors, officers, employees, investors, investment committees and similar bodies and auditors of the Stockholder or any Affiliate of the Stockholder or any such other Person, in each case, who are subject to customary confidentiality restrictions.

Section 4.08 No Solicitation. Subject in all cases to Section 4.02, the Stockholder agrees that it will not knowingly, and will not direct or instruct any investment banker, attorney or other advisor or other Representative to act on the Company’s or the Stockholder’s behalf to, take any action of a type described in clauses (i)-(vi) of Section 5.4(a) of the Merger Agreement to the extent that the Company, its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.4 of the Merger Agreement. Notwithstanding the foregoing, none of the provisions of this Section 4.08 will in any way limit the activities of Kohlberg Kravis Roberts & Co. L.P. or any Affiliate of KKR that is not the Stockholder (including any portfolio company or other operating company in which any Affiliate of, or any investment vehicle sponsored by, KKR or its Affiliates, including the Stockholder, has a direct or indirect investment), unless the Stockholder affirmatively directs or instructs any such Person to take any such prohibited actions on the Stockholder’s behalf.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Other Definitional and Interpretative Provisions.

The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to

Schedules are to Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” means a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Further, prior drafts of this Agreement or the Merger Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or the Merger Agreement will not be used as an aide of construction or otherwise constitute evidence of the intent of the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of any such prior drafts.

Section 5.02 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 5.03 Notices. All notices, requests and other communications to any party hereunder must be in writing and will be deemed properly delivered, given and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is given by one of the other delivery methods described in this Section 5.03 reasonably promptly but otherwise without regard to the time periods specified in such other clauses or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 5.03 (excluding “out of office” or other automated replies)). All notices, requests and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other such other address or email address as such party may hereafter specify for the purpose by notice in accordance with this Section 5.03 to the other parties hereto):

if to Parent, to:

Renesas Electronics America Inc., c/o Renesas Electronics Corporation 3-2-24, Toyosu, Koto-ku Tokyo 135-0061, Japan
Attn:	General Counsel
Email:	[***]

with a copy (which will not constitute notice) to:

Goodwin Procter LLP 520 Broadway, Suite 500
Santa Monica, CA 90401
Attn:	Jon A. Olsen
Jean A. Lee
Email:	jolsen@goodwinlaw.com jeanlee@goodwinlaw.com

if to the Stockholder, to:

KKR Phorm Investors L.P. 30 Hudson Yards, Suite 7500
New York, NY 10001
Attn:	[***]
Email:	[***]

with a copy (which will not constitute notice) to:

Jones Day 250 Vesey Street
New York, NY 10281
Attn: Andrew M. Levine; Julia V.S. Feldman
Email: amlevine@jonesday.com; jfeldman@jonesday.com

Section 5.04 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which either Parent or the Company provides notice to the other of termination of the Merger Agreement in accordance with its terms (or, if earlier, the date on which the Merger Agreement is otherwise terminated), (iii) the mutual termination of this Agreement by written agreement of each party to this Agreement, (iv) the effectiveness of an amendment to the Merger Agreement of the type described in clauses (A)(2), (B) and (C) of Section 1.01(d)(i), and (v) the occurrence of any Company Board Recommendation Change (any such date under clauses (i) through (v) being referred to herein as the “Expiration Date”). Notwithstanding the foregoing, the provisions set forth in this Article V shall survive the termination of this Agreement.

Section 5.05 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

Section 5.07 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the applicable of the Laws of another jurisdiction.

Section 5.08 Jurisdiction. Each party hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets as may be permitted by applicable Law, but nothing in this Section 5.08 will affect the right of any party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court, (d) agrees that any Legal Proceeding arising in connection with this Agreement will be brought, tried and determined only in the Chosen Courts, (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 5.09 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

Section 5.10 Counterparts; Effectiveness. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.12 Specific Performance. Subject to Section 5.13, the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and that money damages, even if available, would not be an adequate remedy, and that the parties shall be entitled (without proof of actual damages and without being required to prove that money damages are an inadequate remedy) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 5.08, in addition to any other remedy to which they may be entitled at law or in equity. Subject to Section 5.13, the parties acknowledge and agree that the Company shall have the right, as an express third party beneficiary to this Agreement, to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement by the parties hereto. The parties further agree to (a) waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity and (b) not assert that a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason.

Section 5.13 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate or any of the foregoing (each, a “Non- Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages for breach of this Agreement from, any Non-Recourse Party.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RENESAS ELECTRONICS AMERICA INC.

By:	/s/ Sailesh Chittipeddi
Name: Sailesh Chittipeddi
Title: President

KKR PHORM INVESTORS L.P.

By: KKR Phorm Investors GP LLC, its general partner

By:	/s/ David Welsh
Name: David Welsh
Title: Vice President

[Signature Page to Voting and Support Agreement]

Exhibit A

Subject Shares

24,411,968 shares of Company Common Stock

Other Company Securities

Company Warrants with respect to 312,500 shares of Company Common Stock

TRANSPHORM, INC. 75 CASTILIAN DRIVE GOLETA, CA 93117 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TGAN2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V30293-S83739 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TRANSPHORM,INC. For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated January 10, 2024, by and among Renesas Electronics America Inc., Travis Merger Sub, Inc., Renesas Electronics Corporation and Transphorm, Inc. (the “merger agreement”). 2. To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy card, when properly executed, will be voted as directed herein. If no direction is made, this proxy card will be voted “FOR” Proposals 1 and 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The merger proxy is available at www.proxyvote.com. V30294-S83739 Transphorm, Inc. Special Meeting of Stockholders April 9, 2024, at 10:00 a.m., Pacific Daylight Time This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Primit Parikh and Cameron McAulay, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Transphorm, Inc. (“Transphorm”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on April 9, 2024, at 10:00 a.m., Pacific Daylight Time, at www.virtualshareholdermeeting.com/TGAN2024SM (together with any adjournment, postponement or other delay thereof, the “Special Meeting”). THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. Continued and to be signed on reverse side